FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-21

Free Writing Prospectus

Collateral Term Sheet

$744,811,779

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2017-C42

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Barclays Bank PLC

Starwood Mortgage Funding II LLC

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C42

December 1, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Loan Information

A.       Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2017-C42	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
One Ally Center	SMF II	A-1	$70,000,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$32,000,000	Starwood Mortgage Funding III LLC	No
16 Court Street	Barclays	A-1	$66,600,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$44,400,000	CCUBS 2017-C1	No
Logan Town Center	RMF	A-1	$55,000,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$22,000,000	UBS 2017-C6(2)	No
One Century Place	Barclays	A-1	$44,000,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$22,300,000	WFCM 2017-C41	No
Moffett Towers II – Building 2	Barclays	A-1	$43,000,000	Barclays Bank PLC	Yes(4)	Wells Fargo Bank, National Association(4)	LNR Partners, LLC(4)
		A-2	$40,750,000	Barclays Bank PLC	No
		A-3	$40,000,000	WFCM 2017-C42	No
		A-4	$41,250,000	Morgan Stanley Bank, N.A.	No
Bass Pro & Cabela’s Portfolio	WFB	A-1(A-CP)	$37,500,000	GSMS 2017-GS8	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-1(A-NCP)	$10,000,000	GSMS 2017-GS8	No
		A-1-2	$30,460,000	Goldman Sachs Mortgage Company	No
		A-2(A)	$7,500,000	WFCM 2017-C42	No
		A-2(B)(1)	$27,470,000	WFCM 2017-C42	No
		A-2(B)(2)	$23,500,000	BANK 2017-BNK9(3)	No
		A-3(A-CP)	$20,000,000	UBS 2017-C5	No
		A-3(B-CP)	$24,750,000	CCUBS 2017-C1	No
		A-3(C-CP)	$6,220,000	UBS 2017-C6(2)	No
		A-3(D-NCP)	$2,500,000	UBS 2017-C6(2)	No
		A-3(E-NCP)	$2,500,000	UBS 2017-C6(2)	No
		A-3(F-NCP)	$2,500,000	UBS 2017-C6(2)	No
150 West Jefferson	SMF II	A-1	$35,000,000	Starwood Mortgage Funding III LLC	Yes(4)	Wells Fargo Bank, National Association(4)	LNR Partners, LLC(4)
		A-2	$32,500,000	WFCM 2017-C42	No
Courtyard Los Angeles Sherman Oaks	WFB	A-1	$28,000,000	WFB	Yes(4)	Wells Fargo Bank, National Association(4)	LNR Partners, LLC(4)
		A-2	$27,000,000	WFCM 2017-C42	No
Lakeside Shopping Center	Barclays	A-1	$59,000,000	CGCMT 2017-B1	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$58,000,000	WFCM 2017-C39	No
		A-3-1	$33,000,000	CGCMT 2017-P8	No
		A-3-2	$25,000,000	WFCM 2017-C42	No
Laguna Cliffs Marriott	WFB	A-1	$85,000,000	BANK 2017-BNK9(3)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	WFCM 2017-C42	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Loan Information

One Cleveland Center	RMF	A-1	$39,000,000	UBS 2017-C6(2)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$18,000,000	WFCM 2017-C42	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The UBS 2017-C6 transaction is expected to close on December 13, 2017.

(3)	The BANK 2017-BNK9 transaction is expected to close on December 20, 2017.

(4)	The related whole loan is expected to initially be serviced under the WFCM 2017-C42 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2017-C42 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Loan Information

B.       Large Loan Summaries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

ONE ALLY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

ONE ALLY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

ONE ALLY CENTER

DETROIT
Downtown
Midtown
Eastern Market
Greektown
Bricktown
Corktown
West Side Industrial
Detroit Financial District
Lafayette Park
Brewery Park
Comerica Park
Ford Field
Grand Circus Park
Campus Martius Park
Hunt Plaza
MGM Grand Detroit
Cobo Center
Joe Louis Arena
GM Renaissance Center
Detroit River
UNITED STATES
CANADA
WINDSOR
DETROIT WINDSOR TUNNEL
Detroit Metro-Wayne County Airport 20 miles
One Ally Center
500 Woodward Avenue
Detroit, MI 48226

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

No. 1 – One Ally Center

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$70,000,000			Location:	Detroit, MI
% of Initial Pool Balance:	9.4%			Size:	976,095 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$104.50
Borrower:	500 Webward LLC			Year Built/Renovated:	1992/NAP
Borrower Sponsor:	Bedrock Real Estate Services			Title Vesting:	Leasehold
Mortgage Rate:	4.516%			Property Manager:	Self-managed
Note Date:	November 20, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	December 6, 2027			2nd Most Recent Occupancy:	79.5% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.3% (10/18/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection(2):	L(24),D(92),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(5):	$7,207,373 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI(5):	$10,088,481 (TTM 9/30/2017)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$30,714,612
				U/W Expenses:	$17,866,862
				U/W NOI(5):	$12,847,750
Escrows and Reserves(3):				U/W NCF:	$11,371,879
				U/W NOI DSCR(1):	2.75x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.43x
Taxes	$500,000	$347,042	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$332,498	$26,499	NAP	U/W NCF Debt Yield(1):	11.1%
Replacement Reserves	$0	$16,325	$500,000	As-Is Appraised Value:	$185,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 17, 2017
Deferred Maintenance	$752,123	$0	NAP	Cut-off Date LTV Ratio(1):	55.1%
Ground Rent Reserve	$214,630	$214,630	NAP	LTV Ratio at Maturity or ARD(1):	55.1%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Ally Center Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the One Ally Center Mortgage Loan is permitted at any time after the earlier to occur of (i) November 20, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C42 securitization trust closing date in December 2017.

(3)	See “Escrows” section.

(4)	Full year NOI prior to 2016 and historical occupancy prior to December 31, 2015 is unavailable due to the Borrower sponsor acquiring the property in March 2015.

(5)	Ally Financial Inc. (“Ally”) executed a lease in 2015 for 316,997 square feet and approximately $7.1 million in underwritten base rent. Ally began taking occupancy in April 2016 and took full occupancy by October 2016. Ally’s free rent period ended July 2017.

The Mortgage Loan. The mortgage loan (the “One Ally Center Mortgage Loan”) is part of a whole loan (the “One Ally Center Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the leasehold interest in a 976,095 square-foot office building located in Detroit, Michigan (the “One Ally Center Property”). The One Ally Center Whole Loan was originated on November 20, 2017 by Starwood Mortgage Capital LLC. The One Ally Center Whole Loan had an original principal balance of $102,000,000, has an outstanding principal balance as of the Cut-off Date of $102,000,000 and accrues interest at an interest rate of 4.516% per annum. The One Ally Center Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through its term. The One Ally Center Whole Loan has a maturity date on December 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents the controlling interest in the One Ally Center Whole Loan. The non-controlling Note A-2, had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000, is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to one or more future securitizations. The mortgage loan seller provides no assurances that any non-securitized notes will not be split further. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

ONE ALLY CENTER

“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the preliminary prospectus. The following table presents a summary of the promissory notes comprising the One Ally Center Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2017-C42	Yes
A-2	$32,000,000	Starwood Mortgage Funding III LLC	No
Total	$102,000,000

Following the lockout period, the One Ally Center Borrower (as defined below) has the right to defease the One Ally Center Whole Loan in whole, but not in part. In addition, the One Ally Center Whole Loan is prepayable without penalty on or after September 6, 2027. The lockout period will expire on the earlier of (i) two years after the closing date of the last note to be securitized and (ii) November 20, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$102,000,000	99.3%	Loan payoff	$98,405,549	95.8%
Borrower sponsor equity contribution	740,401	0.7	Closing costs	2,535,601	2.5
			Reserves	1,799,251	1.8

Total Sources	$102,740,401	100.0%	Total Uses	$102,740,401	100.0%

The Property. The One Ally Center Property consists of a 976,095 square-foot, Class A office building and an adjacent seven-level parking garage (the “One Ally Center Parking Garage”) located in Detroit, Michigan. The One Ally Center Property is located along Woodward Avenue in Detroit. Serving as the main thoroughfare between the central business district (“CBD”) and midtown Detroit, Woodward Avenue has direct access to the regional highway network and featuring a new streetcar line known as the QLine which opened in early 2017 and stops directly in front of the One Ally Center Property. Constructed in 1992, the One Ally Center Property sits on an approximately 2.9-acre site within the heart of the Detroit CBD. The One Ally Center Property includes an adjacent seven-level parking garage (2,070 spaces, 2.12 per 1000 square feet), 24-hour manned security and tenant amenities including two restaurants, a 10,078 square-foot Pulse fitness center and proximity to the Detroit People Mover. The One Ally Center Property struggled during the early 2000’s recession and was foreclosed on in 2007 by iStar Financial, Inc., which retained the fee simple interest in the One Ally Center Property. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

As of October 18, 2017, the One Ally Center Property was 94.3% leased to 20 tenants across a variety of industries, including Ally (32.5% NRA), Clark Hill PLC (7.9% NRA), Dickinson Wright PLLC (7.7% NRA), the Internal Revenue Service (7.2% NRA), PricewaterhouseCoopers LLP (7.2% NRA), McCann-Erickson USA, Inc. (5.1% NRA) and Foley & Lardner LLP (4.1% NRA).

Ally (formerly known as General Motors Acceptance Corporation) is a bank holding company founded by General Motors Corporation in 1919. The company provides financial services including auto financing, corporate financing, insurance, mortgages, stock brokerage, and online banking. Ally has been headquartered in Detroit since the company’s inception and is currently headquartered at the One Ally Center Property. Ally has consolidated approximately 1,500 employees in Southeast Michigan into the One Ally Center Property from five locations around greater Detroit, including Renaissance Center, Southfield Town Center, the Galleria Officentre in Southfield, the Auburn Hills Corporate Center and Troy Technology Park. Ally had an original lease commencement date in April 2016.

Clark Hill PLC (“Clark Hill”) is a legal firm which employs over 450 attorneys and professionals across 17 offices in Arizona, Delaware, Illinois, Michigan, New Jersey, Pennsylvania, Washington, DC, and West Virginia, among other states, and in Ireland, making it the second largest Michigan-based law firm according to a business publication. The firm’s practice areas include administrative and behavioral healthcare law, corporate restructuring and bankruptcy, estate planning and probate, government and public affairs, insurance and reinsurance, municipal finance, litigation, white collar criminal defense, economic development services, commercial and real estate finance transactions, product liability, intellectual property, and appellate. Clark Hill is headquartered at the One Ally Center Property.

Dickinson Wright PLLC (“Dickinson Wright”) is a general practice business law firm with over 425 attorneys among more than 40 practice areas and 19 industry groups and was founded in Detroit in 1878. The firm’s headquarters have been located at the One Ally Center Property since 1992. The firm has 18 offices, including six in Michigan, 11 other domestic offices, and one office in Canada.

PricewaterhouseCoopers LLP (“PWC”) is a multinational professional services firm headquartered in London, United Kingdom. PWC’s professional services include audit and assurance, tax and consulting that covers such areas as cybersecurity and privacy and human resources. The One Ally Center Property serves as PWC’s regional office for all clients in Michigan and northwest Ohio and is home to more than 700 consultants. PWC relocated from a building downtown to the One Ally Center Property in 2012.

The Internal Revenue Service’s (“IRS”) office at the One Ally Center is the largest of six offices with public-facing services that the IRS maintains in Michigan, and the only public-facing Taxpayer Assistance Center in the Detroit metropolitan area. The IRS’ improvements to its premises at the One Ally Center Property included significant structural work to support large volume document storage as well as extensive access control and security systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

ONE ALLY CENTER

The following table presents certain information relating to the tenancy at the One Ally Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Ally	BB+/Ba3/BB+	316,997	32.5%	$22.50	$7,132,433	39.1%	12/31/2028(3)
Clark Hill	NR/NR/NR	76,869	7.9%	$12.91	$992,355	5.4%	12/31/2029(4)
Dickinson Wright	NR/NR/NR	75,177	7.7%	$17.00	$1,278,009	7.0%	9/7/2022(5)
PWC	NR/NR/NR	70,184	7.2%	$22.00	$1,544,048	8.5%	10/31/2023(6)
IRS	AAA/Aaa/AA+u	69,920	7.2%	$15.31	$1,070,705	5.9%	4/30/2021(7)
Total Major Tenants		609,147	62.4%	$19.73	$12,017,550	65.9%

Non-Major Tenants		311,265	31.9%	$19.95	$6,210,595	34.1%

Occupied Collateral Total		920,412	94.3%	$19.80	$18,228,145	100.0%

Vacant Space		55,683	5.7%

Collateral Total		976,095	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease through the maturity of the One Ally Center Whole Loan, totaling approximately $430,310.

(3)	Ally has three, five-year lease renewal options.

(4)	Clark Hill has two, five-year lease renewal options. Clark Hill has a one-time right to terminate its lease effective January 2025 by providing 12 months’ notice and payment of unamortized leasing costs. Additionally, Clark Hill has a one-time right to contract by 25,480 square feet effective January 2025 with six months’ notice and payment of unamortized leasing costs.

(5)	Dickinson Wright has one, ten-year lease renewal option.

(6)	PWC has two, five-year lease renewal options. PWC has a one-time right to terminate its lease effective December 2019 with ten months’ notice and payment of a termination fee equal to three months’ rent and unamortized leasing costs. Additionally, PWC has an ongoing right to contract by up to 25% of its leased space until January 2021 with nine months’ notice and payment of unamortized leasing costs.

(7)	The IRS has an ongoing right to terminate its lease with three months’ notice and no termination fee.

The following table presents certain information relating to the lease rollover schedule at the One Ally Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	7,901	0.8%	7,901	0.8%	$150,119	0.8%	$19.00
2017	0	0	0.0%	7,901	0.8%	$0	0.0%	$0.00
2018	1	12,702	1.3%	20,603	2.1%	$270,644	1.5%	$21.31
2019	1	8,547	0.9%	29,150	3.0%	$190,171	1.0%	$22.25
2020	2	48,902	5.0%	78,052	8.0%	$1,028,155	5.6%	$21.02
2021	5	171,505	17.6%	249,557	25.6%	$3,042,821	16.7%	$17.74
2022	4	92,447	9.5%	342,004	35.0%	$1,708,999	9.4%	$18.49
2023	1	70,184	7.2%	412,188	42.2%	$1,544,048	8.5%	$22.00
2024	1	39,560	4.1%	451,748	46.3%	$483,475	2.7%	$12.22
2025	0	0	0.0%	451,748	46.3%	$0	0.0%	$0.00
2026	1	49,730	5.1%	501,478	51.4%	$1,192,924	6.5%	$23.99
2027	0	0	0.0%	501,478	51.4%	$0	0.0%	$0.00
Thereafter	3	418,934	42.9%	920,412	94.3%	$8,616,789	47.3%	$20.57
Vacant	0	55,683	5.7%	976,095	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	976,095	100.0%			$18,228,145	100.0%	$19.80

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

ONE ALLY CENTER

The following table presents historical occupancy percentages at the One Ally Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(2)	12/31/2016(2)	10/18/2017(3)
NAV	NAV	79.5%	96.6%	94.3%

(1)	Historical occupancy prior to December 31, 2015 is unavailable due to the Borrower sponsor acquiring the property in March 2015.

(2)	Information obtained from the One Ally Center Borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Ally Center Property:

Cash Flow Analysis(1)

	2016		TTM 9/30/2017		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,402,810		$13,725,555		$18,228,145	(2)	59.3%	$18.67
Grossed Up Vacant Space	0		0		973,492		3.2	1.00
Total Reimbursables	4,431,513		4,528,196		3,781,943		12.3	3.87
Tenant Bill Backs	881,728		1,329,664		1,329,664		4.3	1.36
Parking Income	7,730,698		8,529,329		7,753,829		25.2	7.94
Other Income	93,720		78,181		78,181		0.3	0.08
Less Vacancy & Credit Loss	0		0		(1,430,641	)(3)	(4.7)	(1.47)
Effective Gross Income	$24,540,469		$28,190,925		$30,714,612		100.0%	$31.47

Total Operating Expenses	$17,333,096		$18,102,444		$17,866,862		58.2%	$18.30

Net Operating Income	$7,207,373		$10,088,481		$12,847,750		41.8%	$13.16
TI/LC	0		0		1,279,976		4.2	1.31
Capital Expenditures	0		0		195,895		0.6	0.20
Net Cash Flow	$7,207,373		$10,088,481		$11,371,879		37.0%	$11.65

NOI DSCR(4)	1.54	x	2.16	x	2.75	x
NCF DSCR(4)	1.54	x	2.16	x	2.43	x
NOI DY(4)	7.1%		9.9%		12.6%
NCF DY(4)	7.1%		9.9%		11.1%

(1)	Ally executed a lease for 316,997 square feet and approximately $7.1 million in base rent in 2015. Ally began taking occupancy in April 2016 and took full occupancy by September 2016. Ally’s free rent period ended June 2017.

(2)	U/W Base Rent includes contractual rent steps through June 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease through the maturity of the One Ally Center Whole Loan, totaling approximately $430,310.

(3)	The underwritten economic vacancy is 4.5%. The One Ally Center Property was 94.3% leased as of October 18, 2017.

(4)	Debt service coverage ratios and debt yields are based on the One Ally Center Whole Loan.

Appraisal. As of the appraisal valuation date of October 17, 2017 the One Ally Center Property had an “as-is” appraised value of $185,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 30, 2017, there was no evidence of any recognized environmental conditions at the One Ally Center Property.

Market Overview and Competition. The One Ally Center Property is located in the Detroit CBD submarket of the Detroit market. According to a market report, the Detroit CBD submarket had approximately 7.5 million square feet of Class A office inventory. According to the appraisal as of October 2017, the Detroit CBD submarket had average asking rents of $23.67 per square foot and a vacancy rate of 7.5%. According to the appraisal, the 2017 estimated population within a one-mile radius of the One Ally Center Property was 7,355, while the 2017 estimated median household income within the same radius was $34,866. Within the city of Detroit, the 2017 estimated population was 658,250, while the 2017 estimated median household income was $27,134.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

ONE ALLY CENTER

The following table presents certain information relating to comparable office leases for the One Ally Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Campus Martius Detroit, MI	2003	100%	0.2 miles	Microsoft	Dec. 2017 / 7.7 Yrs.	43,119	$25.75	MG
One Kennedy Square Detroit, MI	2006	100%	0.2 miles	Ernst & Young	Oct. 2016 / 10 Yrs.	37,277	$16.75	NNN
150 West Jefferson Detroit, MI	1989	93%	0.2 miles	Amazon	Jul. 2017 / 7.3 Yrs.	20,465	$25.50	MG
150 West Jefferson Detroit, MI	1989	93%	0.2 miles	Jams, Inc.	Jun. 2017 / 7.5 Yrs.	6,211	$25.00	MG

(1)	Information obtained from the appraisal and third party reports.

The Borrower. The One Ally Center Borrower for the One Ally Center Whole Loan is 500 Webward LLC (the “One Ally Center Borrower”), a recycled Michigan limited liability company and a special purpose entity with two independent directors. Legal counsel to the One Ally Center Borrower delivered a non-consolidation opinion in connection with the origination of the One Ally Center Whole Loan. Zup Ventures LLC is the guarantor of certain non-recourse carveouts under the One Ally Center Whole Loan. The loan documents require that, during any period commencing when a claim is made under any of the guaranties and ending once such claim has been fully resolved or paid, the guarantor maintain a net worth of at least $40,000,000 and liquid assets of at least $8,000,000.

The Borrower Sponsor. The borrower sponsor is Bedrock Real Estate Services (“Bedrock”). Bedrock and the One Ally Center Borrower are both ultimately owned by the Daniel B. Gilbert Trust UAD 12/23/96, as amended, a trust controlled by Mr. Daniel Gilbert and managed by an affiliate of Bedrock. Bedrock is the real estate investment company owned by Mr. Gilbert. Mr. Gilbert is the Chairman and founder of Quicken Loans, Inc. Detroit-based Bedrock is a real estate firm specializing in acquiring, developing, leasing, financing, and managing commercial and residential buildings. Since its founding in 2011, Bedrock and its affiliates have acquired and developed more than 100 properties in downtown Detroit and Cleveland totaling more than 16 million square feet. Bedrock’s current portfolio consists of more than 90 commercial properties totaling more than 15 million square feet throughout downtown Detroit.

Escrows. The One Ally Center Whole Loan documents provide for upfront escrows in the amount of $500,000 for real estate taxes, $332,498 for insurance premiums, $752,123 for deferred maintenance and $214,630 for a ground rent reserve. The loan documents also provide for ongoing monthly escrow deposits of $347,042 for real estate taxes, $26,499 for insurance premiums, $16,325 for replacement reserves (subject to a cap of $500,000) and $214,630 for ground rent.

If (i) an event of default occurs under the One Ally Center Whole Loan or (ii) the debt service coverage ratio at the One Ally Center Property falls below 2.00x calculated based on the trailing twelve months, the One Ally Center Borrower is required to make monthly deposits of $102,029 (approximately $1.25 per square foot annually) for TI/LCs. Upon the One Ally Center Property achieving a debt service coverage ratio of 2.00x or greater calculated based on the trailing twelve months for two consecutive calendar quarters, the ongoing TI/LC collections will be suspended and funds on deposit in the TI/LC reserve will be disbursed to the One Ally Center Borrower.

Lockbox and Cash Management. The One Ally Center Whole Loan is structured with a hard lockbox and upfront cash management. The One Ally Center Borrower was required at origination to deliver letters to all tenants at the One Ally Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the One Ally Center Borrower or manager are required to be deposited in the lockbox account within one business day following receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow required to be deposited to an excess cash reserve to be held as additional security during the existence of certain events for the One Ally Center Whole Loan.

Property Management. The One Ally Center Property is managed by Bedrock Management Services LLC, an affiliate of the One Ally Center Borrower.

Assumption. Commencing on November 20, 2018, the One Ally Center Borrower has the right to transfer the One Ally Center Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the One Ally Center Borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the One Ally Center companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

ONE ALLY CENTER

Future Expansion. During the term of the One Ally Center Mortgage Loan, the One Ally Center Borrower will be permitted to expand the One Ally Center Parking Garage by adding additional stories and/or building additional improvements on top of the One Ally Center Parking Garage structure, provided that the construction complies with the requirements contained in the One Ally Center Whole Loan documents. The One Ally Center Borrower will have the option to structure such expansion either (a) as part of the One Ally Center Mortgage Loan’s collateral, or (b) by converting the One Ally Center Property to condominium ownership with the One Ally Center Borrower’s condominium unit being comprised of the current One Ally Center Property and the One Ally Center Parking Garage structure and a second condominium unit being comprised of the air rights over the current One Ally Center Parking Garage structure in which an affiliate of the One Ally Center Borrower would construct the expansion, subject in either case to the compliance with the requirements contained in the One Ally Center Mortgage Loan documents. The construction of an office property under either structure is not permitted under the One Ally Center Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. The Borrower’s interest in the One Ally Center Property is pursuant to a ground lease with an affiliate of iStar Financial Inc. as the landlord. The ground lease commenced on March 31, 2015 and has an initial lease expiration of March 31, 2114 with two 30-year extension options at the lessee’s option, making the final expiration date March 31, 2174. The annual ground rent is currently $2.58 million and increases annually by 1.5%; however, at the end of each tenth lease year, the rent increases by the greater of (i) 1.5% over the prior year or (ii) the cumulative CPI increase over the prior ten-year period capped at 1.2x the rent paid at the beginning of the applicable 10-year period. The Borrower is required to make monthly deposits for ground rental payments.

Terrorism Insurance. The One Ally Center Borrower is required to obtain insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the One Ally Center Property and business interruption insurance of at least 18 months required under the One Ally Center Whole Loan documents; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or a subsequent statute, extension or reauthorization) is not in effect, the One Ally Borrower will not be required to pay annual premiums for terrorism insurance in excess of an amount equal to two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the One Ally Center Property on a stand-alone basis at the time that any terrorism coverage is excluded from any applicable policy (but the One Ally Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

16 COURT STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

16 COURT STREET

16 Court Street

Floor	Tenants
ROOF	Repeater Comm. Corp • 1,300 SF • 1/23
36	J Frankl Associates Inc., M Architecture P.C., and Charles Mallea Architects PLLC • 4,165 SF • 10/25
35	Hilros Corp. • 4,053 SF • 12/24
34	Brooklyn School of Languages LLC • 4,053 SF • 5/23
33	Jeanne Goodman, M.D. and Amit Mediratta, M.D. • 1,032 SF • 3/18; Flamhaft Levy Hirsch & Rendeiro LLP 2,746 SF • 3/18; Stephanie Samboy and Brad Lacroix 311 SF • 3/18
32	The City University of New York • 4,053 SF • 8/24
31	The City University of New York • 4,053 SF • 8/24
30	Everything Brooklyn Media LLC • 4,165 SF • 5/25
29	Suite 2901, LLC • 2,023 SF • 5/22; Curt Arnel • 2,092 SF • 12/22
28	Socrates Resources LLC • 4,053 SF • 4/24
27	Reproductive Specialists of New York LLP • 4,049 SF • 1/20
26	Friedman Khafif & Sanchez LLP • 4,330 SF • 4/24
25	C.A. Goldberg, PLLC 1,206 SF • 1/22; C.A. Goldberg, PLLC 706 SF • 1/22; Bluemark Holding Corp 1,413 SF • 3/19; Chesreitz, Inc. 1,910 SF • 3/19; Joseph Owen & Josephine Owen 1,350 SF • 7/18
24	Severance, Burko, Spuller & Mascone P.C. • 3,981 SF • 6/24; Ortega Psychology PLLC 734 SF • 6/25; Bridge Security Services, Inc. 1,111 SF • 6/25; Nesor Associates LLC 1,402 SF • 12/24
23	T.G. Nickel & Associates, LLC 1,551 SF • 12/18; Goldberg & Cohn, LLP 1,785 SF • 12/18; Irwin Kaplan 1,531 SF • 12/18; Lost Light Projects, Inc. 1,309 SF • 9/21; Mrs. Giles Whiting Foundation 1,023 SF • 1/22
22	William Rothberg, Esq. 4,371 SF • 12/21; Jack G. Court Street LLC • 2,854 SF • 12/21
21	Sheet Metal, Inc. • 4,214 SF • 12/21; Universal Genetics, LLC • 3,041 SF • 12/21
20	Ser Realty, LLC 2,179 SF • 12/19; Infa, Inc. 1,877 SF • 12/18; Eli Yeger, Esq. 755 SF • 1/19; Turf Company, Inc. 1,714 SF • 12/19; Samuel Gregory, Esq 808 SF • 3/22
19	Leopold, Gross & Sommers, P.C. 3,036 SF • 12/19; DalyGonzolez LLC 729 SF • 12/19; Fred Spiegel 445 SF • 12/19; Hudson Valley Bank, N.A. 2,397 SF • 4/18; Vacant 854 SF
18	Bonina and Bonina, P.C. • 7,912 SF • 12/21; LK Comstock & Company, Inc. • 3,422 SF • 8/21
17	The City University Of New York • 4,300 SF • 8/24; Rubenstein & Rynecki • 7,903 SF • 7/27
16	New York Department of Transportation • 10,000 SF • 12/17
15	Vacant • 5,738 SF; Deptartment Of Transportation • 6,198 SF • 12/17
14	Blumberg Court LLC • 12,420 SF • 4/23
12	Vacant PB • 2,618 SF; Maker's Row, Inc. • 3,146 SF • 6/21; Michael Van Valkenburgh Associates, Inc. • 6,855 SF • 3/24
11	Michael Van Valkenburgh Associates, Inc. • 12,216 LSF • 3/24
10	Building Office 1,957 SF; The City University Of New York 634 SF • 8/24; Diamond Reporting Services • 1,723 SF • 2/24; Congresswoman Nydia Velazquez 1,272 SF • 1/19; Julie Stoll Fernandez, Esq and Fern J. Finkel, Esq 952 SF • 12/22; Enright Court 1,142 SF • 12/21; Laser Eye Practice of Brooklyn, PLLC 2,657 SF • 8/22; Cuneo, Gilbert & LaDuca, LLP 893 SF • 9/19; Kings County Democratic County 1,306 SF • 8/22; Breather Prod 468 SF • 9/21
9	Diamond Reporting Services • 12,420 SF • 2/24
8	Elh Management • 6,854 SF • 6/24; Lasik Vision Institute • 5,566 SF • 11/23
7	Department Of City Planning • 6,105 SF; Breather Products US Inc. • 1,329 SF • 9/21; Red Vision Systems Inc. • 2,681 SF • 4/19
6	The City University Of New York • 6,698 SF • 8/24; NYC Department of Mental Health • 5,879 SF • 11/20
5	Vacant PB • 1,909 SF; Vacant PB • 3,060 SF; Vacant PB • 2,053 SF; Vacant PB • 2,405 SF; Vacant PB • 3,334 SF
4	The City University Of New York • 13,788 SF • 8/24
3	The City University Of New York • 13,436 SF • 8/24
2A	HF Management Services, LLC • 12,822 SF • 5/19
2	NYC Department of Mental Health • 13,681 SF • 11/20
Ground	Fedex Office and Print Services, Inc. 3,134 SF • 10/24; 16 Court Coffee and Bakery LLC 700 SF • 5/31; Roma Shoe Repair & Shoe Shine • 461 SF • 9/20; Duane Reade • 10,826 SF • 8/2026; Duane Reade 818 SF • 8/2026
Mezzanine	
Basement	Nesor Associates LLC • 227 SF • 12/2024; Vacant Storage • 294 SF; Building Use • 517 SF; Duane Reade • 8,323 SF • 2/2026
Sub Basement	Vacant • 771 SF; LK Comstock & Company, Inc. 3,422 SF • 8/2021; Roma Shoe Repair & Shoe Shine 116 SF • 9/2020; 16 Court Coffee and Bakery LLC 350 SF • 5/31

VACANT

Building

2017 – 2018

2019 – 2022

2023 – 2026

2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

16 COURT STREET

East River
Empire Fulton Ferry State Park
DUMBO
Brooklyn Bridge
Manhattan Bridge
John St.
Plymouth St.
Vinegar Hill
Water St.
Front St.
York St.
Public School 307
BROOKLYN NAVY YARD
Gold St.
Sands St.
Navy St.
Flushing Ave.
Trinity Park
Commodore Barry Park
McKinney Secondary School of Arts
Brooklyn-Queens Expwy
Public School 8
Middagh St.
NYC Office of Emergency Management
Cranberry St.
Orange St.
Pineapple St.
Clark St.
Henry St.
Cadman Plaza
HIGH ST/ BROOKLYN BR
YORK ST
CUNY Voorhees Hall
Brooklyn War Memorial
Brooklyn War Mem. Park
Freedom Academy HS
CUNY Midway Bldg.
Brooklyn Veterans Center
Brooklyn International HS
McLaughlin Park
CLARK ST
US District Court
BROOKLYN
Korean War Vet. Plaza
Tillary St.
Adams St.
Flatbush Ave. Extension
US Post Office
CUNY of Technology
George Westinghouse HS
11 MTC
Brooklyn Heights Library
Brooklyn Historical Society
Montague St.
Columbus Park
Kings County Family Court
Polytech Institute of NYU
9 MTC
15 MTC
Charles A. Dorsey School
Portland Ave.
Fort Greene
COURT ST
Brooklyn Heights
Borough Hall
NY Marriott at the Brooklyn Bridge
METROTECH CENTER
Downtown Brooklyn
Myrtle Ave.
Joralemon St.
16 Court Street
16 Court Street
Brooklyn, NY 11241
BOROUGH HALL
1 MTC
2 MTC
3 MTC
8 MTC
4 MTC
St. Francis College
Brooklyn Borough President
JAY ST/ BOROUGH HALL
The Brooklyner
Packer Collegiate Institute
LAWRENCE ST
Willoughby St.
St. Edwards St.
Fort Greene Park
Brooklyn Law School
Fulton Street Mall
City Point
Kumble Theater
Long Island University-Brooklyn Campus
NYC Dept. of Education
ASA College
HOYT ST/ FULTON MALL
NYC Board of Education
Brooklyn Hospital Ctr.
Fresenius Medical Care at Long Island College Hospital
NY Transit Museum
Kings Co. Civil Court
Empire State College
DEKALB AVE
Schwartz Athletic Center
Atlantic Ave.
NYC Transit Authority
Berkeley College
DeKalb Ave.
Kings County Criminal Court
Henry St.
Clinton St.
Court St.
Smith St.
10 MTC
Ashland Pl.
Saint Felix St.
Fort Greene Pl.
Brooklyn Tech HS
Cobble Hill
HOYT ST/ SCHERMERHORN ST
State St.
Schermerhorn St.
NEVINS ST
Fulton St.
Flatbush Ave
FULTON ST
Atlantic Ave.
Fort Masonic
Public School 261
Pacific St.
Public School 369
BAM Peter Jay Sharp Building
Dean St.
Fort Fireman
Roulette Intermedium
Hoyt St.
Bergen St.
Bond St.
Public School 38
Atlantic Terminal Mall
Atlantic Center
The Math and Science Exploratory School
ATLANTIC
Nevins St.
Baltic St.
ATLANTIC AVE/ BARCLAYS CTR
3rd Ave.
Boerum Hill
Barclays Center
Douglass St.
Saint Marks Pl.
Park Slope
Degraw St.
278
BRONX
MANHATTAN
NEW JERSEY
Secaucus
Union City
Hoboken
Port Washington
Great Neck
LaGuardia Airport
Astoria
Long Island City
Flushing
QUEENS
JERSEY CITY
NEW YORK CITY
Bedford-Stuyvesant
Kew Gardens
Jamaica
Queens Village
Elmont
Ozone Park
Brooklyn Heights
Park Slope
Belt Pkwy
Valley Stream
BROOKLYN
Upper New York Bay
Flatbush
Canarsie
Jamaica Bay
John F. Kennedy Intl. Airport
Woodmere
Bensonhurst
Sheepshead Bay
Lawrence
Far Rockaway
Belt Pkwy
Coney Island
Rockaway Beach
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

No. 2 – 16 Court Street

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$66,600,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$66,600,000			Location:	Brooklyn, NY
% of Initial Pool Balance:	8.9%			Size:	325,510 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$341.00
Borrower Name:	16 Court St Brooklyn Owner, LLC			Year Built/Renovated:	1928/2016
Borrower Sponsor:	CIM SMA I Investments, LLC			Title Vesting:	Fee
Mortgage Rate:	4.171%			Property Manager:	Self-Managed
Note Date:	October 10, 2017			4th Most Recent Occupancy (As of)(4):	87.2% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	94.7% (12/31/2014)
Maturity Date:	November 1, 2027			2nd Most Recent Occupancy (As of)(4):	95.5% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	95.2% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	92.7% (9/13/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(5):	$6,144,429 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(5):	$7,631,247 (12/31/2015)
Call Protection:	L(25),D(89),O(6)			2nd Most Recent NOI (As of)(5):	$8,052,969 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(5):	$8,434,282 (TTM 8/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine
				U/W Revenues:	$15,919,171
				U/W Expenses:	$6,484,958
				U/W NOI(5):	$9,434,213
Escrows and Reserves(3):				U/W NCF:	$8,586,140
				U/W NOI DSCR(1):	2.01x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.83x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.7%
Replacement Reserves	$0	$5,438	NAP	As-Is Appraised Value:	$175,000,000
TI/LC Reserve	$0	$27,190	NAP	As-Is Appraisal Valuation Date:	September 25, 2017
Sprinkler Work Reserve	$3,347,154	$0	NAP	Cut-off Date LTV Ratio(1):	63.4%
Free Rent Reserve	$485,028	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.4%
Outstanding TI/LC Reserve	$141,392	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 16 Court Street Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “16 Court Street Mortgage Loan”) is part of a whole loan (the “16 Court Street Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee interest in a 36-story, Class A office tower located on the corner of Montague Street and Court Street in the Brooklyn Heights neighborhood of Brooklyn, New York (the “16 Court Street Property”). The 16 Court Street Whole Loan was originated on October 10, 2017 by Barclays Bank PLC and Citi Real Estate Funding Inc. The 16 Court Street Whole Loan had an original principal balance of $111,000,000, has an outstanding principal balance as of the Cut-off Date of $111,000,000 and accrues interest at an interest rate of 4.171% per annum. The 16 Court Street Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the 16 Court Street Whole Loan. The 16 Court Street Whole Loan matures on November 1, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $66,600,000, has an outstanding principal balance as of the Cut-off Date of $66,600,000 and represents the controlling interest in the 16 Court Street Whole Loan. The non-controlling Note A-2, had an original principal balance of $44,400,000, has an outstanding principal balance as of the Cut-off Date of $44,400,000 and was contributed to the CCUBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents a summary of the promissory notes comprising the 16 Court Street Whole Loan:

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$66,600,000	WFCM 2017-C42	Yes
A-2	$44,400,000	CCUBS 2017-C1	No
Total	$111,000,000

Following the lockout period, the 16 Court Street Borrower (as defined below) has the right to defease the 16 Court Street Whole Loan in whole, but not in part. In addition, the 16 Court Street Whole Loan is prepayable without penalty on any business day after May 1, 2027. The lockout period will expire two years after the closing date of the WFCM 2017-C42 Trust.

Sources and Uses

Sources			Uses
Original whole loan amount	$111,000,000	62.1%	Purchase price	$171,000,000	95.7%
Borrower sponsors’ new cash contribution	67,686,414	37.9	Reserves	3,973,573	2.2
			Closing costs	3,712,841	2.1

Total Sources	$178,686,414	100.0%	Total Uses	$178,686,414	100.0%

The Property. The 16 Court Street Property is a 36-story, Class A office tower located in an area of downtown Brooklyn, New York that is known as the “Tech Triangle.” Constructed in 1928 and most recently renovated in 2016, the 16 Court Street Property totals 325,510 square feet and is comprised of 309,455 square feet of office space (95.1% of net rentable area) and 16,055 square feet of retail space (4.9% of net rentable area). According to the sponsor, since 2007, the 16 Court Street Property has had a total of $33.7 million (approximately $103.53 per square foot) in capital improvements. A $15.0 million renovation was completed in 2016, including a renovated lobby featuring a cafe and bike storage, renovated elevators cabs and building corridors. Additionally, renovations at the 16 Court Street Property include the installation of fiber optics, a key feature for technology, advertising, media and information tenants. With 36 stories, the 16 Court Street Property is one of the tallest commercial towers in Brooklyn with floor plates ranging from approximately 13,500 square feet on the lower floors to approximately 4,000 square feet on the top four floors. The typical ceiling heights range from approximately 10 to 14 feet.

The 16 Court Street Property is leased to 65 tenants in a variety of industries occupying 85 spaces. The largest tenants include The City University of New York (11.8% of U/W base rent), NYC Department of Mental Health (6.3% of U/W base rent) and Michael Van Valkenburgh Associates, Inc. (5.6% U/W base rent). The City University of New York (“CUNY”) (rated AA/Aa2/AA by Fitch/Moody’s/S&P) occupies 47,162 square feet of office space at the 16 Court Street Property, with a lease that expires on August 31, 2024 and has been a tenant at the 16 Court Street Property since 2010. CUNY provides accessible education for more than 274,357 degree seeking students and 260,000 adults and continuing education students at 24 campuses across New York City. NYC Department of Mental Health (rated AA/Aa2/AA by Fitch/Moody’s/S&P) occupies 19,560 SF at the 16 Court Street Property, with a lease that expires on November 30, 2020 and has been a tenant at the 16 Court Street Property since 1994. The NYC Department of Mental Health is one of the largest public health agencies in the world, serving eight million New Yorkers with an annual budget of $1.6 billion and more than 6,000 employees throughout the five boroughs. Michael Van Valkenburgh Associates, Inc. occupies 19,071 square feet at the 16 Court Street Property, with a lease that expires on March 31, 2024 and has been a tenant at the 16 Court Street Property since 2008. Michael Van Valkenburgh Associates, Inc., founded in 1982, is a landscape architecture firm with over 80 staff members and is headquartered at the 16 Court Street Property. The 16 Court Street Property was 92.7% occupied as of September 13, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the 16 Court Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
The City University of New York	AA/Aa2/AA	47,162	14.5%	$35.06	$1,653,500	11.8%	8/31/2024(3)
NYC Department of Mental Health	AA/Aa2/AA	19,560	6.0%	$45.00	$880,200	6.3%	11/30/2020
Michael Van Valkenburgh Associates, Inc.	NR/NR/NR	19,071	5.9%	$41.21	$785,924	5.6%	3/31/2024(4)
New York Department of Transportation	AA/Aa2/AA	16,198	5.0%	$38.82	$628,806	4.5%	12/10/2017(5)
Diamond Reporting Services	NR/NR/NR	14,143	4.3%	$33.95	$480,155	3.4%	2/29/2024(6)
HF Management Services, LLC	NR/NR/NR	12,822	3.9%	$59.74	$765,986	5.5%	5/31/2019
Blumberg Court LLC(7)	NR/NR/NR	12,420	3.8%	$55.09	$684,191	4.9%	4/30/2023
Duane Reade	BBB/Baa2/BBB	11,644	3.6%	$76.91	$895,516	6.4%	2/28/2026(8)
Rubenstein & Rynecki(9)	NR/NR/NR	7,903	2.4%	$52.27	$413,129	3.0%	7/31/2027(9)
FedEx Office and Print Services, Inc.(10)	NR/Baa2/BBB	3,134	1.0%	$230.06	$721,016	5.2%	10/31/2024
Total Major Tenants		164,057	50.4%	$48.21	$7,908,424	56.6%

Non-Major Tenants		137,777	42.3%	$43.93	$6,051,889	43.4%

Occupied Collateral Total		301,834	92.7%	$46.25	$13,960,314	100.0%

Vacant Space		23,676	7.3%

Collateral Total		325,510	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2018, totaling $720,158.

(3)	The City University of New York has one, five-year lease renewal option.

(4)	Michael Van Valkenburgh Associates, Inc. has one, five-year lease renewal option and an option to terminate its lease for suite 1212-1214 only (1,825 SF) on April 1, 2020 and April 1, 2022, with notice required to be given by June 1, 2019 and June 1, 2021, respectively, prior to such date and the payment of a termination fee.

(5)	According to the sponsor, New York Department of Transportation is currently in discussion of renewing their lease as well as expanding into additional space at the 16 Court Street Property.

(6)	Diamond Reporting Services has one, five-year lease renewal option and has the right to terminate its lease any time after September 30, 2018 with 365 days’ notice and the payment of a termination fee.

(7)	Blumberg Court LLC has four months of free rent in 2018, which was reserved for upfront.

(8)	Duane Reade has one, five-year lease renewal option.

(9)	Rubenstein & Rynecki has the right to terminate its lease any time after August 1, 2022 with 10 months’ notice and the payment of a termination fee. Rubenstein & Rynecki has rent abatement one month a year from 2018 through 2021,which was reserved for upfront.

(10)	FedEx Office and Print Services, Inc. has a rent abatement period of four months in 2017, the remaining rent abatement was reserved for upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 16 Court Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	1	8,579	2.6%	8,579	2.6%	$243,895	1.7%	$28.43
2017	1	16,198	5.0%	24,777	7.6%	$628,806	4.5%	$38.82
2018	9	14,580	4.5%	39,357	12.1%	$669,490	4.8%	$45.92
2019	12	29,849	9.2%	69,206	21.3%	$1,488,206	10.7%	$49.86
2020	3	24,186	7.4%	93,392	28.7%	$1,089,527	7.8%	$45.05
2021	10	33,298	10.2%	126,690	38.9%	$1,576,041	11.3%	$47.33
2022	8	12,623	3.9%	139,313	42.8%	$532,570	3.8%	$42.19
2023	4	23,339	7.2%	162,652	50.0%	$1,161,887	8.3%	$49.78
2024	10	108,410	33.3%	271,062	83.3%	$4,629,272	33.2%	$42.70
2025	4	10,175	3.1%	281,237	86.4%	$533,310	3.8%	$52.41
2026	1	11,644	3.6%	292,881	90.0%	$895,516	6.4%	$76.91
2027	1	7,903	2.4%	300,784	92.4%	$413,129	3.0%	$52.27
Thereafter	1	1,050	0.3%	301,834	92.7%	$98,664	0.7%	$93.97
Vacant	0	23,676	7.3%	325,510	100.0%	$0	0.0%	$0.00
Total/Weighted Average	65	325,510	100.0%			$13,960,314	100.0%	$46.25

(1)	Information obtained from the underwritten rent roll and includes rent steps through November 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Certain building office, elevator, cable and roof spaces were not considered for the purposes of the Lease Expiration Schedule.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 16 Court Street Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	9/13/2017(2)

87.2%	94.7%	95.5%	95.2%	92.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 16 Court Street Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,247,089	$11,503,819	$12,118,568	$12,530,658	$14,174,889(2)	89.0%	$43.55
Grossed Up Vacant Space	0	0	0	0	1,130,154	7.1	3.47
Total Reimbursables	1,158,008	1,222,544	1,239,467	1,191,394	1,721,529	10.8	5.29
Other Income(3)	287,885	335,342	263,091	161,682	22,753	0.1	0.07
Less Vacancy & Credit Loss	0	0	0	0	(1,130,154)	(7.1)	(3.47)
Effective Gross Income	$11,692,983	$13,061,704	$13,621,126	$13,883,734	15,919,171	100.0%	$48.91

Total Operating Expenses(4)	$5,548,554	$5,430,457	$5,568,157	$5,449,452	$6,484,958	40.7%	$19.92

Net Operating Income	$6,144,429	$7,631,247	$8,052,969	$8,434,282	$9,434,213	59.3%	$28.98
TI/LC	0	0	0	0	782,972	4.9	2.41
Capital Expenditures	0	0	0	0	65,102	0.4	0.20
Net Cash Flow	$6,144,429	$7,631,247	$8,052,969	$8,434,282	$8,586,140	53.9%	$26.38

NOI DSCR(5)	1.31x	1.63x	1.72x	1.80x	2.01x
NCF DSCR(5)	1.31x	1.63x	1.72x	1.80x	1.83x
NOI DY(5)	5.5%	6.9%	7.3%	7.6%	8.5%
NCF DY(5)	5.5%	6.9%	7.3%	7.6%	7.7%

(1)	The increase in Net Operating Income from TTM 8/31/2017 to U/W is primarily attributable to newly executed leases, lease renewals, straight-line rent for investment grade tenants and contractual rent steps through November 2018 and the exclusion of rent abatements from U/W Effective Gross Income as the 16 Court Street Borrower (as defined below) reserved $485,028 at origination for free rent.

(2)	Underwritten Base Rent is inclusive of contractual rent steps through November 2018 totaling $720,158, straight-line rent for investment grade tenants totaling $214,576 and signed but not occupied rent of $39,536 for C.A. Goldberg, PLLC who is expected to be in occupancy by December 1, 2017.

(3)	Other Income consists of storage rent, license rent, late fees and other miscellaneous income.

(4)	Total Operating Expenses is inclusive of real estate taxes which were underwritten to a 10-year average. The 16 Court Street Property has a 15-year industrial and commercial incentive plan that began in fiscal year 2010/11. The 15-year phase-in reflects 11 years of 100.0% abatement with real estate taxes phasing in 20.0% per year from years 12 through 15. The real estate taxes are projected to begin the phase-in starting in 2021-2022. Real estate taxes are based on the lower of the phased-in value or the market value.

(5)	Debt service coverage ratios and debt yields are based on the 16 Court Street Whole Loan.

Appraisal. As of the appraisal valuation date of September 25, 2017 the 16 Court Street Property had an “as-is” appraised value of $175,000,000. The appraiser also concluded to a hypothetical value of the lower and upper floor components (Floors 26-36) of the 16 Court Street Property, assuming they are independent condominium units with a value conclusion of $150,000,000 for the lower condominium unit and $30,000,000 for the upper condominium unit.

Environmental Matters. According to a Phase I environmental site assessment dated June 13, 2017, there was no evidence of any recognized environmental conditions at the 16 Court Street Property.

Market Overview and Competition. The 16 Court Street Property is located in Downtown Brooklyn, on the corner of Court Street and Montague Street. According to a third party report, the Downtown Brooklyn office submarket, which contains approximately 27 million square feet of net rentable area, has a vacancy rate of 12.5%. According to the appraisal, there are 19 Class A and Class B office buildings located in Downtown Brooklyn that compete directly with the 16 Court Street Property and have a total of approximately 9.3 million square feet of net rentable area and a vacancy rate of 3.8%. The 16 Court Street Property is one subway stop from Manhattan. The Borough Hall subway station and the Jay Street subway station provide transportation connectivity via the A, C, F, M, R, Q, G, N, 2, 3, 4 and 5 trains, which provide access to multiple Manhattan and outer neighborhoods. According to a third party report, the population within a one- and three-mile radius of the 16 Court Street Property is 114,486 and 1,049,392, respectively, and the median household income within a one- and three-mile radius of the 16 Court Street Property is $105,677 and $76,527, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable leases to the 16 Court Street Property:

Comparable Leases(1)

Property Name/Location	Year Built / Renovated	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Atlantic Terminal Brooklyn, NY	2003/N/A	A	14	399,700	Confidential	May 2017 / 10 Yrs	12,973	$53.17	Gross
1 Pierrepont Plaza Brooklyn, NY	1988/N/A	A	19	770,000	Law Department	Sept. 2017 / 10 Yrs	39,808	$47.50	Gross
					Federal Defender	May 2017 / 10 Yrs	17,273	$50.50	Gross
					FDNY-Pending	May 2017 / 15 Yrs	42,107	$49.00	Gross
					SSRC-Pending	May 2017 / 10 Yrs	27,241	$47.50	Gross
					Dime Savings Bank of Williamsburgh	May 2016 / 10 Yrs	40,481	$50.00	Gross
One Willoughby Street Brooklyn, NY	Proposed 2021	A	34	472,671	Confidential	May 2017 / 10 Yrs	38,612	$60.82	Gross
32 Court Street Brooklyn, NY	1908/N/A	B	22	115,586	Confidential	May 2017 / 12 Yrs	1,975	$50.00	Gross
185 Montague Street Brooklyn, NY	1929/N/A	B	12	55,000	Lindamood-Bell Learning	April 2017 / 10 Yrs	2,300	$50.00	Gross
41 Flatbush Avenue Brooklyn, NY	1920/2017	B	10	233,712	Confidential	March 2017 / 10 Yrs	26,970	$60.00	Gross

(1)	Information obtained from the appraisal. All listed properties are within 1.5 miles of the 16 Court Street Property.

The Borrower. The borrower for the 16 Court Street Whole Loan is 16 Court St Brooklyn Owner, LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “16 Court Street Borrower”). Legal counsel to the 16 Court Street Borrower delivered a non-consolidation opinion in connection with the origination of the 16 Court Street Whole Loan. CIM SMA I Investments, LLC is the guarantor of certain nonrecourse carveouts under the 16 Court Street Whole Loan. The nonrecourse carve-out guarantor will be required to maintain a minimum net worth, excluding its interest in the 16 Court Street Property, of $111,000,000 and liquidity of at least $11,100,000.

The Borrower Sponsor. The borrower sponsor is CIM SMA I Investments, LLC, a subsidiary of CIM Group, LLC (“CIM”). CIM is a real estate investment firm that focuses on infrastructure investment, property management, leasing, asset management, development, acquisition and investment advisory services. CIM has approximately $19.7 billion of real estate assets under management across its various funds. CIM invests in major metropolitan markets in the United States, such as San Francisco, Los Angeles and New York City. CIM was founded in 1994 and is headquartered in Los Angeles, California. The company has additional offices in Oakland, California, Bethesda, Maryland, Dallas, Texas, and New York, New York.

Escrows. The loan documents provide for upfront reserves in the amount of $3,347,154 for sprinkler work, $485,028 for outstanding free rent and $141,392 for outstanding tenant improvements and leasing commissions.

The loan documents provide for ongoing monthly escrows of (a) $5,438 for capital expenditures and (b) $27,190 for tenant improvements and leasing commissions. During the continuance of a Cash Sweep Period (as defined below), the 16 Court Street Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums (unless the 16 Court Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect). Additionally, the 16 Court Street Borrower will be required to deposit all excess cash flow into the sprinkler work reserve during the continuance of a Cash Sweep Period. The 16 Court Street Borrower shall not be required to make deposits to the sprinkler work reserve to the extent that any such deposit would increase the amount on deposit in the sprinkler work reserve above the Sprinkler Work Reserve Cap (as defined below). The 16 Court Street Borrower is required to complete the sprinkler work to the lender’s satisfaction on or prior to June 30, 2019.

A “Cash Sweep Period” will commence (i) upon the occurrence of an event of default, (ii) upon the net operating income debt yield for the 16 Court Street Whole Loan falling below 6.75% for two consecutive calendar quarters or (iii) as of June 30, 2019 if the sprinkler work has not been completed. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the net operating income debt yield for the 16 Court Street Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or in regard to clause (iii) above, (a) the date the lender determines, in its sole but reasonable discretion, that the aggregate amount of funds deposited into the sprinkler work reserve account is at least 110% of the estimated remaining costs required to complete the sprinkler work (the “Sprinkler Work Reserve Cap”) and (b) the completion of the sprinkler work to the lender’s sole but reasonable satisfaction (as evidenced by documentation provided by the 16 Court Street Borrower to the lender or such other documentation as the lender may reasonably request). If more than one event giving rise to a Cash Sweep Period has occurred and is continuing, then the Cash Sweep Period will not terminate unless a cure has occurred with respect to each such event.

Lockbox and Cash Management. The 16 Court Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 16 Court Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within three business days following receipt. During the occurrence and continuance of a Cash Sweep Period, all funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the 16 Court Street Whole Loan.

Property Management. The 16 Court Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than the period 60 days after a securitization of a note) the one-time right to transfer the 16 Court Street Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the 16 Court Street Whole Loan documents, (iv) the payment of a transfer fee of one percent of the then outstanding principal balance of the 16 Court Street Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the 16 Court Street Companion Loans.

Partial Release. The 16 Court Street Borrower has the ability to convert the 16 Court Street Property into two condominium units and to obtain the release of floors 26 to 36 (the “Residential Condominium Unit”) from the lien of the mortgage of the 16 Court Street Whole Loan. At any time after the later of (a) the date upon which the 16 Court Street Borrower has taken all necessary action in connection with the conversion and such conversion is complete and (b) the end of the lockout period, the borrower may obtain such release of the Residential Condominium Unit by partially defeasing the 16 Court Street Whole Loan (on a pro rata basis as among the pari passu promissory notes) in an aggregate amount at least equal to 115% of $18,500,000, provided that, among others, the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) following the release of the Residential Condominium Unit, the undefeased portion of the 16 Court Street Whole Loan will have (a) a loan-to-value ratio equal to or less than 61.82%, (b) a net operating income debt yield not less than the greater the net operating income debt yield as of the origination date of the 16 Court Street Whole Loan and the debt yield immediately prior to the release and (c) a debt service coverage ratio not less than the greater of the debt service coverage ratio as of the origination date of the 16 Court Street Whole Loan and the debt service coverage ratio immediately prior to the release; (iii) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the partial release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 16 Court Street Companion Loans with respect to the ratings of such securities, and (iv) any other requirements as stated under the 16 Court Street Whole Loan documents are met. The landlord has the option to terminate certain leases for tenants occupying spaces on floors 26 to 36 in connection with the Residential Condominium Unit conversion.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, following the lockout period the 16 Court Street Borrower is permitted to incur future mezzanine indebtedness, provided (a) the mezzanine lender is a qualified institutional lender (as defined in the 16 Court Street Whole Loan documents) and not an affiliate of the 16 Court Street Borrower, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will be evidenced by terms and documentation approved by lender, (d) the net operating income debt yield (as calculated in the 16 Court Street Whole Loan documents) for the 16 Court Street Whole Loan and the future 16 Court Street mezzanine loan (the “16 Court Street Total Debt”) shall be at least the debt yield as of the origination date of the 16 Court Street Whole Loan, (e) the combined loan-to-value ratio for the 16 Court Street Total Debt will not be greater than 61.82%, (f) the debt service coverage ratio of the 16 Court Street Total Debt is equal to or greater than the debt service coverage ratio as of the origination date of the 16 Court Street Whole Loan, (g) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 16 Court Street Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 16 Court Street Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 16 Court Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 16 Court Street Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the 16 Court Street Property on an actual loss sustained basis for a 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

LOGAN TOWN CENTER

GIANT EAGLE

DICK'S

BEST BUY

Michaels
BED BATH &
BEYOND
ULTA

BARNES & NOBLE

KOHL'S

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

LOGAN TOWN CENTER

17TH STREET
US HIGHWAY 220
OSGOOD DRIVE
BEST BUY
THE HOME DEPOT
Boscov's
sweetFrog
Panera BREAD
dressbarn
SOUTH BEACH TANNING
CATO
verizon
NATIONAL VISION
GNC
HOLIDAY HAIR
SUBWAY
GameStop
NW FINANCE
GARDNER'S CANDIES
LANE BRYANT
MATTRESS WAREHOUSE
THE UNIFORM PLACE
ENVY NAILS
five BELOW
DAVID'S BRIDAL
GetGo
DQ
TEXAS
DICK'S
ROSS
Michaels
BED BATH & BEYOND
ULTA
PETCO
STAPLES
ASHLEY
KOHL'S
GIANT EAGLE
Occupied
Vacant
Future Site

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

LOGAN TOWN CENTER

Logan Town Center
150 Falon Lane
Altoona, PA 16602
ALTOONA
ALLEGHENY MOUNTAINS
Penn State University-Altoona Campus
Alta Manor
UPMC Altoona
ALTOONA AMTRAK
Railroads Memorial Museum
Norfolk Southern
Mill Run Reservoir
Kettle Reservoir
Valley View County Park
Allegheny Furnace
VA Medical Center - Altoona
The Shoppes at Pleasant Valley
Highland Park
BLAIR COUNTY
People's Natural Gas Field
Galactic Ice
Logan Valley Mall
Park Hills Plaza
Orchard Plaza
Park Hills Country Club
Lakemont
Sierra North Plaza
Blair County Convention Center
Plane Road Commons
Pittsburgh 80 miles
Hollidaysburg Veterans Home
Sylvan Hills Golf Course
Legion Memorial Park
Hollidaysburg
Duncansville
PENNSYLVANIA
NEW YORK
PITTSBURGH
PHILADELPHIA
BALTIMORE
MARYLAND
NEW JERSEY
Lake Erie
CANADA
BUFFALO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 3 – Logan Town Center

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance(1):		$55,000,000		Specific Property Type:	Anchored
Cut-off Date Balance(1):		$55,000,000		Location:	Altoona, Pennsylvania
% of Initial Pool Balance:		7.4%		Size:	715,791 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$107.57
Borrower Name:		TKG Logan Town Centre, LP		Year Built/Renovated:	2006/2012
Borrower Sponsor:		E. Stanley Kroenke		Title Vesting:	Fee
Mortgage Rate:		4.620%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	98.4% (12/31/2013)
Note Date:		November 8, 2017		3rd Most Recent Occupancy (As of):	98.7% (12/31/2014)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	98.5% (12/31/2015)
Maturity Date:		November 6, 2027		Most Recent Occupancy (As of):	98.8% (12/31/2016)
IO Period:		60 months		Current Occupancy (As of):	98.3% (10/13/2017)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months		4th Most Recent NOI (As of):	NAV
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$7,075,952 (12/31/2015)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$7,277,712 (12/31/2016)
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		Most Recent NOI (As of):	$7,297,512 (TTM 9/30/2017)
Lockbox Type:		Springing
Additional Debt(1):		Yes		U/W Revenues:	$8,601,602
Additional Debt Type(1):		Pari Passu		U/W Expenses:	$1,560,499
				U/W NOI:	$7,041,103
				U/W NCF:	$6,575,839
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.48x
				U/W NCF DSCR(1):	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$117,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 20, 2017
TI/LC Reserve	$0	Springing	$1,789,478	Cut-off Date LTV Ratio(1):	65.8%
				LTV Ratio at Maturity or ARD(1):	60.3%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Logan Town Center Whole Loan.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Logan Town Center Mortgage Loan”) is part of a whole loan (the “Logan Town Center Whole Loan”) evidenced by two pari passu promissory notes that is secured by a first mortgage encumbering the fee simple interest in a 715,791 square foot anchored retail property located in Altoona, Pennsylvania (the “Logan Town Center Property”). The Logan Town Center Whole Loan was originated on November 8, 2017 by Rialto Mortgage Finance, LLC. The Logan Town Center Whole Loan had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.620% per annum. The Logan Town Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Logan Town Center Whole Loan matures on November 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original balance of $55,000,000, an outstanding principal balance as of the Cut-Off Date of $55,000,000 and represents the controlling interest in the Logan Town Center Whole Loan. The non-controlling Note A-2, with an original balance of $22,000,000, referred to herein as the “Logan Town Center Companion Loan” is expected to be contributed to the UBS 2017-C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

LOGAN TOWN CENTER

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Interest
Note A-1	$55,000,000	WFCM 2017-C42	Yes
Note A-2	$22,000,000	UBS 2017-C6 (expected)	No
Total	$77,000,000

Following the lockout period and prior to August 6, 2027, the borrower has the right to voluntarily prepay the Logan Town Center Whole Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. The Logan Town Center Whole Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$77,000,000	99.9%	Loan Payoff	$76,393,067	99.1%
Borrower Equity	75,684	0.1	Closing Costs	682,617	0.9
Total Sources	$77,075,684	100.0%	Total Uses	$77,075,684	100.0%

The Property. The Logan Town Center Property is an anchored retail center containing approximately 715,791 square feet of net rentable area located in Altoona, Pennsylvania. Built in 2006 and renovated in 2012, The Logan Town Center Property consists of ten one-story buildings situated on a 62.9-acre parcel. The Logan Town Center Property is anchored by Giant Eagle, Kohl’s and Boscov’s, and junior-anchored by Dicks Sporting Goods, Staples, Best Buy, Barnes & Noble, Ashley Furniture, Ross Dress for Less, Petco, Michael’s and Bed Bath and Beyond. There are three pads that are ground leased to Texas Roadhouse, DQ Grill & Chill and GetGo, which are included in the overall square footage of the Logan Town Center Property. Additionally, the Logan Town Center Property is shadow-anchored by Home Depot on the northern end of the shopping center (not part of the collateral). There are three additional undeveloped pad sites that are part of the collateral. The Logan Town Center Property contains 3,150 surface parking spaces, resulting in a parking ratio of 4.40 spaces per 1,000 square feet of rentable area. As of October 13, 2017, the Logan Town Center Property was 98.3% occupied by 36 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

LOGAN TOWN CENTER

The following table presents certain information relating to the tenancies at the Logan Town Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Anchor Tenant – Collateral
Giant Eagle	NR/NR/NR	85,778	12.0%	$13.50	$1,158,003	15.3%	$390	3.9%	11/30/2026(5)
Kohl’s	BBB/Baa2/BBB-	88,100	12.3%	$9.07	$798,644	10.6%	N/A	N/A	1/31/2027(6)
Boscov’s	NR/NR/NR	190,000	26.5%	$3.16	$600,000	7.9%	$128	3.2%	8/31/2026(7)
Total Anchor Tenant – Collateral		363,878	50.8%	$7.03	$2,556,647	33.8%

Major Tenants – Collateral
Dicks Sporting Goods	NR/NR/NR	45,000	6.3%	$11.00	$495,000	6.5%	N/A	N/A	1/31/2022(8)
Staples	NR/B1/B+	20,388	2.8%	$23.69	$482,918	6.4%	N/A	N/A	2/28/2022(9)
Best Buy	BBB-/Baa1/BBB-	20,000	2.8%	$19.50	$390,000	5.2%	N/A	N/A	1/31/2022(10)
Barnes & Noble	NR/NR/NR	26,000	3.6%	$13.65	$354,825	4.7%	N/A	N/A	1/31/2022(11)
Ashley Furniture	NR/NR/NR	36,552	5.1%	$9.19	$335,822	4.4%	N/A	N/A	5/31/2021
Ross Dress For Less	NR/A3/A-	29,939	4.2%	$10.84	$324,510	4.3%	N/A	N/A	1/31/2022(12)
Petco	NR/B2/B	15,000	2.1%	$18.76	$281,325	3.7%	N/A	N/A	11/30/2021(13)
Michael’s	NR/NR/NR	21,303	3.0%	$11.00	$234,333	3.1%	N/A	N/A	3/31/2022(14)
Bed Bath & Beyond	NR/Baa1/BBB	23,554	3.3%	$9.76	$230,000	3.0%	N/A	N/A	1/31/2022(15)
Ulta Salon	NR/NR/NR	10,020	1.4%	$18.50	$185,370	2.5%	N/A	N/A	11/30/2021(16)
Total Major Tenants – Collateral		247,756	34.6%	$13.38	$3,314,103	43.8%

Outparcel / Non-Major Tenants – Collateral		91,739	12.8%	$18.45	$1,692,981	22.4%

Occupied Collateral Total		703,373	98.3%	$10.75	$7,563,732	100.0%

Vacant Space(17)		12,418	1.7%

Collateral Total		715,791	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through November 1, 2018 of $17,416.

(4)	Sales PSF and Occupancy Cost are for the trailing twelve month period ending August 31, 2016 for Boscov’s and November 30, 2016 for Giant Eagle.

(5)	Giant Eagle has one, 5-year, one, 4-year and 11-month, and four, 5-year renewal options remaining.

(6)	Kohl’s has six, 5-year renewal options remaining.

(7)	Boscov’s has four, 5-year renewal options remaining.

(8)	Dicks Sporting Goods has two, 5-year and one, 4-year and 11-month renewal options remaining.

(9)	Staples has two, 5-year and one, 4-year and 11-month renewal options remaining.

(10)	Best Buy has three, 5-year renewal options remaining.

(11)	Barnes & Noble has two, 5-year renewal options remaining.

(12)	Ross Dress for Less has two, 5-year and one 4-year and 11-month renewal options remaining.

(13)	Petco has one, 5-year renewal option remaining.

(14)	Michael’s has three, 5-year renewal options remaining.

(15)	Bed Bath & Beyond has two, 5-year and one, 4-year and 11-month renewal options remaining.

(16)	Ulta Salon has two, 5-year renewal options remaining.

(17)	Vacant space includes Subway, which occupies 1,380 square feet at $20.00 per square foot on a month-to-month basis as the tenant has given notice to vacate, and Northwest Savings Bank, which occupies 1,290 square feet at $22.00 per square foot, which is dark. Each such tenant has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

LOGAN TOWN CENTER

The following table presents certain information relating to the historical sales at the Logan Town Center Property:

Historical Sales (PSF)(1)

Tenant Name	2014	2015	2016	Average National Sales (PSF)	Current Occupancy Cost(2)
Boscov’s	$120	$127	$128	NAV	3.2%
Giant Eagle	NAV	NAV	$390	NAV	3.9%
Weighted Average In-line (<10,000 square feet)(3)	NAV	$271	$271	NAV	10.6%

(1)	Historical Sales (PSF) are based on historical operating statements provided by the borrower.

(2)	Current Occupancy Cost is based on trailing twelve month period ending August 31, 2016 for Boscov’s and November 30, 2016 for Giant Eagle.

(3)	2015 and 2016 Weighted Average In-line (<10,000 square feet) Historical Sales (PSF) represent Dress Barn, Panera Bread and Lane Bryant.

The following table presents certain information relating to the lease rollover schedule at the Logan Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	6,033	0.8	6,033	0.8%	$126,953	1.7%	$21.04
2018	0	0	0.0	6,033	0.8%	$0	0.0%	$0.00
2019	2	4,974	0.7	11,007	1.5%	$87,039	1.2%	$17.50
2020	3	13,266	1.9	24,273	3.4%	$155,090	2.1%	$11.69
2021	11	93,928	13.1	118,201	16.5%	$1,437,362	19.0%	$15.30
2022	12	213,611	29.8	331,812	46.4%	$3,040,386	40.2%	$14.23
2023	1	1,800	0.3	333,612	46.6%	$65,004	0.9%	$36.11
2024	0	0	0.0	333,612	46.6%	$0	0.0%	$0.00
2025	0	0	0.0	333,612	46.6%	$0	0.0%	$0.00
2026	3	278,778	38.9	612,390	85.6%	$1,795,503	23.7%	$6.44
2027	2	90,983	12.7	703,373	98.3%	$856,394	11.3%	$9.41
Thereafter	0	0	0.0	703,373	98.3%	$0	0.0%	$0.00
Vacant(4)	0	12,418	1.7	715,791	100.0%	$0	0.0%	$0.00
Total/Weighted Average	36	715,791	100.0%			$7,563,732		$10.75

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant space includes Subway, which occupies 1,380 square feet at $20.00 per square foot on a month-to-month basis as the tenant has given notice to vacate, and Northwest Savings Bank, which occupies 1,290 square feet at $22.00 per square foot, which is dark. Each such tenant has been underwritten as vacant.

The following table presents historical occupancy percentages at the Logan Town Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	10/13/2017(2)(3)
98.4%	98.7%	98.5%	98.8%	98.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Vacant space includes Subway, which occupies 1,380 square feet at $20.00 per square foot on a month-to-month basis as the tenant has given notice to vacate, and Northwest Savings Bank, which occupies 1,290 square feet at $22.00 per square foot, which is dark. Each such tenant has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

LOGAN TOWN CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Logan Town Center Property:

Cash Flow Analysis

	2015		2016		TTM 9/30/2017		U/W		% of Effective Gross Income	U/W $ per SF
Base Rent	$7,202,628		$7,340,901		$7,490,979		$7,546,316		87.7%	$10.54
Rent Steps	0		0		0		17,416		0.2	0.02
Grossed Up Vacant Space	0		0		0		250,940		2.9	0.35
Percentage Rent	3,182		7,691		0		10,700		0.1	0.01
Total Reimbursables	1,325,933		1,287,080		1,194,387		1,228,946		14.3	1.72
Other Income	1,000		2,547		125		0		0.0	0.00
Less Vacancy & Credit Loss	0		0		0		(452,716	)(1)	(5.3)	(0.63)
Effective Gross Income	$8,532,743		$8,638,219		$8,685,491		$8,601,602		100.0%	$12.02

Total Operating Expenses	$1,456,791		$1,360,507		$1,387,978		$1,560,499		18.1%	$2.18

Net Operating Income	$7,075,952		$7,277,712		$7,297,512		$7,041,103		81.9%	$9.84
TI/LC	0		0		0		357,896		4.2	0.50
Capital Expenditures	0		0		0		107,369		1.2	0.15
Net Cash Flow	$7,075,952		$7,277,712		$7,297,512		$6,575,839		76.4%	$9.19

NOI DSCR(2)	1.49	x	1.53	x	1.54	x	1.48	x
NCF DSCR(2)	1.49	x	1.53	x	1.54	x	1.39	x
NOI DY(2)	9.2%		9.5%		9.5%		9.1%
NCF DY(2)	9.2%		9.5%		9.5%		8.5%

(1)	The underwritten economic vacancy is 5.0%.

(2)	Debt service coverage ratios and debt yields are based on the Logan Town Center Whole Loan.

Appraisal. As of the appraisal valuation date of October 20, 2017, the Logan Town Center Property had an “as-is” appraised value of $117,000,000.

Environmental Matters. According to a Phase I environmental assessment dated October 24, 2017, there was no evidence of any recognized environmental conditions at the Logan Town Center Property.

Market Overview and Competition. The Logan Town Center Property is located in Altoona, Pennsylvania, in Logan Township, just east of the City of Altoona. Logan Township is situated in central Blair County, approximately 97 miles east of the City of Pittsburgh, approximately 225 miles northwest of the City of Philadelphia and approximately 45 miles southwest of State College, home of Penn State University. Altoona serves as the Blair County-seat and is the principal city of the Altoona metropolitan statistical area. Major employers in the Altoona metropolitan statistical area include UPMC Altoona, Sheetz Inc., Wal-Mart Stores, Inc. and Pennsylvania State University. Penn State – Altoona is a full-service, four-year university offering 21 majors, six associate degrees, and numerous minor and certificate programs with an enrollment of 3,493 undergraduates and a staff of approximately 575 employees.

Primary access to the Logan Town Center Property’s neighborhood is provided by Interstate 99 (“I-99”) and U.S. Route 22 (“US-22”). I-99 is a major north/south interstate providing access to Interstate 80 and State College to the north, and can be accessed less than 1/2-mile north of the Logan Town Center Property. US-22 is an east/west highway that runs through Pennsylvania and provides direct access to Pittsburgh to the west. The Logan Town Center Property is situated alongside I-99 with access to the Logan Town Center Property from Frankstown Road. The immediate area surrounding the Logan Town Center Property includes primary types of non-residential developments within the neighborhood, consisting of office, retail and light industrial use. Other development includes assisted living and mid-rise apartment buildings. The majority of the single-family residential development within a three-mile radius of the Logan Town Center Property can be described as tract homes in the $50,000 to $150,000 price range. The 2017 estimated population within a one-, three-, and five-mile radius of the Logan Town Center Property was 2,411, 46,646 and 75,796, respectively. The 2017 average household within the same radii was $67,387, $57,620 and $61,122, respectively. East of the Logan Town Center Property is predominantly undeveloped, while west of I-99 is the City of Altoona, which serves as the area’s economic center. The Logan Valley Mall is situated across I-99, southwest of the Logan Town Center Property. Logan Valley Mall is a regional shopping center anchored by Macy’s, JCPenney, and Sears. Other retailers in the area include Weis Markets, Hobby Lobby, Target, Walmart Supercenter, and Lowe’s. Other notable developments and tourist attractions in the area include Lakemont Park, Mansion Park Stadium, and Blair County Convention Center.

According to the appraisal, the Logan Town Center Property is located within the Pittsburgh area retail market and the Blair County retail submarket. As of the third quarter 2017, the Pittsburgh area retail market reported an overall vacancy rate of 2.9% and an average asking rental rate of $14.24 per square foot. As of third quarter 2017, the Pittsburgh area retail market reported absorption of 794,164 square feet and new construction of 617,970 square feet. The Blair County retail submarket reported an overall vacancy rate of 2.5% and an average asking rental rate of $13.49 per square foot. As of third quarter 2017, the Blair County retail submarket reported negative absorption of 30,437 square feet and new construction of 7,500 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LOGAN TOWN CENTER

The following table presents certain information relating to comparable retail properties for Logan Town Center Property:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Logan Town Center (Subject) Altoona, PA	2006/2012	715,791	98.3%	-	Boscov’s, Kohl’s, Giant Eagle
Petco – Sierra North Plaza Altoona, PA	2015/NAP	136,934	100.0%	4.0 miles	Petco
Park Hills Plaza Altoona, PA	1976/NAP	324,292	82.0%	3.4 miles	Weiss
Century III Plaza West Mifflin, PA	1996/NAP	370,683	100.0%	3.4 miles	Home Depot
At Home – West Manchester Mall York, PA	1995/2016	119,797	100.0%	152.0 miles	At Home
Shoppes at Pittsburgh Mills Frazier Township, PA	2005/NAP	9,907	76.0%	92.5 miles	NAP
Nittany Mall State College, PA	1968/NAP	436,136	92.0%	45.0 miles	Dunham’s Sporting Goods
Tanglewood Plaza Hilliard, OH	2007/NAP	117,806	100.0%	291.0 miles	Dick’s Sporting Goods, HHGregg

(1)	Information obtained from the appraisal dated October 20, 2017 and the underwritten rent roll.

The Borrower. The borrower is TKG Logan Town Centre, LP, a single-purpose Missouri limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Logan Town Center Whole Loan. The Logan Town Center borrower is owned by E. Stanley Kroenke (99.50%) as limited partner and TKG Logan Town Centre Realty, Inc. (0.50%) as single-purpose general partner with two independent directors. TKG Logan Town Centre Realty, Inc. is a Missouri Corporation, wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the non-recourse carveout guarantor and borrower sponsor for the Logan Town Center Loan.

The Borrower Sponsor. The borrower sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the St. Louis Rams of the National Football League, and is the largest shareholder in Arsenal FC of the English Premier League. The borrower sponsor is one of several defendants under complaints filed in April 2016 by the City of St. Louis related to the decision to relocate St. Louis Rams to Los Angeles. See “Description of the Mortgage Pool - Litigation and Other Considerations” in the Prospectus.

Escrows. No upfront reserves were required at origination. No ongoing monthly escrows are required for real estate taxes, insurance, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Logan Town Center Whole Loan documents.

In the event a Cash Management Trigger Event or a Cash Sweep Event (as defined below) has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (ii) $8,947 for replacement reserves; and (iii) $29,825 for tenant improvement and leasing commissions (subject to a cap of $1,789,478). In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the borrower is required to deposit in the TI/LC reserve any amounts paid to the borrower in connection with a termination, cancellation, sale or other disposition of any lease (or portion of the lease) other than any amount that relates to periods prior to such disposition date.

Lockbox and Cash Management. The Logan Town Center Whole Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Logan Town Center Whole Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Logan Town Center Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds shall be applied to the excess cash flow account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LOGAN TOWN CENTER

A ”Cash Management Trigger Event” will commence upon (i) the occurrence and continuation of an event of default; (ii) the borrower’s second late debt service payment within any consecutive 12-month period; (iii) any bankruptcy action with respect to the borrower, the guarantor or the property manager; (iv) a Cash Management DSCR Trigger Event (as defined below); or (v) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii), when the debt service payments have been made on time for 12 consecutive months; with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iv) the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (v) the date a Critical Tenant Trigger Event cure has occurred.

A ”Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Logan Town Center Whole Loan.

A “Cash Sweep Event” will occur upon (i) the occurrence and continuation of an event of default; (ii) any bankruptcy action with respect to the borrower, the guarantor or the property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing for the borrower or guarantor, and within 120 days of such filing by the property manager, and certain other condition have been satisfied; with respect to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A ”Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Logan Town Center Whole Loan.

A “Critical Tenant Trigger Event” will occur if E. Stanley Kroenke is not the guarantor and (i) if Boscov’s, Kohl’s, Giant Eagle or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease; (iii) on the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice; (iv) if an event of default under the Critical Tenant Lease occurs or is continuing; (v) if a bankruptcy action with respect to the Critical Tenant occurs; (vi) if the Critical Tenant discontinues its normal business operations; or (vii) if the Critical Tenant is downgraded below “BBB-” or the equivalent by any credit reporting agency. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii), the date that (1) a Critical Tenant Lease extension is executed and delivered to lender by the borrower and the related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of the applicable event of default; (c) with respect to clause (v), after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; (d) with respect to clause (vi), the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; or (e) with respect to clause (vii) the date the credit rating of the related Critical Tenant is no longer less than “BBB-” or the equivalent by any credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the Master Lease termination date, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Logan Town Center Property is managed by TKG Management, Inc., an affiliate of the borrower sponsor.

Assumption. The borrower has the right to transfer the Logan Town Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LOGAN TOWN CENTER

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Logan Town Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Logan Town Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

ONE CENTURY PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

ONE CENTURY PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

ONE CENTURY PLACE

One Century Place
26 Century Boulevard
Nashville, TN 37214
NASHVILLE
East Nashville
Downtown
Germantown
East End
South Nashville
Berry Hill
Donelson
Hermitage
Antioch
Madison
Parkwood Estates
Rhodes Park
Oak Hill
Four Corners
Nashville International Airport
Bridgestone Americas, Inc.
TEKsystems
Allied Universal
Metropolitan Airport Center
Crossings Shopping Center
Donelson Plaza
Hermitage Hills Shopping Center
Jackson Downs
Gaylord Opryland Resort & Conv. Ctr.
Grand Ole Opry
Opryland Mills
Shelby Bottoms Nature Ctr. & Greenway
Two Rivers Golf Course
Ravenwood Country Club
Shelby Golf Course
Shelby Park
Cumberland River
MUSIC CITY STAR
Elm Hill Pike
Lebanon Pike
Stewarts Ferry Pike
Murfreesboro Pike
Briley Pkwy
Donelson Pike
Antioch Pike
Nolensville Pike
Franklin Pike
Edmondson Pike
Harding Pl.
Woodmont Blvd
McCall St.
Richards Rd.
Una Antioch Pike
Trinity Ln.
Dickerson Pike
Gallatin Pike
Cahal Ave.
Eastland Ave.
Shelby Ave
Main St
Lischey Ave.
Preston Dr.
Battery Ln.
Bell Rd.
State Capitol
Nissan Stadium
THE DISTRICT
Bridgestone Arena
RIVERFRONT
THE GULCH
Music City Ctr.
St. Thomas Midtown Hosp.
MUSIC ROW
Vanderbilt University
Belmont University
Adventure Science Ctr.
Trevecca Nazarene University
Nashville Speedway
Crescent Plaza
Willowbrook Commons
One Hundred Oaks Mall
Lipscomb University
Paragon Mills Park
Seven Oaks Park
Nashville Zoo at Grassmere
Harding Mall
TriStar Southern Hills Med. Ctr.
Ezell Road Park
Nashboro Village
Nashboro Golf Course
Hamilton Creek Metro Park
J. Percy Priest Reservoir
DAVIDSON COUNTY
Radnor Lake State Nature Area
Trinity Hills Park
American Baptist College
Grand Central Shopping Center
TriStar Skyline Medical Ctr.
Willow Creek Park
Madison Square
Lock Two Park
Cumberland R.
Hendersonville
Mount Juliet
NASHVILLE
Brentwood
La Vergne
Smyrna
Franklin
Nolensville
Rural Hill
Ashland City
Belle Meade
Forest Hills
Oak Hill
Lakewood
Green Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

No. 4 – One Century Place

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$44,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$44,000,000			Location:	Nashville, TN
% of Initial Pool Balance:	5.9%			Size:	538,792 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$123.05
Borrower:	SCUS OCP LLC			Year Built/Renovated:	1991/2016
Borrower Sponsor:	Stone Company SPC			Title Vesting:	Fee
Mortgage Rate:	3.790%			Property Manager:	Transwestern
Note Date:	October 19, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	93.0% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy(4):	98.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	99.8% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	99.8% (10/11/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$6,367,858 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(91),O(6)			3rd Most Recent NOI:	$6,220,568 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$6,986,174 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI:	$7,145,819 (TTM 8/31/2017)
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine; Future
	Unsecured
				U/W Revenues:	$12,080,931
				U/W Expenses:	$4,449,986
Escrows and Reserves(3):				U/W NOI:	$7,630,945
				U/W NCF:	$6,967,293
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.00x
				U/W NCF DSCR(1):	2.73x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$102,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 15, 2017
Elevator Upgrades Repair Reserve	$2,455,896	$0	NAP	Cut-off Date LTV Ratio(1):	65.0%
Willis Tenant Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	65.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Century Place Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See the table titled “Historical Occupancy.” Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

The Mortgage Loan. The mortgage loan (the “One Century Place Mortgage Loan”) is part of a whole loan (the “One Century Place Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee simple interest in a 538,792 square foot office complex located in Nashville, Tennessee (the “One Century Place Property”). The One Century Place Whole Loan was originated on October 19, 2017 by Barclays Bank PLC. The One Century Place Whole Loan had an original principal balance of $66,300,000, has an outstanding principal balance as of the Cut-off Date of $66,300,000 and accrues interest at an interest rate of 3.790% per annum. The One Century Place Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the One Century Place Whole Loan. The One Century Place Whole Loan matures on November 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $44,000,000 and represents the controlling interest in the One Century Place Whole Loan. The non-controlling Note A-2, had an original principal balance of $22,300,000, has an outstanding principal balance as of the Cut-off Date of $22,300,000 and was contributed to the WFCM 2017-C41 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

ONE CENTURY PLACE

The following table presents a summary of the promissory notes comprising the One Century Place Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$44,000,000	WFCM 2017-C42	Yes
A-2	$22,300,000	WFCM 2017-C41	No
Total	$66,300,000

On November 6, 2019 and on any business day thereafter, the borrowers have the right to prepay the One Century Place Whole Loan in whole (or in part in connection with a Debt Yield Cure Prepayment, as defined below) on any date on or before May 6, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Century Place Whole Loan is prepayable without penalty after May 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$66,300,000	63.7%	Purchase price	$100,000,000	96.0%
Borrower sponsors’ new cash contribution	37,838,990	36.3	Reserves	2,455,896	2.4
			Closing costs	1,683,094	1.6

Total Sources	$104,138,990	100.0%	Total Uses	$104,138,990	100.0%

The Property. The One Century Place Property consists of a 538,792 square foot, Class A office building located in Nashville, Tennessee, at the I-40/Briley Parkway interchange on the north side of the Nashville International Airport, less than 10.0 miles from downtown Nashville. Constructed in 1991, the One Century Place Property sits on a 28.4-acre site with views of the Downtown Nashville skyline. The One Century Place Property features amenities including a 37,268 square foot conference center with a 200-seat amphitheater and 14 additional meeting spaces that can accommodate up to 75 people each. Additionally, the One Century Place Property includes a full-service cafeteria, with a patio that can seat up to 300 people for breakfast and lunch, as well as provide catering services. According to the sponsor, approximately $5.9 million of capital expenditures have been invested in the One Century Place Property over the last 10 years, including a roof replacement, cooling towers replacement, restroom renovations and parking improvements. The One Century Place Property features both surface and underground garage parking totaling a combined 2,119 spaces (approximately 3.9 per 1,000 square foot).

The One Century Place Property is leased to 13 tenants across a diverse spectrum of industries, including government, insurance, financial services, technology and transportation industries. The largest tenants at the One Century Place Property include Willis North America (“Willis”) (36.7% of U/W base rent), Asurion (22.3% of U/W base rent), Tennessee Lottery (11.5% of U/W base rent), and Tennessee Valley Authority (9.7% of U/W base rent). According to the sponsor, Willis as a provider of risk management, insurance brokerage and other risk services, is one of the world’s oldest insurance brokers and is the original tenant at the One Century Place Property. Asurion is a technology solutions company that provides maintenance and insurance services for smartphones, tablets, consumer electronics and other appliances. Tennessee Lottery has sold lottery tickets since 2004 and has provided over $300 million to education programs in the state, and is headquartered at the One Century Place Property. Tennessee Valley Authority is a federally-owned corporation that provides navigation, flood control, electricity generation and economic development in the Tennessee Valley region and ranks as the second largest seller of electricity with over $10.6 billion in revenue in 2016. As of October 11, 2017, the One Century Place Property was 99.8% occupied by 13 tenants, with 72.1% of the net rentable area and 69.1% of the U/W base rent attributable to investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

ONE CENTURY PLACE

The following table presents certain information relating to the tenancy at the One Century Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Willis	BBB/Baa3/NR	177,351	32.9%	$24.71	$4,382,343	36.7%	4/30/2026(3)
Asurion	NR/B1/B+	105,219	19.5%	$25.31	$2,663,583	22.3%	12/31/2023(4)
Tennessee Lottery(5)	NR/Aaa/AAA	55,962	10.4%	$24.56	$1,374,418	11.5%	4/30/2025(6)
Tennessee Valley Authority	NR/Aaa/AA+	45,807	8.5%	$25.22	$1,155,252	9.7%	10/31/2023(7)
American President Lines, Ltd.	NR/NR/NR	40,653	7.5%	$24.35	$989,839	8.3%	5/31/2021(8)
Total Major Tenants		424,992	78.9%	$24.86	$10,565,435	88.6%

Non-Major Tenants(9)		112,459	20.9%	$12.09	$1,360,156	11.4%

Occupied Collateral Total		537,451	99.8%	$22.19	$11,925,592	100.0%

Vacant Space		1,341	0.2%

Collateral Total		538,792	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2018, totaling $258,251.

(3)	Willis has two, five-year lease renewal options.

(4)	Asurion has two, five-year lease renewal options. Asurion has a one-time right to terminate its lease effective September 1, 2019 by providing 12 months’ notice and by the payment of all unamortized brokerage commissions, concessions and tenant improvement allowance in accordance with their lease. See “Escrows” below.

(5)	Tennessee Lottery subleases 4,164 square feet to GTECH Corporation and 340 square feet to Scientific Games International, Inc., both coterminous with the Tennessee Lottery lease.

(6)	Tennessee Lottery has two, five-year lease renewal options.

(7)	Tennessee Valley Authority has two, five-year lease renewal options. Tennessee Valley Authority has a one-time right to terminate its lease effective October 31, 2020 with 12 months’ notice and by the payment of all unamortized costs, six months of rent, and other such payments set forth in the lease if (i) the programmatic element or business unit of Tennessee Valley Authority is no longer doing business within a 50-mile radius of the One Century Place Property or (ii) Tennessee Valley Authority needs less than 90 personnel to conduct its business with reasonable evidence of such factor.

(8)	American President Lines, Ltd. has one, five-year lease renewal option. American President Lines, Ltd. has a one-time right to terminate its lease effective August 31, 2019 by providing 10 months’ notice and by the payment of all unamortized brokerage commissions, concessions, tenant improvement allowances and four months of rent in accordance with their lease.

(9)	Sodexo was not considered a Major Tenant as Sodexo operates 61,566 square feet of cafe and conference center building amenities space and thus pays reduced rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

ONE CENTURY PLACE

The following table presents certain information relating to the lease rollover schedule at the One Century Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	1,656	0.3%	1,656	0.3%	$34,114	0.3%	$20.60
2018	2	14,071	2.6%	15,727	2.9%	$342,907	2.9%	$24.37
2019(4)	1	1	0.0%	15,728	2.9%	$3,600	0.0%	$3,600
2020(5)	2	4,650	0.9%	20,378	3.8%	$57,458	0.5%	$12.36
2021(6)	2	102,219	19.0%	122,597	22.8%	$1,172,539	9.8%	$11.47
2022	1	30,515	5.7%	153,112	28.4%	$739,378	6.2%	$24.23
2023	2	151,026	28.0%	304,138	56.4%	$3,818,836	32.0%	$25.29
2024	0	0	0.0%	304,138	56.4%	$0	0.0%	$0.00
2025	1	55,962	10.4%	360,100	66.8%	$1,374,418	11.5%	$24.56
2026	1	177,351	32.9%	537,451	99.8%	$4,382,343	36.7%	$24.71
2027	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Vacant	0	1,341	0.2%	538,792	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	538,792	100.0%			$11,925,592	100.0%	$22.19

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	2019 represents XO Communications, a telecommunication tenant which operates optical fiber and other telecommunications equipment throughout the One Century Place Property.

(5)	2020 includes 2,845 square feet of management office and storage space.

(6)	2021 includes all of Sodexo’s leased area and rent, which includes the contractual right to use the cafe space to provide meals to third-party customers, which right is renewed annually.

The following table presents historical occupancy percentages at the One Century Place Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	10/11/2017(3)
NAV	93.0%	98.7%	99.8%	99.8%

(1)	Information obtained from the borrower. Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

(2)	The increase from 12/31/2014 occupancy to 12/31/2015 occupancy is primarily attributable to the Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

ONE CENTURY PLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Century Place Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,756,676	$10,561,928	$11,240,027	$11,507,964	$12,482,529(2)	103.3%	$23.17
Grossed Up Vacant Space	$0	$0	$0	$0	$34,866	0.3	0.06
Total Reimbursables	$352,178	$105,505	$183,490	$54,972	$57,003	0.5	0.11
Other Income	$182,561	$173,449	$102,875	$135,254	$135,254	1.1	0.25
Less Vacancy & Credit Loss	0	0	0	0	(628,720)(3)	(5.2)	(1.17)
Effective Gross Income	$11,291,415	$10,840,882	$11,526,392	$11,698,190	$12,080,931	100.0%	$22.42

Total Operating Expenses	$4,923,558	$4,620,314	$4,540,218	$4,552,371	$4,449,986	36.8%	$8.26

Net Operating Income	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$7,630,945	63.2%	$14.16
TI/LC	0	0	0	0	538,792	4.5	1.00
Capital Expenditures	0	0	0	0	124,861	1.0	0.23
Net Cash Flow	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$6,967,293	57.7%	$12.93

NOI DSCR(4)	2.50x	2.44x	2.74x	2.80x	3.00x
NCF DSCR(4)	2.50x	2.44x	2.74x	2.80x	2.73x
NOI DY(4)	9.6%	9.4%	10.5%	10.8%	11.5%
NCF DY(4)	9.6%	9.4%	10.5%	10.8%	10.5%

(1)	The increase in Net Operating Income from 2015 to U/W is primarily attributable to Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet.

(2)	U/W Base Rent includes contractual rent steps through August 2018, totaling $258,251 and straight-line rent through maturity totaling $556,937 for four investment grade tenants.

(3)	The underwritten economic vacancy is 5.0%. The One Century Place Property was 99.8% leased as of October 11, 2017.

(4)	Debt service coverage ratios and debt yields are based on the One Century Place Whole Loan.

Appraisal. As of the appraisal valuation date of September 15, 2017 the One Century Place Property had an “as-is” appraised value of $102,000,000. The appraised value excludes the 15.0 acre development release parcel described in the “Free Release” section below.

Environmental Matters. According to a Phase I environmental site assessment dated July 6, 2017, there was no evidence of any recognized environmental conditions at the One Century Place Property.

Market Overview and Competition. The One Century Place Property is located in the Airport North office submarket of the Nashville market, in close proximity to the Nashville International Airport. The Nashville International Airport served more than 13.0 million passengers in 2016, an 11.0% increase over the previous year. In August 2016, the Metro Nashville Airport Authority announced a $1.2 billion renovation and expansion to be completed in phases over the subsequent five to seven years. The One Century Place Property benefits from access to the Briley Parkway within a mile of the property, and Interstate 40 within 2.0 miles of the One Century Place Property.

As of the second quarter of 2017, the Airport North office submarket had approximately 6.3 million square feet of office inventory, average asking rents of $20.32 per square foot and a vacancy rate of 4.2%. According to the appraisal, the 2016 estimated population within a one, three and five-mile radius of the One Century Place Property was 3,780, 39,861 and 147,318, respectively; while the 2016 estimated average household income within the same radii was $52,753, $54,100 and $54,051, respectively.

The following table presents certain information relating to comparable office leases for the One Century Place Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
UBS Tower Nashville, TN	1973	94%	8.1 miles	Houzz Inc.	Mar. 2018 / 10 Yrs.	18,675	$27.00	FSG
Lakeview I Nashville, TN	1986	68%	0.2 miles	Confidential	Feb. 2018 / 5 Yrs.	5,500	$22.25	FSG
Highland Ridge II Nashville, TN	1984	98%	1.3 miles	Confidential	Sep. 2017 / 5 Yrs.	NAV	$23.30	FSG
Highland Ridge I Nashville, TN	1983	82%	1.1 miles	Confidential	Aug. 2017 / 7 Yrs.	7,830	$23.75	FSG
L&C Tower Nashville, TN	1955	75%	8.9 miles	NIC Ink	May 2017 / 5 Yrs.	3,000	$27.50	FSG

(1)	Information obtained from the appraisal and third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

ONE CENTURY PLACE

The Borrower. The borrower for the One Century Place Whole Loan is SCUS OCP LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Century Place Whole Loan. Stone Company SPC is the guarantor of certain nonrecourse carveouts under the One Century Place Whole Loan. The guarantor must at all times maintain a net worth of at least $70,000,000 and maintain liquid assets of at least $7,000,000, as reasonably determined by the lender.

The Borrower Sponsor. The borrower sponsor is Stone Company SPC. Stone Company SPC is beneficially owned by a Middle Eastern family office.

Escrows. The loan documents provide for upfront reserves in the amount of $2,455,896 for work relating to repairs, replacements, improvements, upgrades and modernization of the elevator systems at the One Century Place Property.

The loan documents do not require monthly reserve deposits for real estate taxes and replacement reserves so long as no Cash Sweep Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Sweep Period is in effect and (ii) the borrower provides the lender with evidence that the One Century Place Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums (when such blanket insurance policy is not in-place) and $6,735 (approximately $0.15 per square foot annually) for replacement reserves (capped at $242,456).

Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of $38,164 (approximately $0.85 per square foot annually) for TI/LCs (capped at $1,373,914). The borrower is also required to deposit into the TI/LC reserve any lease termination fees at the One Century Place Property. If Asurion gives notice to terminate its lease on September 1, 2019 and the final lease termination payment is less than $2,500,000, then the borrower will also be required to deposit into the TI/LC reserve one-twelfth of the difference between $2,500,000 and the Asurion lease termination payment for twelve months on each payment date. On each payment date during the continuance of a Cash Sweep Period caused by a Willis Trigger Event (as defined below), the borrower will be required to sweep all excess cash flow from the One Century Place Property into a reserve (the “Willis Rollover Reserve”) until the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153 to be used for TI/LCs in connection with re-leasing the Willis space. Additionally, on the payment date occurring in May, 2020 and on each payment date thereafter through and including the payment date occurring in April 2021, the borrower is required to deposit $64,429 for the full amount of an outstanding tenant improvement allowance obligation pursuant to the Willis lease for the period commencing May 1, 2021 and ending on April 30, 2022.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the net operating income debt yield (as calculated under the loan documents) being less than 8.0% for any two consecutive calendar quarters or (iii) if prior to May 1, 2025 the borrower failing to deliver to the lender an estoppel (the “Willis Condition Satisfaction Estoppel”) evidencing the renewal of the Willis lease by Willis or one or more acceptable replacement tenants subject to conditions set forth in the One Century Place Whole Loan documents including a minimum term of five years and the applicable replacement tenant or tenants paying full, unabated rent which equals or exceeds 85.0% of the rent payable under the Willis lease (the “Willis Trigger Event”). A Cash Sweep Period will cease upon (a) with respect to (i), the cure of such event of default, (b) with respect to (ii), the net operating income debt yield being equal to or greater than 8.0% for any two consecutive calendar quarters and (c) with respect to (iii), the receipt of the Willis Condition Satisfaction Estoppel or the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153. With respect to (ii), the borrower has the option to partially prepay the One Century Place Whole Loan on or after November 6, 2019 with the payment of a yield maintenance premium (the “Debt Yield Cure Prepayment”), or post cash or a letter of credit in amount equal to such prepayment that would result in the achievement of such debt yield.

Lockbox and Cash Management. The One Century Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the One Century Place Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the One Century Place Whole Loan (unless such Cash Sweep Period was caused solely by a Willis Trigger Event).

Property Management. The One Century Place Property is managed by Transwestern Commercial Services Georgia, L.L.C., d/b/a Transwestern (“Transwestern”). Transwestern is a privately held property manager which specializes in agency leasing, tenant advisory, capital markets and asset services with 35 U.S. offices and based in Houston, Texas.

Assumption. The borrower has, at any time (other than the period 60 days prior to a securitization of a note or the period 60 days after a securitization of a note) the right to transfer the One Century Place Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the One Century Place companion loans.

Free Release. On or after November 6, 2018, on any business day, the borrower is permitted to obtain the release of a 15-acre development parcel, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) the release will not adversely affect the access to the remaining property, (iii) the borrower has obtained separate tax identification numbers, (iv) the owner of the development parcel will not be permitted to lease,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

ONE CENTURY PLACE

directly or indirectly, any portion of any space at the development parcel to any tenant and any affiliates of such tenant under any lease at the remaining property unless certain conditions are satisfied in the One Century Place Whole Loan documents, (v) the release conforms to REMIC requirements, (vi) evidence is provided that the remaining property will be in compliance with all applicable legal and zoning requirements and (vii) the loan-to-value ratio for the remaining property is in compliance with all REMIC requirements and no greater than 65.0%.

Real Estate Substitution. Not permitted.

Future Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness on the earlier to occur of (x) two years after the closing date of the securitization that includes the last note to be securitized or (y) October 19, 2020, provided (a) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is coterminous or in excess of the term of the One Century Place Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the One Century Place Whole Loan and permitted mezzanine loan will not be greater than 63.4%, (f) the debt service coverage ratio of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 2.57x, (g) the debt yield of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 10.9%, (h) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 certificates and similar ratings confirmations from each rating agency rating any securities backed by the One Century Place companion loans with respect to the ratings of such securities, and (i) any other requirements as stated under the One Century Place Whole Loan documents are met.

Future Unsecured Indebtedness. The borrower is permitted to obtain subordinate unsecured loans from a direct or indirect owner of the borrower, provided (i) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted unsecured loan, (ii) the subordinate loan is made in accordance with the borrower’s organizational documents, (iii) the subordinate loan will have a fixed rate of interest and will not have a stated maturity date which occurs on or prior to the maturity date of the One Century Place Whole Loan, (iv) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the One Century Place Property, (v) the holder of the subordinate loan will waive all rights to declare default and pursue remedies with respect to such subordinate loan while the One Century Place Whole Loan is outstanding, (vi) the maximum amount of such subordinate loan will not exceed 10.0% of the amount of the One Century Place Whole Loan, (vii) proceeds of such subordinated loan will be used only in connection with the One Century Place Property and the operation, maintenance and repair of the One Century Place Property, (viii) such subordinate loan will be deemed to be discharged upon a foreclosure of any mezzanine indebtedness, (ix) rating agency confirmation, and (x) any other requirements as stated under the One Century Place Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The One Century Place Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Century Place Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the One Century Place Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the One Century Place Property is completed, or the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

MOFFETT TOWERS II - BUILDING 2

Rendering

Rendering

Rendering of Moffett Towers II Campus Upon Completion

DISCOVERY WAY
B3
B5
B1
Amenities Building
B4
B2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

MOFFETT TOWERS II - BUILDING 2

San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Moffett Towers II - Building 2
905 11th Avenue
Sunnyvale, CA 94089
Palo Alto
Moffett Federal Airfield
NASA Ames Research Ctr.
Mountain View
SUNNYVALE
Los Altos
Downtown Sunnyvale
SANTA CLARA
SANTA CLARA COUNTY
Cupertino
SAN JOSE
Rainbow
Bayshore Fwy
South Bay Fwy
Central Expwy.
El Camino Real
Stevens Creek Fwy
Junipero Serra Fwy
Lawrence Expwy.
Homestead Rd.
Stevens Creek Blvd.
El Camino Real
Levi's Stadium
California's Great America
Mission College
De Anza College
Apple
Apple Park
Intel
NVIDIA
Yahoo Corporate Campus
Lockheed Martin
Google Tech Corners
Sheraton Sunnyvale
LinkedIn
Microsoft
Computer History Museum
Googleplex
Shoreline Amphitheatre
Symantec
Synopsys
Intuit
Juniper Networks
NetApp
Amazon Lab126
Twin Creeks Sports Complex
Sunnyvale Baylands Park
Sunnyvale Golf Course
Cuesta Park
Central Park
Ortega Park
Kaiser Permanente Santa Clara Medical Center
Agilent Technology
Vallco Shopping Mall
Cupertino Civic Center & Community Hall
Orchard Farms Shopping Center
Remington Dr.
Bollinger Rd.
McClellan Rd.
Prospect Ave.
Monroe St.
Kifer Rd.
Scott Blvd.
Evelyn Ave.
Mathilda Ave.
Fair Oaks Ave.
Wolfe Rd.
Sunnyvale-Saratoga Rd.
Hollenbeck Ave.
Grant Rd.
Miramonte Ave.
Springer Rd.
Foothill Expwy.
El Monte Ave.
San Antonio Rd.
Middlefield Rd.
Louis Rd.
Garcia Ave.
Caribbean Dr.
San Tomas Expwy.
Saratoga Ave.
Great America Pkwy.
Gold St.
Lafayette St.
San Francisco Intl. Airport 20 miles
San Jose Intl. Airport 2 miles
101
85
82
237
280
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

No. 5 – Moffett Towers II - Building 2

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment				Property Type:	Office
(Fitch/KBRA/Moody’s):	BBB-/NR/NR			Specific Property Type:	Suburban
Original Principal Balance(1):	$40,000,000			Location:	Sunnyvale, CA
Cut-off Date Balance(1):	$40,000,000			Size(5):	362,563 SF
% of Initial Pool Balance:	5.4%			Cut-off Date Balance Per SF(1)(5):	$455.09
Loan Purpose:	Refinance			Year Built/Renovated:	2017/NAP
Borrower Name:	MT2 B2 LLC			Title Vesting:	Fee
Borrower Sponsor:	Jay Paul Company			Property Manager:	Self-managed
Mortgage Rate:	3.6189%			4th Most Recent Occupancy (As of)(6):	NAP
Note Date:	November 16, 2017			3rd Most Recent Occupancy (As of)(6):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(6):	NAP
Maturity Date:	December 6, 2027			Most Recent Occupancy (As of)(6):	NAP
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2017)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of)(6):	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(6):	NAP
Call Protection(2):	L(24),D(89),O(7)			2nd Most Recent NOI (As of)(6):	NAP
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(6):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$22,525,092
				U/W Expenses:	$2,840,101
				U/W NOI:	$19,684,992
Escrows and Reserves(4):				U/W NCF:	$18,805,659
				U/W NOI DSCR(1):	2.18x
Type:	Initial	Monthly(4)	Cap (If Any)	U/W NCF DSCR(1):	2.08x
Taxes	$0	$111,859	NAP	U/W NOI Debt Yield(1):	11.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.4%
Rent Concessions Reserve	$8,332,337	$0	NAP	As-Is Appraised Value:	$351,000,000
TI/LC Reserve	$19,433,495	$0	NAP	As-Is Appraisal Valuation Date:	October 18, 2017
Debt Service Reserve	$1,000,000	Springing	NAP	Cut-off Date LTV Ratio(1):	47.0%
Parking Abatement Reserve	$2,700,000	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.4%
Amenities Rent Reserve	$286,310	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan (as defined below). The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield based on the Moffett Towers II - Building 2 Whole Loan and the Moffett Towers II - Building 2 Mezzanine Loan (as defined below) (together, the “Moffett Towers II - Building 2 Total Debt”), are 76.9%, 72.3%, 1.23x and 7.3%, respectively.

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the Moffett Towers II - Building 2 Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C42 Trust closing date in December 2017.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	Certain springing Escrows and Reserves are required on a one-time basis. See “Escrows” section.

(5)	Size of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the greater Moffett Towers II Campus. See “Amenities and Common Areas” section.

(6)	Historical occupancy, operating and financial information is unavailable as the Moffett Towers II - Building 2 Property (as defined below) was built in 2017.

The Mortgage Loan. The mortgage loan (the “Moffett Towers II - Building 2 Mortgage Loan”) is part of a whole loan (the “Moffett Towers II - Building 2 Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee simple interest in a Class A office building fully leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 2 Property”). The Moffett Towers II - Building 2 Whole Loan was originated on November 16, 2017 by Barclays Bank PLC and Morgan Stanley Bank, N.A. The Moffett Towers II - Building 2 Whole Loan had an original principal balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.6189% per annum. The Moffett Towers II - Building 2 Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payment periods followed by payments of principal and interest based on a 30-year amortization schedule. The Moffett Towers II - Building 2 Whole Loan matures on December 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

MOFFETT TOWERS II - BUILDING 2

Note A-3, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a non-controlling interest in the Moffett Towers II - Building 2 Whole Loan. The controlling Note A-1 and the non-controlling Notes A-2 and A-4 are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$43,000,000	Barclays Bank PLC	Yes
A-2	$40,750,000	Barclays Bank PLC	No
A-3	$40,000,000	WFCM 2017-C42	No
A-4	$41,250,000	Morgan Stanley Bank, N.A.	No
Total	$165,000,000

Following the lockout period, on any date before June 6, 2027, the borrower has the right to defease the Moffett Towers II - Building 2 Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The Moffett Towers II - Building 2 Whole Loan is prepayable without penalty on or after June 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$165,000,000	61.1%	Loan payoff	$207,408,056	76.8%
Mezzanine loan	105,000,000	38.9	Reserves	31,752,142	11.8
			Return of equity	20,183,519	7.5
			Closing costs	10,656,282	3.9

Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%

The Property. The Moffett Towers II - Building 2 Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. As of December 1, 2017, the Moffett Towers II – Building 2 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 2 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrow by the borrower on the origination date (See “Escrows” section).

The Moffett Towers II - Building 2 Property comprises a portion of the first phase (“Phase I”) of the planned 1.8 million square-foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the Moffett Towers II - Building 2 Property and an adjacent surface parking lot (completed in 2017) as well as the 350,633 square foot Moffett Towers II - Building 1 (April 2018 expected completion), an enclosed parking structure (April 2018 expected completion) and a 59,650 square foot fitness/amenities building (July 2018 expected completion). The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure once completed pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “Amenities and Common Areas” section). Inclusive of the future enclosed parking structure (of which 361 spaces are dedicated to Amazon pursuant to its lease) and the completed surface parking lot (of which 707 spaces are dedicated to Amazon pursuant to its lease), the Moffett Towers II - Building 2 Property has a parking ratio of 3.3 spaces per 1,000 square feet. On the origination date, the Moffett Towers II - Building 2 Guarantor (as defined below) executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Completion Guaranty” section). Additionally, the Moffett Towers II - Building 2 Whole Loan documents require upfront and springing reserves related to the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Escrows” section). Subsequent phases of the Moffett Towers II Campus development are expected to include the construction of three additional 350,633 square foot Class A office buildings as well as two separate enclosed parking structures.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that it increased net income from a $241.0 million loss in 2014 to $2.4 billion profit in 2016 with total net sales of approximately $136.0 billion in 2016. Most recently, net sales increased to $43.7 billion in the third quarter of 2017, up 34.0% from the one year earlier. Amazon employed approximately 341,400 employees as of December 31, 2016.

The Moffett Towers II - Building 2 Property is expected to house Amazon’s Lab126, a research and development subsidiary that designs and engineers high-profile consumer electronics. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo. Lab126 is headquartered in the nearby Moffett Towers I, which is located approximately 0.5 miles from the Moffett Towers II - Building 2 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

MOFFETT TOWERS II - BUILDING 2

The following table presents certain information relating to the tenancy at the Moffett Towers II - Building 2 Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(2)(3)(4)(5)	Annual U/W Base Rent(3)(4)(5)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Amazon	NR/Baa1/AA-	362,563	100.0%	$55.81	$20,233,410	100.0%	4/30/2028(6)
Total Major Tenant		362,563	100.0%	$55.81	$20,233,410	100.0%

Vacant Space		0	0.0%

Collateral Total		362,563	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the greater Moffett Towers II Campus. See “Amenities and Common Areas” section.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(4)	Amazon has five months of free rent and eight months of waived fitness/amenities use fees remaining, all of which were deposited into escrow on the origination date. The borrower also deposited $286,310 into escrow on the origination date for an Amenities Rent Reserve, which represents six months of use fees due for the fitness/amenities building commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (see “Escrows” section).

(5)	Amazon is entitled to a base rent abatement in the amount of $15,000 per day for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361-spaces allocated to Amazon within the enclosed parking structure in accordance with the Amazon lease. An amount equal to 180 days of base rent abatements ($2,700,000) was deposited into escrow on the origination date (see “Escrows” section).

(6)	Amazon has two, seven-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II - Building 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	362,563	100.0%	362,563	100.0%	$20,233,410	100.0%	$55.81
Vacant	0	0	0.0%	362,563	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	362,563	100.0%			$20,233,410	100.0%	$55.81

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

The following table presents historical occupancy percentages at the Moffett Towers II - Building 2 Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/1/2017(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical Occupancy prior to 12/6/2017 is not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

MOFFETT TOWERS II - BUILDING 2

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Moffett Towers II - Building 2 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$20,233,410	89.8%	$55.81
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	2,751,378	12.2	7.59
Less Vacancy & Credit Loss(3)	(459,696)	(2.0)	(1.27)
Effective Gross Income	$22,525,092	100.0%	$62.13

Total Operating Expenses	$2,840,101	12.6%	$7.83

Net Operating Income	$19,684,992	87.4%	$54.29
TI/LC	806,820	3.6	2.23
Capital Expenditures	72,513	0.3	0.20
Net Cash Flow	$18,805,659	83.5%	$51.87

NOI DSCR(4)	2.18x
NCF DSCR(4)	2.08x
NOI DY(4)	11.9%
NCF DY(4)	11.4%

(1)	Historical Cash Flows are not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	U/W Base Rent includes $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(3)	The underwritten economic vacancy is 2.0%. The Moffett Towers II - Building 2 Property was 100.0% occupied as of December 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan.

Appraisal. As of the appraisal valuation date of October 18, 2017 the Moffett Towers II - Building 2 Property had an “as-is” appraised value of $351,000,000. The appraiser also concluded to a “hypothetical go dark” appraised value of $246,600,000.

Environmental Matters. According to a Phase I environmental site assessment (“ESA”) dated October 19, 2017, a recognized environmental condition (“REC”) was determined to exist at the Moffett Towers II - Building II Property. The Moffett Towers II - Building II Property was part of a larger campus historically used by Lockheed Martin for aerospace manufacturing, research and development that covers approximately 660 acres, known as the Lockheed Martin Plant One Campus. The Lockheed Martin Plant One Campus is included in a Site Cleanup Requirements Order issued by the Regional Water Quality Control Board (“RWQCB”) which applies to a large portion of the Lockheed Martin Plant One Campus. No significant sources of soil or groundwater pollution have been identified on the Moffett Towers II - Building II Property during historical or more recent investigations of the Plant One Campus. The responsible party associated with this release has been identified by state and Federal regulatory agencies as Lockheed Martin, and Lockheed Martin is currently conducting response actions under state and Federal oversight. Although there is an active regulatory status, the ESA concluded, given the absence of impact, that no further action is warranted and the REC will not prevent or impede the use of the Moffett Towers II - Building II Property. The REC is further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Moffett Towers II - Building II Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building II Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building II Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building II Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 11.1% and 2.4%, respectively, as of second quarter of 2017. In the first half of 2017, 315,272 square feet of office space was delivered to the Sunnyvale submarket, with 426,404 square feet of absorption. According to the appraisal, as of the second quarter of 2017, new supply under construction in Silicon Valley stood at approximately 2.8 million square feet, which consisted of approximately 0.7 million square feet of build-to-suit construction and 2.1 million square feet of speculative construction. As of the second quarter of 2017, the total office average asking rent for the Sunnyvale submarket was $52.20 per square foot (fully-serviced), which is in-line with the Silicon Valley total office average asking rent of $53.40 per square foot (fully-serviced). Within the Sunnyvale submarket, the average asking rent for Class A office properties is $58.20 per square foot (fully-serviced).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

MOFFETT TOWERS II - BUILDING 2

The following table presents certain information relating to comparable leases to the Moffett Towers II - Building 2 Property:

Comparable Leases(1)

Property Name/Location	Year Built	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Towers at Great America Santa Clara, CA	2002	A	6	374,214	Macom Connectivity	May 2017 / 1 Yr	55,393	$42.00	NNN
Santa Clara Square Ph. II Bldg. 4 Santa Clara, CA	2016	A	6	220,156	AMD	Aug. 2016 / 10 Yrs	220,156	$42.60	NNN
Moffett Gateway Santa Clara, CA	2016	A	7	612,796	Google, Inc.	July 2016 / 11 Yrs	612,796	$44.40	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	Cambridge Industries	May 2016 / 7 Yrs	74,376	$43.80	NNN
Central & Wolfe Campus Sunnyvale, CA	2018 (Est.)	A	4	871,214	Apple, Inc.	Sep. 2015 / 13 Yrs	871,214	$40.08	NNN
599 Castro Mountain View, CA	2017	A	4	94,918	Pure Storage	Aug. 2017 / 7 Yrs	45,000	$90.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Moffett Towers II - Building 2 Whole Loan is MT2 B2 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 2 Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 2 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The nonrecourse carve-out guarantor will be required to maintain a minimum net worth, excluding its interest in the Moffett Towers II - Building 2 Property, of $225,000,000 and liquidity of at least $10,000,000.

The Borrower Sponsor. The borrower sponsor is Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space. Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II. Jay Paul Company is currently redeveloping over 55 acres in Moffett Park, including Moffett Place, a new, Class A office development, which is expected to contain approximately 1.9 million square feet of net rentable building area, in six, eight-story buildings.

Escrows. The Moffett Towers II - Building 2 Whole Loan documents provide for upfront reserves in the amount of $19,433,495 for outstanding tenant improvements relating to the Amazon space and $8,332,337 for outstanding rent concessions due under the Amazon lease.

The Moffett Towers II - Building 2 Whole Loan documents also provide for upfront reserves in the amount of $2,700,000 for a Parking Rent Abatement Reserve and $286,310 for an Amenities Rent Reserve related to the completion and delivery of the enclosed parking structure and the fitness/amenities building, respectively, which amounts were deposited into a lender-controlled account (the “Parking and Amenities Building Account”). The Parking Rent Abatement Reserve represents 180 days of base rent abatements ($15,000 per day) due to Amazon for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361 spaces allocated to Amazon within the enclosed parking structure, in accordance with the Amazon lease. The Amenities Rent Reserve represents six months of use fees due for the fitness/amenities building, pursuant to the Amazon lease, commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (use fees that would be due for the fitness/amenities building following the origination date through July 31, 2018 is included in the $8,332,337 upfront reserve for outstanding rent concessions due under the Amazon lease). If the terms of the Required Parking Spaces Satisfaction (as defined below) have not occurred on or prior to September 15, 2018, the borrower will be required to deposit an additional $2,700,000 into the Parking and Amenities Building Account. If the terms of the Amenities Building Satisfaction (as defined below) have not occurred on or prior to January 31, 2019, the borrower will be required to deposit an additional $286,310 (the “Additional Amenities Rent Amount”) into the Parking and Amenities Building Account. Amounts on deposit in the Parking and Amenities Building Account will be held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, the amounts deposited into the Parking and Amenities Building Account will be released to the borrower upon the occurrence of the related Required Parking Spaces Satisfaction or Amenities Building Satisfaction, as applicable.

A “Required Parking Spaces Satisfaction” will occur on the date that (i) the borrower delivers evidence reasonably acceptable to the lender that the borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (ii) Amazon has delivered written confirmation that (a) the borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (b) Amazon is no longer entitled to base rent abatement related to the delivery of the enclosed parking structure pursuant to the its lease.

An “Amenities Building Satisfaction” will occur on the date that (i) the borrower delivers evidence reasonably acceptable to the lender that the amenities building has been completed in conformance with all applicable requirements and (ii) Amazon has delivered written

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

MOFFETT TOWERS II - BUILDING 2

confirmation that the amenities building is useable and has commenced the payment of the use fees applicable to the amenities building pursuant to the Amazon lease.

Additionally, the Moffett Towers II - Building 2 Whole Loan documents provide for an upfront reserve in the amount of $1,000,000 for a debt service reserve which amounts were deposited into a lender-controlled account (the “Debt Service Reserve Account”). If the Required Parking Spaces Satisfaction has not occurred on or prior to September 15, 2018, the borrower will be required to deposit an additional $1,000,000 into the Debt Service Reserve Account. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, amounts remaining in the Debt Service Reserve Account will be released to the borrower upon the occurrence of the Required Parking Spaces Satisfaction.

The Moffett Towers II - Building 2 Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $111,859. The Moffett Towers II - Building 2 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers II - Building 2 Borrower provides the lender with evidence that the Moffett Towers II - Building 2 Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Moffett Towers II - Building 2 Whole Loan documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 2 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 2 Property.

Lockbox and Cash Management. The Moffett Towers II - Building 2 Whole Loan is structured with a hard lockbox and an in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 2 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 2 Mezzanine Loan and, during a Lease Sweep Period (as defined below), an amount equal to $438,291 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep And Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers II - Building 2 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers II - Building 2 Whole Loan;

(ii)	if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 2 Whole Loan (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (b) the debt service coverage ratio falls below 1.50x based on the Moffett Towers II - Building 2 Whole Loan or 1.10x based on the Moffett Towers II - Building 2 Total Debt (a “Low Debt Service Period”);

(iii)	the continuance of a Lease Sweep Period; or

(iv)	an event of default under the Moffett Towers II - Building 2 Mezzanine Loan

A Trigger Period will end:

(a)	with regard to clause (i) and (iv) above, upon the cure of such event of default;

(b)	with regard to clause (ii) above, upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.50x based on the Moffett Towers II - Building 2 Whole Loan and 1.10x based on the Moffett Towers II - Building 2 Total Debt for two consecutive calendar quarters and (2) the balance of on deposit in the Cash Collateral Account is equal to $17,531,650 ($50.00 per square foot); and

(c)	with regard to clause (ii) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to the Amazon lease, Amazon fails to renew or extend such lease on or prior to December 6, 2025;

(ii)	the date on which, with respect to any Lease Sweep Lease, (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period shall commence pursuant this clause (ii) if, in connection with such termination or cancellation (or delivery of notice of termination or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

MOFFETT TOWERS II - BUILDING 2

cancellation), the borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement Lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(iii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space being the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is an Investment Grade Entity or (b) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party shall not be deemed to have “gone dark” for purposes of this clause (iii) and no Lease Sweep Period shall commence pursuant to this clause (iii);

(iv)	upon an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(v)	upon a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(vi)	the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 per square foot) provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit will be in an amount equal to $17,531,650 ($50.00 per square foot).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clause (i) or (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied, (2) in the case of clauses (i) or (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs;

(b)	with regard to clause (iii) or (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iv) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the Lender; and

(e)	with regard to clause (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period shall be equal to the amount of the largest Lease Sweep And Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period shall be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (iv) above, $12,272,155 ($35.00 per square foot), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 per square foot of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and or/(iv) above is concurrently continuing, $50.00 per square foot of Dark Space or (d) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii), (iii) and/or (iv) above, $17,531,650 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i), (iv) and/or (vi) above, $10,518,990 ($30.00 per square foot) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) or (iii) above, $30.00 per square foot of the Dark Space or Terminated Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

MOFFETT TOWERS II - BUILDING 2

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable square feet demised under the Amazon lease as of November 16, 2017 (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Property Management. The Moffett Towers II - Building 2 Property is managed by an affiliate of the borrower.

Assumption. The Moffett Towers II - Building 2 Borrower has, at any time following the securitization of the Moffett Towers II – Building 2 Whole Loan, the right to transfer the Moffett Towers II - Building 2 Property, provided that certain conditions are satisfied, including: (i) no event of default under the Moffett Towers II – Building 2 Whole Loan documents or mezzanine loan documents has occurred and is continuing, (ii) the borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Moffett Towers II - Building 2 Whole Loan documents, (iv) the payment of a transfer fee of 0.5% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of the first transfer, and 1.0% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of any subsequent transfer, and (v) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the Moffett Towers II - Building 2 Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $105,000,000 mezzanine loan (the “Moffett Towers II - Building 2 Mezzanine Loan”) to MT2 B2 MEZZ LLC, a Delaware limited liability company owning 100.0% of the Moffett Towers II - Building 2 Borrower under the Moffett Towers II - Building 2 Whole Loan (collectively, the “Moffett Towers II - Building 2 Mezzanine Borrower”). The Moffett Towers II - Building 2 Mezzanine Loan is secured by a pledge of the Moffett Towers II - Building 2 Mezzanine Borrower’s interest in the borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan accrues interest at a rate of 5.900% per annum and requires interest-only payments through the maturity date of December 6, 2027. The rights of the Moffett Towers II - Building 2 Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Amenities and Common Areas. The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”) once completed. To govern access to the Common Area Spaces, the Moffett Towers II - Building 2 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Towers II Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. As of the origination date, the borrower was the sole voting member of the Association. The CCR provides that as each of the four non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

Completion Guaranty. On the origination date, the Moffett Towers II - Building 2 Guarantor executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure. Among other things, the completion guaranty provides that in the event that neither the Moffett Towers II - Building 2 Borrower nor MT II LLC (an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus) is able to complete and deliver the fitness/amenities building and the enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction) on or prior to the one year anniversary of the respective targeted completion date of each (i.e., July 15, 2019 in the case of the fitness/amenities building; April 15, 2019 in the case of the enclosed parking structure or Required Parking Spaces Satisfaction), the Moffett Towers II - Building 2 Guarantor is required to pay any costs, expenses or liabilities incurred by the lender to effectuate the completion and delivery of such fitness/amenities building and enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction).

Ground Lease. None.

Terrorism Insurance. The Moffett Towers II - Building 2 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II - Building 2 Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

1601 BRONXDALE AVENUE

NYSC new york sports club

ConEd's Van Nest Service Center
1601 Bronxdale Avenue Property
Proposed Metro-North Station
E TREMONT AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

1601 BRONXDALE AVENUE

1601 Bronxdale Avenue
1601 Bronxdale Avenue
Bronx, NY 10462
YONKERS
NEW JERSEY
College of Mount St. Vincent
Palisades Interstate Pkwy
Palisades Interstate Park
Riverdale Park
Riverdale
Manhattan College
Hudson River
H. Hudson Pkwy
Spuyten Duyvil
H. HUDSON BRIDGE
Jerome Park Reservoir
Van Cortlandt Park
Mosholu Golf Course
Montefiore Medical Center
Saw Mill River Pkwy
NY State Thruway
Bronx River Pkwy
WESTCHESTER COUNTY
Empire City at Yonkers Raceway
Hillview Reservoir
E. 223rd St
Webster Ave.
Inwood Hill Park
Baker Field
MANHATTAN
Inwood
GEO. WASH. BRIDGE
BRONX
Bronx Botanical Gardens
Fordham University
Fordham Rd.
CUNY Bronx Community College
Bronx Zoo
Pelham Pkwy
Jacobi Medical Center
Mercy College-Bronx Campus
Albert Einstein College of Medicine
Bay Plaza Shopping Center
Gun Hill Rd.
Eastchester Rd.
Pelham Bay Park
Aileen B. Ryan Recreational Complex
Morris Park
Morris Park Ave.
Williamsbridge Rd.
Hutchinson Metro Center
Hutchinson River Pkwy
Yeshiva Univ.
Major Deegan Expwy
Morris Heights
New York Presbyterian Hosp.
Harlem River Dr.
Harlem River
Tremont Ave.
AMTRAK
Claremont Park
Crotona Park
Cross Bronx Expwy
Long Island Sound
Washington Heights
Yankee Stadium
W. 145th St
Morris Ave.
Melrose Ave.
3rd Ave.
E. 169th St.
Bruckner Expwy
White Plains Rd.
Soundview Ave.
Zerega Ave.
Randall Ave.
Sound View Park
Castle Hill
Ferry Point Park
THROGS NECK BRIDGE
Harlem Hospital
Hunts Point
Harlem
Triboro Br.
East River
Whitestone Bridge
Whitestone
Cross Island Pkwy
Upper East Side
E. 116th St.
FDR Dr.
Randalls Island
Rikers Island
Herman A. MacNeil Park
Ward Island
Triboro Bridge
QUEENS
LaGuardia Airport
14th Ave.
15th Ave.
20th Ave.
121st St.
College Point
Willets Pt. Blvd.
PATERSON
YONKERS
BRONX
MANHATTAN
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

No. 6 - 1601 Bronxdale Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$35,000,000			Specific Property Type:	Industrial/Office
Cut-off Date Balance:	$35,000,000			Location:	Bronx, NY
% of Initial Pool Balance:	4.7%			Size:	304,425 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$114.97
Borrower Name:	1601 Bronxdale, LLC			Year Built/Renovated:	1949/2008
Borrower Sponsor:	Carter Sackman			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Self-managed
Note Date:	November 17, 2017			4th Most Recent Occupancy (As of):	98.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	December 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (10/17/2017)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,524,321 (12/31/2014)
Call Protection(1):	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI (As of):	$2,625,562 (12/31/2015)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$2,683,725 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$2,720,655 (TTM 9/30/2017)
Additional Debt Type:	NAP

				U/W Revenues:	$4,674,681
				U/W Expenses:	$1,772,465
				U/W NOI:	$2,902,216
				U/W NCF:	$2,661,137
Escrows and Reserves(2):				U/W NOI DSCR:	1.82x
				U/W NCF DSCR:	1.67x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.3%
Taxes	$0	$88,367	NAP	U/W NCF Debt Yield:	7.6%
Insurance	$67,773	$7,531	NAP	As-Is Appraised Value:	$67,100,000
TI/LC Reserve	$0	$19,758	$1,000,000	As-Is Appraisal Valuation Date:	October 16, 2017
Replacement Reserves	$0	$3,952	NAP	Cut-off Date LTV Ratio:	52.2%
Deferred Maintenance	$72,175	$0	NAP	LTV Ratio at Maturity:	52.2%

(1)	Partial prepayments are permitted no more than one time per calendar year. See “The Mortgage Loan” section.

(2)	See “Escrow” section.

The Mortgage Loan. The mortgage loan (the “1601 Bronxdale Avenue Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a mixed use building located in Bronx, New York (the “1601 Bronxdale Avenue Property”). The 1601 Bronxdale Avenue Mortgage Loan was originated on November 17, 2017 by Wells Fargo Bank, National Association. The 1601 Bronxdale Avenue Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.500% per annum. The 1601 Bronxdale Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the loan term. The 1601 Bronxdale Avenue Mortgage Loan matures on December 11, 2027.

Following the lockout period, the borrower has the right to prepay the 1601 Bronxdale Avenue Whole Loan in whole, or in part (no more than once per calendar year), on any date before September 11, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the 1601 Bronxdale Avenue Whole Loan is prepayable without penalty on or after September 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

1601 BRONXDALE AVENUE

Sources and Uses

Sources			Uses
Original Mortgage Loan amount	$35,000,000	100.0%	Loan payoff	$26,418,715	75.5%
			Closing costs	966,178	2.8
			Reserves	139,948	0.4
			Return of equity	7,475,159	21.4
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property. The 1601 Bronxdale Avenue Property comprises a part one-story, and part three-story mixed-use building totaling 304,425 square feet and located in the Bronx, New York. The 1601 Bronxdale Avenue Property contains a combination of warehouse, retail/health club and office space. Situated on a 7.4-acre parcel, the 1601 Bronxdale Avenue Property was originally built as a distribution facility in 1949 and was renovated and re-configured to a multi-tenanted facility in 2008. The 1601 Bronxdale Avenue Property contains 246 surface rooftop parking spaces, resulting in a parking ratio of 0.8 spaces per 1,000 square feet of rentable area. As of October 17, 2017, the 1601 Bronxdale Avenue Property was 100.0% occupied by nine tenants, and the property has been over 97.1% occupied since 2008.

The warehouse space at the 1601 Bronxdale Avenue Property totals 185,686 square feet (61.0% of net rentable area; 29.6% of underwritten base rent), is occupied by four tenants and features 15 to 22-foot clear heights, 25 loading docks, one drive-in entrance and 25-foot column spacing. Approximately 84.0% of the warehouse space is occupied by Parts Authority WAW, LLC (“Parts Authority”), which has been in-place since 1988 and is the second largest tenant (by base rent) at the 1601 Bronxdale Avenue Property, accounting for 51.2% of the net rentable area and 24.7% of underwritten base rent. Parts Authority is based in New York and is one of the largest distributors of automotive and truck parts on the east coast. Parts Authority has an underwritten base rent of $6.64 per square foot, which is approximately 52.6% below the appraiser’s concluded market rent of $14.00 per square foot.

The office space at the 1601 Bronxdale Avenue Property totals 85,739 square feet (28.2% of net rentable area; 50.4% of underwritten base rent) and is occupied by four tenants. Approximately 65.2% of the office space is occupied by Con Edison (“ConEd”), which is the largest tenant (by base rent) at the 1601 Bronxdale Avenue Property, accounting for 18.4% of net rentable area and 30.0% of underwritten base rent. ConEd (rated ‘A3’ by Moody’s and ‘A-’ by S&P) is one of the largest investor-owned energy companies in the United States. ConEd has been in-place since 1995 and recently signed a lease extension in October 2016 through February 2021. ConEd is headquartered in New York and provides electric service to approximately 3.4 million customers in New York City and Westchester; gas service to 1.1 million customers in Manhattan, the Bronx, Queens, and Westchester county; and steam service to 1,650 customers in Manhattan. The 1601 Bronxdale Avenue Property is situated directly adjacent to ConEd’s Van Nest Service Center (not part of the collateral). The Van Nest facility is used by ConEd as a service center for equipment repair, storage, truck and employee parking and as a compressed natural gas station. ConEd has an underwritten base rent of $22.51 per square foot, which is approximately 6.2% below the appraiser’s concluded market rent of $24.00 per square foot.

The retail space at the 1601 Bronxdale Avenue Property totals 33,000 square feet and is fully occupied by New York Sports Club (“NYSC”), which is the third largest tenant (by base rent), accounting for 10.8% of net rentable area and 19.9% of underwritten base rent. NYSC is owned by Town Sports International Holdings (“TSI”), which is the largest owner and operator of fitness clubs in the Northeast and Mid-Atlantic regions of the United States and the third largest operator in the country by number of clubs. As of September 30, 2017, TSI operated 164 fitness clubs (118 of which are located within the New York City metropolitan area), serving approximately 588,000 members. NYSC operates a full-service health club at the 1601 Bronxdale Avenue Property with amenities including an indoor swimming pool, childcare services and sports clubs for kids. The NYSC health club at the 1601 Bronxdale Avenue Property is the company’s only location in the Bronx.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1601 BRONXDALE AVENUE

The following table presents certain information relating to the tenancy at 1601 Bronxdale Avenue Property:

Major Tenants

Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Con Edison	Office	BBB+/A3/A-	55,929	18.4%	$22.51(3)	$1,259,178(3)	30.0%	2/28/2021(4)
Parts Authority WAW, LLC	Warehouse	NR/NR/NR	155,986	51.2%	$6.64(5)	$1,035,660(5)	24.7%	Various(5)
NYSC (TSI Morris Park LLC)	Retail/Health Club	NR/Caa2/CCC+	33,000	10.8%	$25.33	$835,898	19.9%	10/31/2022(6)
Amazing Home Care	Office	NR/NR/NR	11,475	3.8%	$31.95	$366,671	8.7%	12/31/2018
Langsam Property	Office	NR/NR/NR	13,135	4.3%	$26.97	$354,300	8.4%	8/31/2019(7)
Total Major Tenants			269,525	88.5%	$14.29	$3,851,707	91.8%

Non-Major Tenants			34,900	11.5%	$9.87	$344,463	8.2%

Occupied Collateral Total			304,425	100.0%	$13.78	$4,196,170	100.0%

Vacant Space			0	0.0%

Collateral Total			304,425	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2018.

(3)	ConEd’s Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s average rent over its remaining lease term. ConEd’s current Annual U/W Base Rent PSF is $21.68.

(4)	ConEd has one, two-year renewal option at a base rental rate of $24.52 per square foot.

(5)	Parts Authority occupies two spaces: 152,386 square feet with an Annual U/W Base Rent PSF of $6.57 and Lease Expiration Date of February 28, 2022; and 3,600 square feet with an Annual U/W Base Rent PSF of $9.70 and Lease Expiration Date of January 31, 2022. Parts Authority has one, 10-year renewal option at 95% of market rent for the 152,386 square foot space.

(6)	NYSC has three, five-year renewal options.

(7)	Langsam Property has one, five-year renewal option at 95% of market rent.

The following table presents certain information relating to the lease rollover schedule at 1601 Bronxdale Avenue Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	12,075	4.0%	12,075	4.0%	$383,531	9.1%	$31.76
2019	2	14,035	4.6%	26,110	8.6%	$370,507	8.8%	$26.40
2020	2	33,400	11.0%	59,510	19.5%	$311,396	7.4%	$9.32
2021	1	55,929	18.4%	115,439	37.9%	$1,259,178	30.0%	$22.51
2022	3	188,986	62.1%	304,425	100.0%	$1,871,558	44.6%	$9.90
2023	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	304,425	100.0%			$4,196,170	100.0%	$13.78

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1601 BRONXDALE AVENUE

The following table presents historical occupancy percentages at 1601 Bronxdale Avenue Property:

Historical Occupancy(1)

12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	10/17/2017(3)
98.5%	100.0%	100.0%	100.0%

(1)	The 1601 Bronxdale Avenue Property has been over 97.1% occupied since 2008.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at 1601 Bronxdale Avenue Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,176,224	$3,341,194	$3,830,611	$3,988,777	$4,196,170	89.8%	$13.78
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	616,818	738,369	542,549	542,150	538,319	11.5	1.77
Other Income	11,466	12,809	12,850	14,339	150,000	3.2	0.49
Less Vacancy & Credit Loss	0	0	0	0	(209,809)(1)	(4.5)	(0.69)
Effective Gross Income	$3,804,509	$4,092,372	$4,386,009	$4,545,266	$4,674,681	100.0%	$15.36

Total Operating Expenses	1,280,187	1,466,810	1,702,284	1,824,611	1,772,465	37.9%	5.82

Net Operating Income	$2,524,321	$2,625,562	$2,683,725	$2,720,655	$2,902,216	62.1%	$9.53
TI/LC	0	0	0	0	195,415	4.2	0.64
Capital Expenditures	0	0	0	0	45,664	1.0	0.15
Net Cash Flow	$2,524,321	$2,625,562	$2,683,725	$2,720,655	$2,661,137	56.9%	$8.74

NOI DSCR	1.58x	1.64x	1.68x	1.70x	1.82x
NCF DSCR	1.58x	1.64x	1.68x	1.70x	1.67x
NOI DY	7.2%	7.5%	7.7%	7.8%	8.3%
NCF DY	7.2%	7.5%	7.7%	7.8%	7.6%

(1)	The underwritten economic vacancy is 5.0%. The 1601 Bronxdale Avenue Property was 100.0% physically occupied as of October 17, 2017.

Appraisal. As of the appraisal valuation date of October 16, 2017, the 1601 Bronxdale Avenue Property had an “as-is” appraised value of $67,100,000.

Environmental Matters. According to a Phase I environmental assessment dated November 2, 2017, recognized environmental conditions exist at the 1601 Bronxdale Avenue Property related to (i) contamination due to previous railroad yard operations from approximately 1898 to 1929 and (ii) the previous existence of underground storage tanks. In lieu of performing a Phase II environmental assessment, the lender obtained an environmental insurance policy.

Market Overview and Competition. The 1601 Bronxdale Avenue Property is situated in an infill location within the southeastern section of the Bronx, New York, approximately 8.0 miles north of Midtown Manhattan. The 1601 Bronxdale Avenue Property is located within 0.5 miles of the Cross Bronx Expressway (Interstate 95), and the Bruckner Expressway (Interstate 278), which provide access to Manhattan to the south and Westchester County to the north; and is located within 0.5 miles of the Bronx River Parkway and Hutchinson River Parkway. The 1601 Bronxdale Avenue Property is situated in close proximity to the site of the proposed Parkchester/Van Nest Metro-North train station, which is expected to provide rail access to midtown Manhattan to the south and Westchester County and southwest Connecticut to the north. According to a third-party research provider, the 2017 estimated population within a three- and five- mile radius of 1601 Bronxdale Avenue Property was 1,000,373 and 1,912,710, respectively; and the average household income within the same radii was $50,493 and $55,529, respectively.

According to the appraisal, the 1601 Bronxdale Avenue Property is located within the Bronx submarket of the Westchester/Southern Connecticut market. As of the third quarter of 2017, the submarket comprised approximately 1,145 industrial properties totaling 26.9 million square feet with a 3.2% vacancy rate. The appraiser concluded to industrial market rents for the 1601 Bronxdale Avenue Property of $14.00 per square foot for spaces greater than 4,700 square feet; and $16.00 per square foot for spaces less than 4,700 square feet, both on a modified gross basis. For the same period, the submarket comprised approximately 545 office properties totaling 11.8 million square feet with an 8.4% vacancy rate. The appraiser concluded to office market rents for the 1601 Bronxdale Avenue Property of $24.00 per square foot for spaces greater than 5,200 square feet and $26.00 per square foot for spaces less than 5,200 square feet, both on a modified gross basis. For the health club space at the 1601 Bronxdale Avenue Property, the appraiser concluded to a market rent of $25.00 per square foot, modified gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1601 BRONXDALE AVENUE

The following table presents certain information relating to comparable industrial and office leases for 1601 Bronxdale Avenue Property:

Comparable Industrial Leases(1)

Property Name/Location	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1600 Stillwell Avenue Bronx, NY	Confidential	Oct. 2017 / 5.0 Years	4,500	$16.00	Modified Gross
1088 Brook Avenue Bronx, NY	Autobody	Jan. 2017 / 10.0 Years	2,770	$22.00	Modified Gross
532 Bryant Avenue Bronx, NY	Confidential	Jun. 2016 / 5.0 Years	5,000	$16.32	Gross
967-69 Longfellow Avenue Bronx, NY	Coyle Contracting Corp.	Apr. 2016 / 2.0 Years	1,500	$19.93	Modified Gross
535 Zerega Avenue Bronx, NY	New York Road Runners	Jun. 2017 / N/A	40,000	$13.50	NNN
2470-80 Rowe Street Bronx, NY	Band Brothers	Jun. 2016 / 3.0 Years	45,000	$15.00	Modified Gross
1930-50 Eastchester Road Bronx, NY	Confidential	Jul.2015 / 5.0 Years	25,000	$16.42	Gross
1160 Commerce Avenue Bronx, NY	WB Mason	Mar. 2015 / 10.0 Years	95,000	$16.32	Modified Gross
511 Barry Street Bronx, NY	Dine N Fresh	Mar. 2015/ 5.0 Years	86,500	$8.18	NNN

(1)	Information obtained from the appraisal.

Comparable Office Leases(1)

Property Name/Location	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
50 East Fordham Road Bronx, NY	Confidential	Jun. 2017 / 10.0 Years	11,282	$30.00	Modified Gross
1241 Lafayette Avenue Bronx, NY	Confidential	Jan. 2017 / 5.0 Years	9,000	$23.40	Modified Gross
2704 East Tremont Avenue Bronx, NY	Confidential	Mar. 2017 / 5.0 Years	900	$33.33	Gross
2770 Third Avenue Bronx, NY	Confidential	Aug. 2016 / 10.0 Years	7,500	$25.25	Modified Gross
2770 Third Avenue Bronx, NY	Masa	Oct. 2015 / 5.0 Years	3,500	$24.00	Modified Gross
2480-2488 Grand Concourse Bronx, NY	The Jewish Board	Aug. 2016 / 10.0 Years	13,300	$30.00	Modified Gross
2027 Williamsbridge Road Bronx, NY	Confidential	Apr. 2016 / 10.0 Years	700	$35.27	Modified Gross
1775 Grand Concourse Bronx, NY	The Legal Aid Society	Mar. 2016 / 7.0 Years	6,121	$29.50	Modified Gross
1775 Grand Concourse Bronx, NY	The City of New York	Sep. 2015 / 10.0 Years	15,270	$32.62	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 1601 Bronxdale, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1601 Bronxdale Avenue Mortgage Loan. Carter Sackman and James Hefelfinger are the guarantors of certain nonrecourse carveouts under the 1601 Bronxdale Avenue Mortgage Loan. Mr. Hefelfinger was involved in a mortgage default related to a property in Manhattan in 2009. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is Carter Sackman, the president of Sackman Enterprises. Established in 1972, Sackman Enterprises initially focused on restoring historic brownstones in Manhattan’s Upper West Side, and has since expanded its business to real estate development and management. Sackman Enterprises’ portfolio includes more than 75 residential and commercial properties in Manhattan, the Bronx, and New Jersey. Carter Sackman has more than 30 years’ experience in real estate development and expanded Sackman Enterprises’ portfolio into mixed-use properties.

Escrows. The loan documents provide for upfront escrows in the amount of $67,773 for insurance, and $72,175 for deferred maintenance primarily related to the reinforcement of concrete pavement in the upper deck parking area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1601 BRONXDALE AVENUE

The loan documents also provide for ongoing monthly escrows of $88,367 for real estate taxes, $7,531 for insurance, $3,952 for replacement reserves, and $19,758 for general tenant improvements and leasing commissions (subject to a cap of $1,000,000 as long as no Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) has occurred and is continuing).

Lockbox and Cash Management. The 1601 Bronxdale Avenue Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposits all rents directly into such lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio being less than 1.20x at the end of any calendar month; or

(iii)	the occurrence of an Anchor Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and

●	with regard to clause (iii), upon an Anchor Tenant Cure Event (as defined below).

An “Anchor Tenant Trigger Event” means, with respect to Parts Authority, ConEd, or NYSC (or any successors or replacement tenants), a period that commences upon the earlier of:

(i)	the date such tenant terminates its lease or gives notice of its intent to do so;

(ii)	the date such tenant goes dark or gives notice of its intent to do so;

(iii)	the date such tenant becomes involved in a bankruptcy proceeding or other insolvency proceeding; or

(iv)	the date such tenant does not renew or extend its lease per the terms and conditions set forth in its lease at least 12 months prior to the stated expiration date.

An “Anchor Tenant Cure Event” will occur:

●	with regard to clause (i), upon a Qualified Re-Leasing Event (as defined below);

●	with regard to clause (ii), upon (a) the applicable anchor tenant recommencing operations and payment of full, unabated rent; or (b) a Qualified Re-Leasing Event;

●	with regard to clause (iii), upon (a) the proceeding being dismissed and the anchor lease being affirmed, assumed, or assigned pursuant to bankruptcy order; or (b) if the anchor lease is rejected in such proceeding, a Qualified Re-Leasing Event; and

●	with regard to clause (iv), upon (a) a Qualified Re-Leasing Event; or (b) the applicable anchor tenant exercising the renewal or extension option per the terms and conditions set forth in its lease.

A “Qualified Re-Leasing Event” will occur upon the borrower replacing the applicable anchor tenant with a new tenant or tenants acceptable to the lender pursuant to a new lease acceptable to the lender, and such tenant has taken occupancy, commenced operations and payment of full, unabated rent.

Property Management. 1601 Bronxdale Avenue Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 1601 Bronxdale Avenue Property provided that certain conditions are satisfied, including (i) no event of default under the 1601 Bronxdale Avenue Mortgage Loan documents has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the 1601 Bronxdale Avenue Property, then a replacement management agreement with a qualified manager must be executed acceptable to the lender; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C42 certificates.

Partial Release. None

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 1601 Bronxdale Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1601 Bronxdale Avenue Property. The loan documents also require business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

BASS PRO & CABELA’S PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

BASS PRO & CABELA’S PORTFOLIO

CHICAGO
Hammond
MICHIGAN
TOLEDO
FORT WAYNE
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY

ONTARIO
Grand Forks
FARGO
MINNESOTA
Lake Superior
Duluth
WISCONSIN
Saint Cloud
ST. PAUL
MINNEAPOLIS
Bloomington
Eau Claire
Rochester
Sioux Falls

IDAHO
WYOMING
SALT LAKE CITY
UTAH
DENVER
COLORADO SPRINGS
COLORADO
ARIZONA
NEW MEXICO

1	Cabela's Rogers	Rogers, MN
2	Cabela's Lone Tree	Lone Tree, CO
3	Bass Pro San Antonio	San Antonio, TX
4	Cabela's Allen	Allen, TX
5	Cabela's Lehi	Lehi, UT
6	Bass Pro Tampa	Tampa, FL
7	Cabela's Hammond	Hammond, IN
8	Bass Pro Round Rock	Round Rock, TX
9	Cabela's Fort Mill	Fort Mill, SC
10	Cabela's Wichita	Wichita, KS
11	Cabela's Owatonna	Owatonna, MN
12	Cabela's Centerville	Centerville, OH
13	Cabela's Huntsville	Huntsville, AL
14	Bass Pro Port St. Lucie	Port St. Lucie, FL
15	Cabela's Waco	Waco, TX
16	[illegible]	[illegible]

KANSAS
WICHITA
TULSA
OKLAHOMA CITY
OKLAHOMA
NEW MEXICO
FT. WORTH
DALLAS
EL PASO
TEXAS
AUSTIN
HOUSTON
SAN ANTONIO
CHIHUAHUA
MEXICO

CHARLOTTE
Huntsville
ATLANTA
Augusta
GEORGIA
Montgomery
JACKSONVILLE
Atlantic Ocean
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG
FLORIDA
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

No. 7 – Bass Pro & Cabela’s Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$34,970,000			Specific Property Type:	Single Tenant
Cut-off Date Balance(1):	$34,970,000			Location(4):	Various
% of Initial Pool Balance:	4.7%			Size:	1,896,527 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$102.77
Borrower Name:	Various			Year Built/Renovated(4):	Various
Borrower Sponsor:	Starwood Property Trust, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.3790%			Property Manager:	Self-managed
Note Date:	September 25, 2017			4th Most Recent Occupancy(5):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(5):	NAP
Maturity Date:	October 6, 2027			2nd Most Recent Occupancy(5):	NAP
IO Period:	120 months			Most Recent Occupancy(5):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (12/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection(2):	L(24),GRTR 1% or YM(2),GRTR 1% or YM or D(87),O(7)			4th Most Recent NOI(5):	NAP
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI(5):	NAP
Additional Debt(1):	Yes			2nd Most Recent NOI(5):	NAP
Additional Debt Type(1):	Pari Passu; Future Mezzanine			Most Recent NOI(5):	NAP
				U/W Revenues:	$32,578,204
				U/W Expenses:	$7,640,446
				U/W NOI:	$24,937,758
				U/W NCF:	$23,515,362
Escrows and Reserves(3):				U/W NOI DSCR:	2.88x
				U/W NCF DSCR:	2.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	12.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$386,700,000
Replacement Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 1, 2017
T/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.4%
				LTV Ratio at Maturity(1):	50.4%

(1)	See “The Mortgage Loan” section. All statistical information related to the loan-to-value ratios, debt service coverage ratios and debt yield are based on the Bass Pro and Cabela’s Whole Loan (as defined below).

(2)	See “The Mortgage Loan” section for more information regarding the freely prepayable Note A-2(A) with an original principal balance of $7,500,000.

(3)	See “Escrows” Section.

(4)	See “Portfolio Summary” Table.

(5)	There is no historical data as the Bass Pro & Cabela’s Portfolio Properties were owner occupied prior to executing a master lease on September 25, 2017

The Mortgage Loan. The mortgage loan (the “Bass Pro & Cabela’s Portfolio Mortgage Loan”) is part of a whole loan (the “Bass Pro & Cabela’s Portfolio Whole Loan”) evidenced by twelve pari passu promissory notes, secured by the fee simple interest in a portfolio of retail properties located in 10 states (the “Bass Pro & Cabela’s Portfolio Properties”). The Bass Pro & Cabela’s Portfolio Whole Loan was co-originated on September 25, 2017 by Goldman Sachs Mortgage Company (“GS”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS”). The Bass Pro & Cabela’s Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $194,900,000 and each note has an interest rate of 4.3790% per annum. The Bass Pro & Cabela’s Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through its term. The Bass Pro & Cabela’s Portfolio Whole Loan matures on October 6, 2027. The proceeds of the Bass Pro & Cabela’s Portfolio Whole Loan, together with $148,423,879 of borrower equity, were used to acquire the Bass Pro & Cabela’s Portfolio Properties and pay closing costs.

The Bass Pro & Cabela’s Portfolio Mortgage Loan, evidenced by Notes A-2(A) and A-2(B)(1), will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $34,970,000 and has an outstanding principal balance as of the Cut-off Date of $34,970,000. The controlling Note A-1(A-CP), which had an original principal balance of $37,500,000, and the non-controlling Note A-1(A-NCP), which had an original principal balance of $10,000,000, were contributed to the GSMS 2017-GS8 Trust. The non-controlling Note A-3(A-CP) had an original principal balance of $20,000,000 and was contributed to the UBS 2017-C5 Trust; non-controlling Note A-2(B)(2) had an original principal balance of 23,500,00 and is expected to be contributed to the BANK 2017-BNK 9 Trust; non-controlling Notes A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) had an aggregate original balance of 13,720,000 and are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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expected to be contributed to the UBS 2017-C6 Trust; and non-controlling Note A-3(B-CP) had an original principal balance of $24,750,000 and is expected to be contributed to the CCUBS 2017-C1 Trust. Promissory Note A-1-2, with an original principal balance of $30,460,000, is currently held by GS. The aforementioned notes, collectively, serve as the Bass Pro & Cabela’s Portfolio Companion Loans. The lender provides no assurances that any non-securitized note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Promissory Notes A-2(A), A-2(B)(1) and A-2(B)(2) are collectively referred to herein as the “A-2 Notes”. Any prepayment made of the Permitted Free Prepayment Amount (as defined below) will be allocated among Promissory Notes A-1, A-2 and the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties) that are allocated to the A-2 Notes in the aggregate will not be allocated among the individual A-2 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Promissory Note A-2(A), until the principal balance of such note has been reduced to zero, and then to Promissory Notes A-2(B)(1) and A-2(B)(2), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The Permitted Free Prepayment Amount allocated to the A-2 Notes is $7,500,000. The principal balance of Note A-2(A) (the “Non-Call Protected A-2 Note”) is also $7,500,000. As a result, any Permitted Free Prepayment Amounts allocated to the A-2 Notes in the aggregate will generally be allocated to the Non-Call Protected A-2 Note and will not be allocated to the other A-2 Notes), unless the aggregate principal balance of the Non-Call Protected A-2 Note was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount. Any prepayments of the Bass Pro & Cabela’s Portfolio Mortgage Loan using casualty or condemnation loss proceeds will not count toward the Permitted Free Prepayment Amount.

The following table presents a summary of the promissory notes comprising the Bass Pro & Cabela’s Portfolio Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
Note A-1(A-CP)	$37,500,000	GSMS 2017-GS8	Yes
Note A-1(A-NCP)	$10,000,000	GSMS 2017-GS8	No
Note A-1-2	$30,460,000	GS	No
Note A-2(A)	$7,500,000	WFCM 2017-C42	No
Note A-2(B)(1)	$27,470,000	WFCM 2017-C42	No
Note A-2(B)(2)	$23,500,000	BANK 2017-BNK 9 (expected)	No
Note A-3(A-CP)	$20,000,000	UBS 2017-C5	No
Note A-3(B-CP)	$24,750,000	CCUBS 2017-C1 (expected)	No
Note A-3(C-CP)	$6,220,000	UBS 2017-C6 (expected)	No
Note A-3(D-NCP)	$2,500,000	UBS 2017-C6 (expected)	No
Note A-3(E-NCP)	$2,500,000	UBS 2017-C6 (expected)	No
Note A-3(F-NCP)	$2,500,000	UBS 2017-C6 (expected)	No
Total	$194,900,000

Prior to the open prepayment date of April 6, 2027, the Bass Pro & Cabela’s Portfolio Whole Loan can be prepaid in whole or in part, (a) with defeasance after the earlier to occur of (i) September 25, 2020 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (b) after October 6, 2019 (the “Yield Maintenance Lockout Period”) with payment of the greater of 1% of the amount prepaid or a yield maintenance premium, provided that no yield maintenance premium will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid regardless of when paid, so long as no event of default has occurred and is continuing under the Bass Pro & Cabela’s Portfolio Whole Loan (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any Bass Pro & Cabela’s Portfolio borrower). Any prepayment made of the Permitted Free Prepayment Amount will be allocated among Promissory Note A-1(A-NCP), Note A-2(A) and Notes A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) in the aggregate on a pro rata and pari passu basis; and none of the Permitted Free Prepayment Amount is expected to be distributed to the other notes comprising the Bass Pro & Cabela’s Portfolio Whole Loan. Partial release is permitted. See “Partial Release” below for further discussion of release requirements.

Sources and Uses

Sources			Uses
Original whole loan amount	$194,900,000	56.8%	Purchase price	$341,609,572	99.5%
Borrower equity	148,423,879	43.2	Closing costs	1,714,307	0.5
Total Sources	$343,323,879	100.0%	Total Uses	$343,323,879	100.0%

The Properties. The Bass Pro & Cabela’s Portfolio is comprised of 16 single tenant retail properties leased to Cabela’s (12 properties) and Bass Pro Shops (four properties) retail stores totaling 1,896,527 square feet of space across 10 states. The Bass Pro & Cabela’s Portfolio Properties were constructed between 1997 and 2016 and range in size from 43,263 square feet to 188,745 square feet, with an average size of 118,533 square feet. No asset accounts for more than 10.8% of the total rental income and no single state comprises more than 25.2% of the total rental income.

The Bass Pro & Cabela’s Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (“Cabela’s” or the “Master Tenant”) under a triple net unitary master lease executed at the origination of the Bass Pro & Cabela’s Portfolio Whole Loan (the “Bass Pro & Cabela’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Master Lease”). The Bass Pro & Cabela’s Portfolio Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $14.05 per square foot with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Bass Pro & Cabela’s Portfolio Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. The obligations of the Master Tenant under the Bass Pro & Cabela’s Portfolio Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

Bass Pro Shops acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $5 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (which serves as guarantor for the Bass Pro & Cabela’s Portfolio Master Lease). Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 square feet to 246,000 square feet. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

The following tables present certain information relating to the Bass Pro & Cabela’s Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built	Property NRSF(1)	Allocated Cut-Off Date Balance(2)	% Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio	Allocated Base Rent
Cabela’s Rogers	Rogers, MN	2005	186,379	$20,700,000	10.6%	$41,100,000	50.4%	$2,878,000
Cabela’s Lone Tree	Lone Tree, CO	2013	108,077	$17,600,000	9.0%	$34,950,000	50.4%	$2,445,000
Bass Pro San Antonio	San Antonio, TX	2006	184,656	$17,200,000	8.8%	$34,200,000	50.3%	$2,308,100
Cabela’s Allen	Allen, TX	2010	107,329	$16,900,000	8.7%	$33,600,000	50.3%	$2,100,000
Cabela’s Lehi	Lehi, UT	2006	169,713	$15,400,000	7.9%	$30,600,000	50.3%	$1,990,000
Bass Pro Tampa	Tampa, FL	2015	132,734	$14,500,000	7.4%	$28,800,000	50.3%	$2,302,850
Cabela’s Hammond	Hammond, IN	2007	188,745	$13,000,000	6.7%	$25,700,000	50.6%	$1,800,000
Bass Pro Round Rock	Round Rock, TX	2014	120,763	$12,600,000	6.5%	$25,000,000	50.4%	$1,500,000
Cabela’s Fort Mill	Fort Mill, SC	2014	104,476	$11,700,000	6.0%	$23,250,000	50.3%	$1,627,100
Cabela’s Wichita	Wichita, KS	2011	80,699	$10,500,000	5.4%	$20,800,000	50.5%	$1,404,550
Cabela’s Owatonna	Owatonna, MN	1997	161,987	$9,600,000	4.9%	$19,000,000	50.5%	$1,520,000
Cabela’s Centerville	Centerville, OH	2016	71,872	$8,900,000	4.6%	$17,600,000	50.6%	$1,143,600
Cabela’s Huntsville	Huntsville, AL	2016	82,443	$8,300,000	4.3%	$16,400,000	50.6%	$1,025,000
Bass Pro Port St. Lucie	Port St. Lucie, FL	2013	86,637	$7,700,000	4.0%	$15,350,000	50.2%	$1,150,000
Cabela’s Waco	Waco, TX	2013	43,263	$6,000,000	3.1%	$11,850,000	50.6%	$798,200
Cabela’s East Grand Forks	East Grand Forks, MN	1999	66,754	$4,300,000	2.2%	$8,500,000	50.6%	$660,000
Total/Weighted Average			1,896,527	$194,900,000	100%	$386,700,000	50.4%	$26,652,400

(1)	Information obtained from the underwritten rent roll.

(2)	Based on the Bass Pro & Cabela’s Portfolio Whole Loan Amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical Sales Performance

Property Name	Property NRSF(1)	Sales ($)				Sales ($) PSF
		2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Cabela’s Rogers	186,379	$66,143,890	$66,114,325	$65,612,864	$64,397,009	$ 355	$ 355	$ 352	$ 346
Cabela’s Lone Tree	108,077	50,540,139	53,173,638	53,507,506	52,580,155	$ 468	$ 492	$ 495	487
Bass Pro San Antonio	184,656	46,850,725	45,147,437	42,252,151	41,944,692	$ 254	$ 244	$ 229	227
Cabela’s Allen	107,329	51,003,648	54,760,193	55,165,344	53,101,409	$ 475	$ 510	$ 514	495
Cabela’s Lehi	169,713	49,050,049	53,127,414	45,616,127	42,784,972	$ 289	$ 313	$ 269	252
Bass Pro Tampa	132,734	NAP	NAP	49,556,186	47,290,425	NAP	NAP	$ 373	356
Cabela’s Hammond	188,745	40,171,544	41,750,631	40,674,889	38,911,591	$ 213	$ 221	$ 216	206
Bass Pro Round Rock	120,763	NAP	NAP	29,280,166	30,223,077	NAP	NAP	$ 242	250
Cabela’s Fort Mill	104,476	NAP	26,514,959	28,348,550	26,548,534	NAP	$ 254	$ 271	254
Cabela’s Wichita	80,699	32,134,636	31,487,608	28,598,702	27,079,480	$ 398	$ 390	$ 354	336
Cabela’s Owatonna	161,987	36,740,413	36,280,363	35,215,690	33,160,088	$ 227	$ 224	$ 217	205
Cabela’s Centerville	71,872	NAP	NAP	13,038,242	15,092,953	NAP	NAP	$ 181	210
Cabela’s Huntsville	82,443	NAP	NAP	22,460,788	22,016,732	NAP	NAP	$ 272	267
Bass Pro Port St. Lucie	86,637	24,021,522	23,758,647	23,690,873	22,866,252	$ 277	$ 274	$ 273	264
Cabela’s Waco	43,263	14,778,172	17,044,063	17,119,752	16,532,260	$ 342	$ 394	$ 396	382
Cabela’s East Grand Forks	66,754	16,543,482	16,342,556	15,356,164	14,618,059	$ 248	$ 245	$ 230	219
Total/Weighted Average	1,896,527	$427,978,220	$ 465,501,833	$ 565,493,993	$ 549,147,687	$ 309	$ 313	$ 298	$ 290

(1)	Information is based on the underwritten rent roll.

(2)	TTM Sales ($) and TTM Sales ($) PSF are from July 2016 to June 2017.

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Cabela’s Wholesale, Inc.	NR / Ba3 / B+	1,896,527	100.0%	$14.05	$26,652,400	100.0%	4/30/2042(2)
Occupied Collateral Total		1,896,527	100.0%	$14.05	$26,652,400	100.00%

Vacant Space		0	0.0%

Collateral Total		1,896,527	100.00%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands with six, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

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The following table presents certain information relating to the lease rollover schedule at the Bass Pro & Cabela’s Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,896,527	100.0%	100.0%	100.0%	$26,652,400	100.0%	$14.05
Vacant	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,896,527	100.0%			$26,652,400	100.0%	$14.05

(1)	Calculated based on approximate square footage occupied by the Master Tenant.

(2)	The Bass Pro & Cabela’s Portfolio Master Lease expires on April 30, 2042.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bass Pro & Cabela’s Portfolio Properties:

Historical Occupancy(1)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/1/2017
NAP	NAP	NAP	NAP	100.0%

(1)	Historical occupancy figures are not applicable, as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Bass Pro & Cabela’s Portfolio Master Lease on September 25, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bass Pro & Cabela’s Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(3)	$26,652,400	81.8%	$14.05
Total Reimbursables	7,640,446	23.5	4.03
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(1,714,642)	(5.3)	(0.90)
Effective Gross Income	$32,578,204	100.0%	$17.18

Total Operating Expenses	$7,640,446	23.5%	$4.03

Net Operating Income	$24,937,758	76.5%	$13.15
Replacement Reserves	474,132	1.5	0.25
TI/LC	948,264	2.9	0.50
Net Cash Flow	$23,515,362	72.2%	$12.40

NOI DSCR(4)	2.88x
NCF DSCR(4)	2.72x
NOI DY(4)	12.8%
NCF DY(4)	12.1%

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	Historical financial information is not available, as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(3)	U/W Base Rent is based on the current in-place rent of the Master Lease.

(4)	Debt service coverage ratios and debt yields are based on the Bass Pro & Cabela’s Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. As of the appraisal valuation date of July 1, 2017, the Bass Pro & Cabela’s Portfolio Properties had an aggregate “as-is” appraised value of $386,700,000 and an aggregate “dark value” of $203,500,000.

Environmental Matters. According to the Phase I environmental reports dated between November 11, 2016 and April 14, 2017, there was no evidence of any recognized environmental conditions at the Bass Pro & Cabela’s Portfolio Properties.

Market Overview and Competition. The Bass Pro & Cabela’s Portfolio Properties are located across 16 markets in 10 states, with the top three markets, Chicago (10.0% of net rentable area), Twin Cities (9.8% of net rentable area) and San Antonio (9.7% of net rentable area) representing 29.5% of net rentable area and no other market representing more than 8.9% of net rentable area.

The following table presents certain market information relating to the Bass Pro & Cabela’s Portfolio Properties:

Market Information(1)

Property Name	Location	Market(2)	Estimated 2017 Population(3)	Estimated 2017 Average Household Income(3)	Rental Rate PSF
					Actual(4)	Market(2)
Cabela’s Rogers	Rogers, MN	Twin Cities	32,950	$121,804	$15.44	$14.25
Cabela’s Lone Tree	Lone Tree, CO	Denver	156,660	$141,711	$22.62	$21.00
Bass Pro San Antonio	San Antonio, TX	San Antonio	135,780	$109,077	$12.50	$12.00
Cabela’s Allen	Allen, TX	Dallas	239,733	$132,938	$19.57	$20.00
Cabela’s Lehi	Lehi, UT	Salt Lake City	113,925	$107,930	$11.73	$11.75
Bass Pro Tampa	Tampa, FL	Tampa-St. Petersburg	199,723	$65,282	$17.35	$17.00
Cabela’s Hammond	Hammond, IN	Chicago	228,213	$65,540	$9.54	$9.70
Bass Pro Round Rock	Round Rock, TX	Austin	132,637	$97,299	$12.42	$12.50
Cabela’s Fort Mill	Fort Mill, SC	Charlotte	148,219	$80,904	$15.57	$15.00
Cabela’s Wichita	Wichita, KS	Wichita	115,269	$88,536	$17.40	$13.00
Cabela’s Owatonna	Owatonna, MN	Owatonna	26,126	$72,739	$9.38	$8.50
Cabela’s Centerville	Centerville, OH	Dayton	128,676	$85,520	$15.91	$12.00
Cabela’s Huntsville	Huntsville, AL	Huntsville	102,803	$69,794	$12.43	$14.00
Bass Pro Port St. Lucie	Port St. Lucie, FL	Port St Lucie/Fort Pierce	109,748	$70,134	$13.27	$12.50
Cabela’s Waco	Waco, TX	Waco	129,894	$58,388	$18.45	$17.00
Cabela’s East Grand Forks	East Grand Forks, MN	Grand Forks	67,005	$67,934	$9.89	$10.00
Total/Weighted Average					$14.05	$13.38

(1)	Information is based on third party market research reports.

(2)	Information is based on the appraisals.

(3)	Information is based on a five-mile radius.

(4)	Information is based on the Bass Pro & Cabela’s Portfolio Master Lease.

The Borrowers. The borrowers are SPT Prairie I CB Drive, LLC, SPT Prairie 200 BP Drive, LLC, SPT Prairie 210 Demers Avenue, LLC, SPT 1000 CB Drive, LLC, SPT Prairie 2250 Gatlin Blvd., LLC, SPT Prairie 2427 N. Greenwich Road, LLC, SPT Prairie 2502 W. CB Drive, LLC, SPT Prairie 2700 Market Place Drive, LLC, SPT Prairie 3900 CB Drive, LLC, SPT Prairie 5500 Cornerstone North Blvd., LLC, SPT Prairie 7090 CB Drive NW, LLC, SPT Prairie 7700 CB Drive, LLC, SPT Prairie 10670 CB Drive, LLC, SPT Prairie 10501 Palm River Road, LLC, SPT Prairie 17907 IH-10 West, LLC and SPT Prairie 20200 Rodgers Drive, LLC (collectively, the “Bass Pro & Cabela’s Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Bass Pro & Cabela’s Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Bass Pro & Cabela’s Portfolio Whole Loan. The nonrecourse carve-out guarantor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. The guarantor’s liability is capped at 20% for obligations arising from a bankruptcy or similar event of the borrowers or the guarantor.

The Borrower Sponsor. The borrower sponsor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. Starwood Property Trust, Inc. is an affiliate of global private investment firm Starwood Capital Group. The firm is one the largest commercial mortgage real estate investment trusts in the United States. The company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, the company had a current equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since its inception, Starwood Property Trust, Inc. has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

Escrows. During a Bass Pro & Cabela’s Portfolio Trigger Period (as defined below) the Bass Pro and Cabela’s Borrower is required to deposit monthly (a) 1/12th of the estimated annual taxes and 1/12th of the estimated annual insurance premium (unless the Bass Pro and Cabela’s Portfolio Properties are covered by a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrowers provide evidence of renewals of such policies and payment of related premiums), (b) a tenant improvement and leasing commissions reserve in an amount equal to 1/12th of the product of (i) $1.00 and (ii) the aggregate amount of rentable square feet of all Bass Pro & Cabela’s Portfolio Properties subject to the lien of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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mortgage as of such due date (such monthly amount as of the origination date was $158,044) and (c) a capital expenditure reserve in an amount equal to 1/12th of the product of (i) $0.25 and (ii) the aggregate amount of rentable square feet of all Bass Pro & Cabela’s Portfolio Properties subject to the lien of the mortgage as of such due date (such monthly amount as of the origination date was $39,511).

In addition, on each due date during the continuance of a Bass Pro & Cabela’s Portfolio Trigger Period, and at lenders’ election during an event of default, the related loan documents require an excess cash flow reserve as discussed under “Lockbox and Cash Management” below; provided, however, that if a Bass Pro & Cabela’s Portfolio Trigger Period is caused solely by clause (iv) of a Bass Pro Event (as defined below), as long as the total net leverage ratio is less than 6.75x, only 50% of excess cash flow shall be remitted to the excess cash flow reserve.

A “Bass Pro & Cabela’s Portfolio Trigger Period” will commence upon the earlier of the following:

(i)	the delivery to the lenders of annual or quarterly financial reports showing that the debt yield is less than 10.5% for two consecutive fiscal quarters;

(ii)	if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the borrower’s receipt of written notice of the same, at the lenders’ option, or

(iii)	a Bass Pro Event (as defined below).

A Bass Pro & Cabela’s Portfolio Trigger Period will end upon (a)(1) such reports being delivered and indicating that the debt yield is equal to or greater than 10.5%; or (2) upon the borrower prepaying the loan or depositing with lenders, as additional collateral for the Bass Pro & Cabela’s Portfolio Mortgage Loan, cash in an amount that, if applied to a prepayment of the Loan, would result in a debt yield of 10.5% and (b) additionally as to clause (iii), when a Bass Pro Event ceases to exist.

A “Bass Pro Event” means

(i)	the Master Tenant ceases operations or vacates, as determined in accordance with the Bass Pro & Cabela’s Portfolio Master Lease, with respect to more than 15% of the Bass Pro & Cabela’s Portfolio Properties (by number of locations),

(ii)	the guarantor of the Bass Pro & Cabela’s Portfolio Master Lease or the Master Tenant files for bankruptcy,

(iii)	the Master Tenant defaults under the Bass Pro & Cabela’s Portfolio Master Lease beyond any notice and cure period set forth in the Master Lease, or

(iv)	the total net leverage ratio for the tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

Lockbox and Cash Management. The Bass Pro & Cabela’s Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Bass Pro & Cabela’s Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Bass Pro & Cabela’s Portfolio Properties be deposited into such lockbox account within two business days of receipt. For so long as no Bass Pro & Cabela’s Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Bass Pro & Cabela’s Portfolio Trigger Period and at the lender’s election during an event of default, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

Property Management. The Bass Pro & Cabela’s Portfolio Property is managed by an affiliate of the borrower. At any time the Bass Pro & Cabela’s Portfolio Master Lease (or a replacement master lease which has been approved by the lender) is not in effect, the borrowers are required, within 60 days following the termination of the Bass Pro & Cabela’s Portfolio Master Lease, to engage a property manager to manage the applicable Bass Pro & Cabela’s Portfolio Property(ies) pursuant to a management agreement. Under the related loan documents, the Bass Pro & Cabela’s Portfolio Properties are required to remain managed by either (a) Cushman & Wakefield, CBRE, Simon Property Group, Macerich, Taubman Centers, CBL & Associates, Pennsylvania REIT, Washington Prime, General Growth Properties, Urban Retail, Madison Marquette, Jones Lang LaSalle or Colliers, (b) any of (i) Starwood Capital Group Global, L.P., (ii) Starwood Capital Group Global II, L.P. or (iii) Starwood Capital Group Global I, L.L.C. (each a “SCGG Party”) or any affiliate of any SCGG Party controlled by or under common control with any SCGG Party, or (c) a reputable and experienced manager which, in the reasonable judgment of the lender, possesses experience in managing properties similar in location, size, class, use and operation as the Bass Pro & Cabela’s Portfolio Properties.

The borrowers, upon the request of the lender, are required to replace a property manager if (a) such property manager becomes a debtor in any bankruptcy or insolvency proceeding which would reasonably be expected to have a material adverse effect, (b) the lender has accelerated the Bass Pro & Cabela’s Portfolio Whole Loan as a result of an event of default, or (c) there exists a material default by such property manager under the management agreement, which, if not remedied within any applicable notice, grace and cure period, would reasonably be expected to have a material adverse effect.

Assumption. The Bass Pro & Cabela’s Portfolio Borrower has the right to transfer the Bass Pro & Cabela’s Portfolio Property provided that certain conditions are satisfied, including (i) no event of default under the Bass Pro & Cabela’s Portfolio Whole Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by the Bass Pro & Cabela’s Portfolio Property Companion Loans.

Right of First Refusal. The City of Allen, Texas has a right of first refusal (“ROFR”) to purchase the Cabela’s Allen property if an offer is received that the borrower is otherwise willing to accept, and a right of first offer (“ROFO”) if the borrower decides to market the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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property for sale. The ROFR and ROFO and recurring rights and terminate 15 years after completion of construction or upon repayment of grants from the City of Allen (a certificate of occupancy was issued in April 2011). Further, applicable restrictions permit the use of the property as a Cabela’s only, and City approval would be required for any successor use.

Partial Release. Any time after the expiration of the Yield Maintenance Lockout Period or the Defeasance Lockout Period, the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties, provided that among other things, (a) no event of default has occurred and is continuing (unless the release would cure or prevent a non-monetary default related solely to the released property and such default is not the result of willful misconduct or bad actions of the borrower), (b)(i) to the extent the Yield Maintenance Lockout Period has expired, prepay the loan in an amount equal to the applicable Release Amount (as defined below) and the applicable yield maintenance premium (subject to no yield maintenance premium on the first $25 million of prepaid principal) or (ii) to the extent the Defeasance Lockout Period has expired, defease the loan in an amount equal to the applicable Release Amount, (c) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties is no less than the greater of (i) 13.67% and (ii) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter (provided that the Bass Pro & Cabela’s Portfolio Borrower may partially prepay the loan or deliver a letter of credit in an amount when subtracted from the outstanding principal balance of the loan would result in a debt yield satisfying such tests), (d) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (e) the release of the applicable Bass Pro & Cabela’s Portfolio Properties from the Master Lease.

The “Release Amount” is an amount equal to the greater of (a) 80% of the net sales proceeds for such property and (b) the Release Percentage (as defined below) of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

The “Release Percentage” means (i) for up to 10% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 110% of the applicable Allocated Cut-off Date Balance, (ii) exceeding 10%, but not exceeding 15% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance, (iii) exceeding 15%, but not exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 120% of the applicable Allocated Cut-off Date Balance, or (iv) exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance.

Free Release. The borrower is permitted to obtain the release of non-income producing portions of the Allen, Texas property and the Rogers, Minnesota property subject to certain conditions, including (i) the proposed transfer will not have a material adverse effect on the borrower’s business operations or access to or from the improvements located on the remaining properties, (ii) the borrower has obtained separate tax identification numbers for the released parcel and the remaining property, (iii) such transfer will not violate the Bass Pro & Cabela’s Portfolio Master Lease or any other contractual requirement affecting the property, (iv) if the borrower receives in the aggregate more than $3,000,000 in connection with the partial releases, then such excess shall be reserved with lender as additional collateral for the loan, (v) the Master Tenant shall have provided an express agreement that until October 31, 2027, the release property shall not be used in a manner that competes with the primary business of master tenant, and (vi) an opinion of counsel acceptable to a prudent securitized lender that the release satisfies REMIC requirements, among other things.

Real Estate Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (a) the Bass Pro & Cabela’s Portfolio Borrower delivers to the lenders a reasonably satisfactory Phase I environmental report, structural engineering report, seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (b) the rent under the Master Lease is not reduced as a result of such substitution, (c) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Bass Pro & Cabela’s Portfolio Whole Loan, unless the lenders reasonably determine to permit a greater percentage to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold shall not include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (d) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties including the Substitute Property, is no less than the greater of (i) 13.67% and (ii) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (e) if all or any portion of the Bass Pro & Cabela’s Portfolio Whole Loan has been securitized (i) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (ii) the receipt of a rating agency confirmation.

Additional Subordinate and Mezzanine Indebtedness. Any time after March 25, 2018, direct or indirect equity owners of the Bass Pro & Cabela’s Portfolio Borrower (as defined above) are permitted to obtain a mezzanine loan issued by a Qualified Mezzanine Lender (as defined below) in an amount not to exceed $24,362,500, provided that the following conditions are satisfied, among other things, (a) immediately after giving effect to such mezzanine loan, (i) the combined loan-to-value ratio is not greater than 50.4%, (ii) the combined debt service coverage ratio is not less than 3.08x, and (iii) the combined debt yield is not less than 13.67%, (b) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (c) such mezzanine loan is coterminous with the Bass Pro & Cabela’s Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Bass Pro & Cabela’s Portfolio Whole Loan, (d) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.08x, and (e) the receipt of a rating agency confirmation.

A “Qualified Mezzanine Lender” is an institution that, among other requirements outlined in the loan documents, (a) has assets (in name or management) in excess of $2,000,000,000; (b) except with respect to a pension advisory firm, asset manager or similar fiduciary has (i) capital/statutory surplus or shareholder’s equity of at least $1,000,000,000 or (ii) market capitalization of at least $1,000,000,000; and (c) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Ground Lease. None.

Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar subsequent statute) in an amount equal to the full 100% replacement value of the Bass Pro & Cabela’s Portfolio Properties, as well as the improvements and betterments permanently attached to the Bass Pro & Cabela’s Portfolio Properties, plus the business interruption required under the Bass Pro & Cabela’s Portfolio Master Lease, in each case, on terms consistent with those required pursuant to the Bass Pro & Cabela’s Portfolio Master Lease. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Master Tenant will be required to carry terrorism insurance throughout the term of the Bass Pro & Cabela’s Portfolio Master Lease as required by the preceding sentence, but the Master Tenant will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the casualty and business income insurance or rental interruption insurance required under the Bass Pro & Cabela’s Portfolio Master Lease (without giving effect to the cost of terrorism and seismic components of such casualty and business income insurance or rental interruption insurance), and if the cost of terrorism insurance exceeds such amount, the Master Tenant will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

150 WEST JEFFERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

150 WEST JEFFERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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150 WEST JEFFERSON

DETROIT
Midtown
Downtown
Detroit Financial District
Corktown
Greektown
Bricktown
Eastern Market
Lafayette Plaisance Park
Lafayette Park
West Side Industrial
West Riverfront Park
Brewster Park
Brewery Park
Comerica Park
Ford Field
MGM Grand Detroit
Grand Circus Park
Cobo Center
Joe Louis Arena
Hunt Plaza
GM Renaissance Center
Michigan Ave.
Grand River Ave
Fisher Frwy
Chrysler Frwy
John C. Lodge Frwy
W. Jefferson Ave.
W. Lafayette Blvd.
Detroit River
UNITED STATES
CANADA
WINDSOR
MICHIGAN
ONTARIO
DETROIT
WINDSOR
150 West Jefferson
150 West Jefferson Avenue
Detroit, MI 48226

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

No. 8 – 150 West Jefferson

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$32,500,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$32,500,000			Location:	Detroit, MI
% of Initial Pool Balance:	4.4%			Size:	489,786 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$137.82
Borrower:	150 West Jefferson Owner LLC			Year Built/Renovated:	1989/NAP
Borrower Sponsor:	REDICO Properties LLC			Title Vesting:	Fee
Mortgage Rate:	4.603%			Property Manager:	Self-managed
Note Date:	November 8, 2017			4th Most Recent Occupancy(5):	69.4% (12/31/2013)
Anticipated Repayment Date(2):	December 6, 2027			3rd Most Recent Occupancy(5):	84.2% (12/31/2014)
Maturity Date(2):	December 6, 2029			2nd Most Recent Occupancy(5):	81.9% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of)(5):	88.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.7% (10/1/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	$4,017,764 (12/31/2013)
Call Protection(3):	L(24),D(92),O(4)			3rd Most Recent NOI(5):	$4,015,577 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(5)(6):	$3,969,150 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI(5)(7):	$6,960,158 (TTM 8/31/2017)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$14,218,842
				U/W Expenses:	$6,068,000
				U/W NOI(7):	$8,150,842
Escrows and Reserves(4):				U/W NCF:	$7,255,421
				U/W NOI DSCR(1):	1.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.75x
Taxes	$211,608	$147,803	NAP	U/W NOI Debt Yield(1):	12.1%
Insurance	$25,723	$6,431	NAP	U/W NCF Debt Yield(1):	10.7%
Replacement Reserves	$0	$8,164	NAP	As-Is Appraised Value:	$103,000,000
TI/LC Reserve	$0	$40,816	$2,250,000	As-Is Appraisal Valuation Date:	August 22, 2017
Outstanding TI Reserve	$847,672	$0	NAP	Cut-off Date LTV Ratio(1):	65.5%
				LTV Ratio at Maturity or ARD(1):	60.1%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 150 West Jefferson Whole Loan (as defined below).

(2)	Interest on the 150 West Jefferson Whole Loan accrues at an interest rate of 4.603% per annum (the “Initial Interest Rate”) through the anticipated repayment date of December 6, 2027. After the anticipated repayment date, if the 150 West Jefferson Whole Loan remains outstanding, (a) all excess cash flow with respect to the 150 West Jefferson Property (as defined below) is required to be applied to repay the 150 West Jefferson Whole Loan and (b) the 150 West Jefferson Whole Loan will accrue interest at an interest rate equal to the sum of (x) the Initial Interest Rate plus (y) 3.000% (the “Extended Term Interest Rate”) through the final maturity date of December 6, 2029, with all interest accrued in excess of the Extended Term Interest Rate over the Initial Interest Rate deferred and due and payable with the repayment of the 150 West Jefferson Whole Loan in full.

(3)	The lockout period will be at least 24 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the 150 West Jefferson Mortgage Loan is permitted at any time after the earlier to occur of (i) November 8, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C42 securitization trust closing date in December 2017.

(4)	See “Escrows” section.

(5)	During 2013 and 2015, two of the top four tenants, Miller Canfield and Butzel Long, downsized their respective spaces resulting in higher vacancy at the 150 West Jefferson Property. Butzel Long contracted from 101,147 square feet to 48,669 square feet effective July 2013 in conjunction with the execution of its 11th lease amendment. The space made available on the 11th floor was later absorbed by Lochbridge (10.0% NRA; 10.7% U/W base rent) under a lease signed in September 2014 (with a commencement date in March 2015) and Plunkett Cooney, PC (2.7% NRA; 3.0% U/W base rent) in its November 2015 lease (with a commencement date in February 2016). Miller Canfield contracted from 109,261 square feet to 69,974 square feet effective July 2015. In June 2015, 20,789 square feet of the related vacant area on the 21st floor were leased to Jones Day (4.2% NRA; 5.1% U/W base rent) with a commencement date in October 2015. In 2015, Amazon expanded by an additional 24,357 square feet, adding approximately $629,000 in U/W base rent. Within the last twelve months, Amazon has expanded and JAMS has moved to the 150 West Jefferson Property. Combined, these tenant spaces account for 6.8% of the U/W base rent and approximately $712,000 of U/W base rent. Additionally, due to increases in occupancy and better revenue management, the borrower sponsor has been able to increase parking revenue from $1.55 million to $1.85 million from 2015 to the TTM 8/31/2017.

(6)	Full year NOI for 2016 is unavailable due to the borrower sponsor acquiring the property in July 2016.

(7)	The increase in NOI from Most Recent to U/W is driven primarily by new leases signed in 2017 totaling 31,103 square feet and $803,938 in U/W base rent, as well as approximately $188,756 in rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

150 WEST JEFFERSON

The Mortgage Loan. The mortgage loan (the “150 West Jefferson Mortgage Loan”) is part of a whole loan (the “150 West Jefferson Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee simple interest in a 489,786 square foot office building located in Detroit, Michigan (the “150 West Jefferson Property”). The 150 West Jefferson Whole Loan was originated on November 8, 2017 by Starwood Mortgage Capital LLC. The 150 West Jefferson Whole Loan had an original principal balance of $67,500,000, has an outstanding principal balance as of the Cut-off Date of $67,500,000 and accrues interest at an interest rate of 4.603% per annum. The 150 West Jefferson Whole Loan had an anticipated initial term of 120 months, has an anticipated remaining term of 120 months as of the Cut-off Date and requires payments of interest-only until December 6, 2022, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The 150 West Jefferson Whole Loan has an anticipated repayment date on December 6, 2027 and a maturity date on December 6, 2029.

Note A-2, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $32,500,000, has an outstanding principal balance as of the Cut-off Date of $32,500,000 and represents the non-controlling interest in the 150 West Jefferson Whole Loan. The controlling Note A-1, which had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000, is currently held by Starwood Mortgage Funding II LLC and is expected to be contributed to one or more future securitizations. The mortgage loan seller provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The following table presents a summary of the promissory notes comprising the 150 West Jefferson Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$35,000,000	Starwood Mortgage Funding II LLC	Yes
A-2	$32,500,000	WFCM 2017-C42	No
Total	$67,500,000

Following the lockout period, the 150 West Jefferson Borrower (as defined below) has the right to defease the 150 West Jefferson Whole Loan in whole, but not in part. In addition, the 150 West Jefferson Whole Loan is prepayable without penalty on or after September 6, 2027. The lockout period will expire on the earlier of (i) two years after the last note to be securitized and (ii) November 8, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$67,500,000	100.0%	Loan payoff	$52,665,246	78.0%
			Return of equity	11,659,128	17.3
			Closing costs	2,090,623	3.1
			Reserves	1,085,003	1.6
Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%

The Property. The 150 West Jefferson Property consists of a 489,786 square foot Class A office building located in Detroit, Michigan at 150 West Jefferson Avenue. Serving as the main thoroughfare between the CBD and the waterfront, Jefferson Avenue has direct access to the Detroit regional highway network, including the Lodge Freeway and the Detroit-Windsor Tunnel. Downtown Detroit is generally bounded by the Fisher Freeway (Interstate 75) to the north, the Detroit River to the south, the Lodge Freeway (Route 10) to the west and the Chrysler Freeway (Interstate 375) to the east. Constructed in 1989, the 150 West Jefferson Property sits on a 1.53-acre site within the Detroit CBD. Standing 25 stories tall, the 150 West Jefferson Property offers Class A office space with water and city views, and a location near Detroit’s waterfront. The 150 West Jefferson Property includes an attached six-level parking garage (526 spaces, 1.07 per 1000 square feet) (the “150 West Jefferson Parking Garage”), 24-hour manned security and tenant amenities including three restaurants, a sundries shop, a fitness center, an outdoor terrace with putting green and a Detroit People Mover station attached to the building. Tenancy at the 150 West Jefferson Property is comprised of both national and regional tenants.

The 150 West Jefferson Property is leased to 19 tenants across a multiple industries, including marketing, automobile, technology, legal and financial industries. The largest tenants at the 150 West Jefferson Property include Miller Canfield Paddock Stone (“Miller Canfield”) (16.3% of U/W base rent), Starcom (14.8% of U/W base rent), Amazon (14.0% of U/W base rent), Butzel Long (11.0% of U/W base rent) and Lochbridge (10.7% of U/W base rent).

Miller Canfield is a large American law firm with its headquarters at the 150 West Jefferson Property, and has always been based in Detroit. As of 2017, the firm has international offices in Canada, Mexico, China, and Poland, as well as Michigan, Florida, New York and Illinois. Miller Canfield is an original tenant at the 150 West Jefferson Property, had an original lease commencement date in January 1989 and most recently renewed in July 2015.

Starcom is a Chicago based media network firm with over 8,000 employees nationally and 110 offices worldwide. The 150 West Jefferson Property houses Starcom’s GM Planworks and DigitaLBi, a group founded in 2000 and dedicated to buying and planning General Motors media campaigns. Starcom is a subsidiary of the Paris, France based Publicis Groupe, a large international advertising agency. In 2016, Publicis Groupe’s two largest Detroit-area agencies, DigitaLBi and Leo Burnett, formed a single unit called Engage M-1 (named for the main highway in Detroit) dedicated to General Motors accounts, with both firms retaining their respective offices and staff. In early 2017, General Motors announced that after an extended review, it was retaining Engage M-1 for future marketing efforts of its GMC brand. Starcom had an original lease commencement date in September 2000 and most recently renewed in June 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Amazon is an American electronic commerce and cloud computing company, and a large internet retailer. Amazon had an original lease commencement date in August 2013 and most recently renewed in July 2017.

Lochbridge is a tech-service integration firm building custom tech platforms for large businesses and organizations and is known as a provider of automotive connectivity services and solutions. Los Angeles-based Marlin Equity Partners purchased Lochbridge from Compuware Corporation in January 2014, and then spun it out as a separate company. Lochbridge had an original lease commencement date in March 2015.

Butzel Long is headquartered at the 150 West Jefferson Property and has 155 attorneys throughout Michigan, in New York and Washington, D.C. Butzel Long is an original tenant at the 150 West Jefferson Property and has been in occupancy since February 1990. Butzel Long most recently renewed its lease in August 2010.

As of October 1, 2017, the 150 West Jefferson Property was 93.7% occupied by 19 tenants, with two of the largest five tenants by square footage occupying their space for over 25 years.

The following table presents certain information relating to the tenancy at the 150 West Jefferson Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Miller Canfield	NR/NR/NR	69,974	14.3%	$24.50	$1,714,363	16.3%	6/30/2026(3)
Starcom	NR/NR/NR	62,273	12.7%	$24.94	$1,552,976	14.8%	5/31/2020(4)
Amazon	NR/Baa1/AA-	57,636	11.8%	$25.45	$1,466,663	14.0%	10/31/2024(5)
Lochbridge(6)	NR/NR/NR	48,915	10.0%	$23.00	$1,125,045	10.7%	2/28/2027(7)
Butzel Long	NR/NR/NR	48,669	9.9%	$23.80	$1,158,322	11.0%	7/31/2022(8)
Total Major Tenants		287,467	58.7%	$24.41	$7,017,370	66.8%

Non-Major Tenants		171,566	35.0%	$20.36	$3,492,533	33.2%

Occupied Collateral Total		459,033	93.7%	$22.90	$10,509,903	100.0%

Vacant Space		30,753	6.3%

Collateral Total		489,786	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease, totaling $188,756.

(3)	Miller Canfield has one, ten-year or two, five-year lease renewal options.

(4)	Starcom has the right to terminate its lease should it no longer be retained by General Motors by providing 12 months’ notice and payment of all unamortized leasing costs and three months of total rent in accordance with their lease.

(5)	Amazon has two, five-year lease renewal options. Amazon has a one-time right to terminate 16,706 square feet on its second floor space only effective September 30, 2021 with nine months’ notice and payment of a termination fee.

(6)	Lochbridge will sublease approximately 40,930 square feet to Amazon with a sublease rent commencement seven months after delivery of the leased space at a rate of $19.75 per square foot with $0.50 per square foot rent steps and an expiration date of February 29, 2024. The borrower sponsor anticipates rent commencement in the third quarter of 2018.

(7)	Lochbridge has two, seven-year lease renewal options. Lochbridge has a one-time right to terminate its lease effective February 29, 2023 with 12 months’ notice and a termination fee equal to approximately $2,263,564.

(8)	Butzel Long has two, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 150 West Jefferson Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	17,058	3.5%	17,058	3.5%	$335,598	3.2%	$19.67
2020	4	111,368	22.7%	128,426	26.2%	$2,189,447	20.8%	$19.66
2021	2	40,443	8.3%	168,869	34.5%	$1,004,351	9.6%	$24.83
2022(4)	3	70,961	14.5%	239,830	49.0%	$1,666,810	15.9%	$23.49
2023	2	19,165	3.9%	258,995	52.9%	$500,964	4.8%	$26.14
2024	3	64,664	13.2%	323,659	66.1%	$1,624,798	15.5%	$25.13
2025(5)	1	1,256	0.3%	324,915	66.3%	$0	0.0%	$0.00
2026	2	83,082	17.0%	407,997	83.3%	$2,028,955	19.3%	$24.42
2027	2	51,036	10.4%	459,033	93.7%	$1,158,981	11.0%	$22.71
Thereafter	0	0	0.0%	459,033	93.7%	$0	0.0%	$0.00
Vacant	0	30,753	6.3%	489,786	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	489,786	100.0%			$10,509,903	100.0%	$22.90

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	2022 includes 2,306 square feet of management office.

(5)	2025 includes a fitness center.

The following table presents historical occupancy percentages at the 150 West Jefferson Property:

Historical Occupancy(1)(2)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	10/1/2017(3)
69.4%	84.2%	81.9%	88.3%	93.7%

(1)	Information obtained from the borrower.

(2)	During 2013 and 2015, two of the top four tenants, Miller Canfield and Butzel Long downsized its respective spaces resulting in higher vacancy at the 150 West Jefferson Property. Butzel Long contracted from 101,147 square feet to 48,669 square feet effective July 2013 in conjunction with the execution of its 11th lease amendment. The space made available on the 11th floor was later absorbed by Lochbridge (10.0% NRA; 10.7% U/W base rent) under a lease signed in September 2014 (with a commencement date in March 2015) and Plunkett Cooney (2.7% NRA; 3.0% U/W base rent) in its November 2015 lease (with a commencement date in February 2016). Miller Canfield contracted from 109,261 square feet to 69,974 square feet effective July 2015. In June 2015, 20,789 square feet of the related vacant area on the 21st floor were leased to Jones Day (4.2% NRA; 5.1% U/W base rent), with a commencement date in October 2015. In 2015, Amazon expanded by an additional 24,357 square feet. Within the last twelve months, Amazon has expanded and JAMS has moved to the 150 West Jefferson Property.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 150 West Jefferson Property:

Cash Flow Analysis(1)(2)

	2013	2014	2015	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,404,731	$5,987,498	$6,499,196	$9,423,459(3)	$10,509,903(3)	73.9%	$21.46
Grossed Up Vacant Space	0	0	0	0	741,387	5.2	1.51
Total Reimbursables	2,090,290	1,641,442	936,312	720,220	802,479	5.6	1.64
Tenant Bill Backs	855,519	829,270	796,137	906,522	906,522	6.4	1.85
Parking Income	1,296,270	1,390,874	1,552,876	1,850,046	1,850,046	13.0	3.78
Other Income	92,924	50,143	81,017	208,695	208,695	1.5	0.43
Less Vacancy & Credit Loss	0	0	0	0	(800,190)(4)	(5.6)	(1.63)
Effective Gross Income	$9,739,734	$9,899,227	$9,865,538	$13,108,942	$14,218,842	100.0%	$29.03

Total Operating Expenses	$5,721,970	$5,883,650	$5,896,388	$6,148,784	$6,068,000	42.7%	$12.39

Net Operating Income	$4,017,764	$4,015,577	$3,969,150	$6,960,158	$8,150,842	57.3%	$16.64
TI/LC	0	0	0	0	797,463	5.6	1.63
Capital Expenditures	0	0	0	0	97,957	0.7	0.20
Net Cash Flow	$4,017,764	$4,015,577	$3,969,150	$6,960,158	$7,255,421	51.0%	$14.81

NOI DSCR(5)	0.97x	0.97x	0.96x	1.68x	1.96x
NCF DSCR(5)	0.97x	0.97x	0.96x	1.68x	1.75x
NOI DY(5)	6.0%	5.9%	5.9%	10.3%	12.1%
NCF DY(5)	6.0%	5.9%	5.9%	10.3%	10.7%

(1)	During 2013 and 2015, two of the top four tenants, Miller Canfield and Butzel Long, downsized their respective spaces resulting in higher vacancy at the 150 West Jefferson Property. Butzel Long contracted from 101,147 square feet to 48,669 square feet effective July 2013 in conjunction with the execution of its 11th lease amendment. The space made available on the 11th floor was later absorbed by Lochbridge (10.0% NRA; 10.7% U/W Base Rent) under a lease signed in September 2014 (with a commencement date in March 2015) and Plunkett Cooney, PC (2.7% NRA; 3.0% U/W Base Rent) in its November 2015 lease (with a commencement date in February 2016). Miller Canfield contracted from 109,261 square feet to 69,974 square feet effective July 2015. In June 2015, 20,789 square feet of the related vacant area on the 21st floor were leased to Jones Day (4.2% NRA; 5.1% U/W Base Rent), with a commencement date in October 2015. In 2015, Amazon expanded by an additional 24,447 square feet, adding approximately $629,000 in U/W Base Rent. Within the last twelve months, Amazon has expanded and JAMS has moved to the 150 West Jefferson Property. Combined, these tenant spaces account for 6.8% of the U/W Base Rent and approximately $712,000 of additional U/W Base Rent. Additionally, due to increases in occupancy and better revenue management, the borrower sponsor has been able to increase parking revenue from $1.55 million to $1.85 million from 2015 to the TTM 8/31/2017.

(2)	Operating history for 2016 is unavailable due to the borrower sponsor acquiring the property in July 2016.

(3)	U/W Base Rent includes contractual rent steps through June 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease, totaling $188,756. Additionally, the increase in TTM 8/31/2017 Base Rent to U/W Base Rent is driven primarily by new leases signed in 2017 totaling 31,103 square feet and $803,938 in U/W base rent.

(4)	The underwritten economic vacancy is 6.2%. The 150 West Jefferson Property was 93.7% leased as of October 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the 150 West Jefferson Whole Loan.

Appraisal. As of the appraisal valuation date of August 22, 2017 the 150 West Jefferson Property had an “as-is” appraised value of $103,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 24, 2017, there was no evidence of any recognized environmental conditions at the 150 West Jefferson Property.

Market Overview and Competition. The 150 West Jefferson Property is located in the Detroit central business district (“CBD”) office submarket of the Detroit market. According to the appraisal, as of August 2017, the Detroit CBD office submarket had approximately 7.4 million square feet of Class A office inventory, average asking rents of $24.46 per square foot and a vacancy rate of 6.7%. Additionally, the 2017 estimated population within a one-mile radius of the 150 West Jefferson Property was 7,355, while the 2017 estimated median household income within the same radius was $34,866. Within the city of Detroit, the 2017 estimated population was 658,250; while the 2017 estimated median household income within Detroit was $27,134.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office leases for the 150 West Jefferson Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Campus Martius Detroit, MI	2003	100%	0.5 miles	Microsoft	Dec. 2017 / 7.7 Yrs.	43,119	$25.75	MG
One Kennedy Square Detroit, MI	2006	100%	0.3 miles	Ernst & Young	Oct. 2016 / 10 Yrs.	37,277	$16.75	NNN
One Detroit Center Detroit, MI	1992	96%	0.2 miles	Ally	Apr. 2016 / 5 Yrs.	316,997	$22.00	MG
First National Building Detroit, MI	1921	99%	0.3 miles	Honigman Miller	Apr. 2015 / 10.7 Yrs.	150,786	$22.73	MG

(1)	Information obtained from the appraisal and third party reports.

The Borrower. The borrower for the 150 West Jefferson Whole Loan is 150 West Jefferson Owner LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 150 West Jefferson Whole Loan. REDICO Properties LLC is the guarantor of certain nonrecourse carveouts under the 150 West Jefferson Whole Loan. The loan documents require that the guarantor maintain a net worth of at least $22,500,000 and liquid assets of at least $3,000,000.

The Borrower Sponsor. The borrower sponsor is REDICO Properties LLC (“REDICO”). REDICO is a national real estate development, design, construction, property management and leasing company founded five decades ago and is headquartered in Southfield, Michigan. REDICO is an owner-operator of large-scale mixed-use and office developments located throughout the United States and has owned and operated a portfolio of more than 16 million square feet, including the ground-up development of the One Kennedy Building in Detroit’s CBD, which it continues to own. REDICO’s current real estate portfolio encompasses approximately 5.6 million square feet across multiple property types, the majority of which is managed by an affiliate, REDICO Management, Inc. The sponsor has been involved with several defaulted loans. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

Escrows. The 150 West Jefferson Whole Loan documents provide for upfront escrows in the amount of $211,608 for real estate taxes, $25,723 for insurance premiums and $847,672 for outstanding tenant improvements related to Amazon, Anita’s Kitchen and Auto Club. The loan documents also provide for ongoing monthly escrow deposits of $147,803 for real estate taxes, $6,431 for insurance premiums, $8,164 for replacement reserves and $40,816 for TI/LC reserves (subject to a cap of $2,250,000 so long as no Rollover Trigger Event (as defined below) exists).

Following the occurrence and during the continuance of a Rollover Trigger Event, the borrower is required to make monthly deposits of $81,632 (approximately $2.00 per square foot annually) for TI/LCs and ongoing TI/LC collections will be uncapped. The borrower is also required to deposit into the TI/LC reserve any lease termination fees related to Miller Canfield or Lochbridge at the 150 West Jefferson Property.

A “Rollover Trigger Event” means that either of the tenants known as Miller Canfield or Lochbridge (i) files bankruptcy, (ii) goes into default under its lease, (iii) gives notice to terminate or terminates its lease, (iv) fails to extend the term of its lease for space at the 150 West Jefferson Property prior to the deadline for the exercise of such extension option or (v) otherwise fails to renew its lease on terms reasonably acceptable to the lender at least nine months prior to its lease maturity if no renewal options exist.

Such Rollover Trigger Event shall terminate: with regard to clause (i), (1) upon the lender’s receipt of evidence in form and substance reasonably satisfactory to the lender that the related lease has been irrevocably assumed by the related tenant in such proceeding and the related tenant is in occupancy of at least 85% of the space demised under its lease and is paying the full, unabated contract rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender or (2) the assignment to, and assumption by, an assignee reasonably acceptable to the lender of the related tenant’s lease pursuant to a final court order issued in the applicable bankruptcy action, with such assignee occupying at least 85% of the space demised under such tenant’s lease and paying full, unabated post-petition rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender; with regard to clause (ii), upon the related tenant curing such default; with regard to clause (iii), the date on which (X) solely with respect to a Rollover Trigger Event relating to Lochbridge, the Lochbridge termination payment is made and such deposit is in the amount of no less than $1,750,000 (and provided no other Rollover Trigger Event then exists), or (Y) the lender receives evidence in form and substance reasonably satisfactory to the lender that, as applicable, the related tenant has rescinded its notice of termination in writing and the lease is then in full force and effect or the Replacement Lease Conditions (as defined below) have been satisfied (and, in each case, provided no other Rollover Trigger Event then exists); with regard to clauses (iv) and (v), the lender receives evidence in form and substance reasonably satisfactory to the lender that the Replacement Lease Conditions have been satisfied or an approved lease extension has been entered into (and, in each case, provided no other Rollover Trigger Event then exists). In addition, such Rollover Trigger Event shall terminate with regard to clauses (i) through (v) on the date the lender receives satisfactory evidence the 150 West Jefferson Property is at least 85% occupied and the debt service coverage ratio for the then trailing 12-month period is equal to 1.40x or greater.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Replacement Lease Conditions” means that the lender has received satisfactory evidence in the lender’s reasonable discretion that a replacement tenant reasonably satisfactory to the lender has executed a replacement lease on terms and conditions satisfactory to the lender for at least 85% of the entire space at the 150 West Jefferson Property occupied by the related tenant that triggered the Rollover Trigger Event (or such other space at the 150 West Jefferson Property, provided such space is the equivalent size of at least 85% of the space at the 150 West Jefferson Property occupied by such tenant), and that such replacement tenant is in occupancy and paying full unabated rent under such replacement lease.

Lockbox and Cash Management. The 150 West Jefferson Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 150 West Jefferson Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the 150 West Jefferson Whole Loan.

A “Sweep Event” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the amortizing debt service coverage ratio based on the trailing 12-month period being less than 1.15x;

(iii)	the occurrence and continuance of a Major Tenant Trigger Period (as defined below); and

(iv)	the anticipated repayment date.

A Sweep Event will end:

(i)	with regard to clause (i), upon the cure of such event of default;

(ii)	with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters;

(iii)	with regard to clause (iii), the related Major Tenant Trigger Period is cured, as further described below; and

(iv)	with regard to clause (iv), for the avoidance of doubt, there will be no cure.

A “Major Tenant Trigger Period” means the date on which Starcom or a replacement tenant (a “Major Tenant”), (i) becomes insolvent or a debtor in any bankruptcy action, (ii) defaults under its lease beyond any applicable grace, notice or cure periods, (iii) (a) terminates its respective lease or (b) the earlier of (1) in the event that the Major Tenant gives notice to terminate its respective lease and such notice of termination specifies a termination date that is more than 12 months after the date of such notice, the date that is 12 months prior to the termination date specified in such notice and (2) in the event that the Major Tenant gives notice to terminate its respective lease and such notice of termination does not specify a termination date that is more than 12 months after the date of such notice, the date that such notice is received, (iv) if prior to any respective deadline for extending the term of the Major Tenant’s lease, the Major Tenant fails to extend the term of its respective lease pursuant to the terms thereof or otherwise renew the Major Tenant’s lease on terms reasonably satisfactory to the lender, or (v) if no extension option is then remaining in the Major Tenant’s lease, that is nine months prior to the end of the term of such lease, unless, prior to such date, the term of the Major Tenant’s lease is extended or renewed or a satisfactory replacement lease is entered into with the Major Tenant, in each case, on terms reasonably satisfactory to the lender.

Such Major Tenant Trigger Period will terminate: with regard to clause (i), (1) upon the lender’s receipt of evidence in form and substance reasonably satisfactory to the lender that the related lease has been irrevocably assumed by the related tenant in such proceeding and the related tenant is in occupancy of at least 85% of the space demised under its lease and is paying the full, unabated contract rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender or (2) the assignment to, and assumption by, an assignee reasonably acceptable to the lender of related tenant’s lease pursuant to a final court order issued in the applicable bankruptcy action, with such assignee occupying at least 85% of the space demised under such tenant’s lease and paying full, unabated post-petition rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender; with regard to clause (ii), upon the related tenant curing such default; with regard to clause (iii), the date on which the lender receives evidence in form and substance reasonably satisfactory to the lender that, as applicable, the related tenant has rescinded its notice of termination in writing and the lease is then in full force and effect or the Replacement Lease Conditions have been satisfied (and, in each case, provided no other Major Tenant Trigger Period then exists); with regard to clauses (iv) and (v), the lender receives evidence in form and substance satisfactory to the lender that the related tenant has extended the term of its respective lease pursuant to the terms thereof or otherwise on terms reasonably satisfactory to the lender or the Replacement Lease Conditions have been satisfied (and, in each case, provided no other Major Tenant Trigger Period then exists). In addition, such Major Tenant Trigger Period will terminate with regard to clauses (i) through (v) on the date the lender receives satisfactory evidence the debt service coverage ratio at the 150 West Jefferson Property for the then trailing 12-month period is equal to 1.35x or greater.

Property Management. The 150 West Jefferson Property is managed by REDICO Management, Inc. REDICO Management, Inc. is an affiliate of the borrower.

Assumption. Commencing on November 8, 2018, the borrower has the right to transfer the 150 West Jefferson Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

150 WEST JEFFERSON

ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the 150 West Jefferson companion loans.

Future Expansion. During the term of the 150 West Jefferson Whole Loan, the 150 West Jefferson borrower will be permitted to expand the 150 West Jefferson Parking Garage by adding additional stories and/or building additional improvements on top of the 150 West Jefferson Parking Garage structure, provided that the construction complies with the requirements contained in the 150 West Jefferson Whole Loan documents.  In connection with such construction, the 150 West Jefferson borrower is required to convert the 150 West Jefferson Property to condominium ownership with the 150 West Jefferson borrower’s condominium unit being comprised of the current 150 West Jefferson Property and the 150 West Jefferson Parking Garage structure and a second condominium unit being comprised of the air rights over the current 150 West Jefferson Parking Garage structure in which an affiliate of the 150 West Jefferson borrower (or such other entity approved by the holder of the 150 West Jefferson Whole Loan) would construct the expansion, subject in either case to the compliance with the requirements contained in the 150 West Jefferson Whole Loan documents.  The construction of an office property under either structure would require the prior consent of the holder of the 150 West Jefferson Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 150 West Jefferson Property. The loan documents also require business interruption insurance for a period of at least 18 months that covers loss or damage by terrorist acts; provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

HILTON DALLAS ROCKWALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

HILTON DALLAS ROCKWALL

Hilton Dallas Rockwall
2055 Summer Lee Drive
Rockwall, TX 75032
Lake Lavon
Murphy
Wylie
Lavon
COLLIN COUNTY
Breckenridge Park
Woodbridge Golf Club
Sachse
One Eleven Ranch Park
Firewheel Golf Course
Firewheel Town Center
Pres. George Bush Tpke
Rowlett Community Park
Waterview Golf Club
The Shores Country Club
Fate
Williams St
Rockwall Municipal Airport
Rockwall
Lakeview Pkwy
Rowlett Creek Preserve
Rowlett
GARLAND
Castle Dr
Miller Rd
Eastern Hills Country Club
Rockwall Village
Rockwall Town Center
TX Health Presbyterian-Rockwall
ROCKWALL COUNTY
Elgin B. Robertson Park
Buffalo Creek Golf Club
Lake Ray Hubbard
Heath
McLendon-Chisholm
Audubon Park
Thornton Frwy
DALLAS COUNTY
Sunnyvale
Dallas 11 miles
Town East Mall
Samuell New Hope Park
MESQUITE
Tripp Rd
Rockwall-Forney Dam
Samuell Park
Eastglen Blvd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

No. 9 – Hilton Dallas Rockwall

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$30,450,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$30,450,000			Location:	Rockwall, TX
% of Initial Pool Balance:	4.1%			Size:	231 Rooms
Loan Purpose:	Acquisition			Cut-off Date Balance Per Room:	$131,818
Borrower Name:	2055 Summer Lee Rockwall Owner, LLC			Year Built/Renovated:	2008/2017
Sponsors:	Driftwood Acquisition & Development			Title Vesting:	Fee
	L.P.; Carlos J. Rodriguez; David			Property Manager:	Self-managed
	Buddemeyer			4th Most Recent Occupancy (As of):	67.5% (12/31/2013)
Mortgage Rate:	4.671%			3rd Most Recent Occupancy (As of):	67.8% (12/31/2014)
Note Date:	November 14, 2017			2nd Most Recent Occupancy (As of):	69.8% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(2):	68.5% (12/31/2016)
Maturity Date:	December 6, 2027			Current Occupancy (As of)(2):	65.4% (7/31/2017)
IO Period:	None
Loan Term (Original):	120 months			Underwriting and Financial Information:
Seasoning:	0 months
Amortization Term (Original):	360 months			4th Most Recent NOI (As of):	$3,172,626 (12/31/2014)
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,791,606 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,297,286 (12/31/2016)
Call Protection:	L(24),GRTR 1% or YM or D(91),O(5)			Most Recent NOI (As of):	$4,229,319 (TTM 7/31/2017)
Lockbox Type:	Soft/Springing Cash Management			U/W Revenues:	$14,303,981
Additional Debt(1):	Yes			U/W Expenses:	$9,806,766
Additional Debt Type(1):	Future Mezzanine			U/W NOI:	$4,497,215
				U/W NCF:	$3,925,055
				U/W NOI DSCR:	2.38x
Escrows and Reserves:				U/W NCF DSCR:	2.08x
				U/W NOI Debt Yield:	14.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.9%
Taxes	$0	$52,971	NAP	As-Is Appraised Value(3):	$52,000,000
Insurance	$77,197	$7,018	NAP	As-Is Appraisal Valuation Date(3):	September 1, 2017
FF&E Reserve	$0	$47,680	NAP	Cut-off Date LTV Ratio(3):	58.6%
PIP Reserve	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD(3):	47.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	The Hilton Dallas Rockwall Property (as defined below) underwent a $2.23 million renovation completed between January and September 2017. The work included a full renovation of the lobby, lobby café, restaurant and bar. As a result, the Hilton Dallas Rockwall Property’s occupancy was negatively affected.

(3)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hilton Dallas Rockwall Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interest in a full service hotel located in Rockwall, Texas (the “Hilton Dallas Rockwall Property”). The Hilton Dallas Rockwall Mortgage Loan was originated on November 14, 2017 by Starwood Mortgage Capital LLC. The Hilton Dallas Rockwall Mortgage Loan had an original principal balance of $30,450,000, has an outstanding principal balance as of the Cut-off Date of $30,450,000 and accrues interest at an interest rate of 4.671% per annum. The Hilton Dallas Rockwall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Hilton Dallas Rockwall Mortgage Loan. The Hilton Dallas Rockwall Mortgage Loan matures on December 6, 2027.

Following the lockout period, on any date before August 6, 2027, the borrower has the right to defease the Hilton Dallas Rockwall Mortgage Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization or (ii) November 14, 2020. Additionally, the borrower may prepay the Hilton Dallas Rockwall Mortgage Loan in whole, but not in part, on any date on or after January 6, 2020 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Hilton Dallas Rockwall Mortgage Loan is prepayable without penalty on or after August 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

HILTON DALLAS ROCKWALL

Sources and Uses

Sources			Uses
Original loan amount	$30,450,000	69.3%	Purchase price	$41,500,000	94.4%
Borrower sponsor equity contribution	13,509,280	30.7	PIP reserve	2,000,000	4.5
			Closing costs	382,083	0.9
			Reserves	77,197	0.2
Total Sources	$43,959,280	100.0%	Total Uses	$43,959,280	100.0%

The Property. The Hilton Dallas Rockwall Property consists of a five-story, full-service hotel comprised of 231 guestrooms located in Rockwall, Texas, approximately 22 miles east of the Dallas central business district (“CBD”) on the eastern shore of Lake Ray Hubbard. The Hilton Dallas Rockwall Property is situated on a 8.9-acre parcel, and amenities include 31,532 square feet of meeting and function space, indoor restaurant, outdoor pool and spa, poolside bar, walking track, business center, fitness center, bar, pergola and cafe. Additionally, the Hilton Dallas Rockwall Property is located adjacent to “The Harbor”, a 31-acre Mediterranean-style boardwalk development that features lakeside access with waterfront dining, shopping and other entertainment, including a movie theater and lakeside amphitheater. The Harbor is not part of the collateral for the Hilton Dallas Rockwall Mortgage Loan. The Hilton Dallas Rockwall Property contains 104 king guestrooms 111 queen/queen guestrooms and 16 king suites. All guestrooms feature a 40” flat screen high definition television, desk and high-speed internet access. The Hilton Dallas Rockwall Property contains 293 parking spaces, accounting for a parking ratio of 1.3 spaces per room.

The Hilton Dallas Rockwall Property was built in 2008. Since 2013, the Hilton Dallas Rockwall Property has benefited from approximately $3.90 million ($16,899 per room) in renovations, most notably between 2016 and 2017 when approximately $2.72 million ($11,778 per room) was used to upgrade the lobby, guestrooms, restaurant, café and bar. Additionally, in connection with the acquisition of the Hilton Dallas Rockwall Property, the property will undergo a change of ownership PIP totaling approximately $2.0 million ($8,658, per room). Upon completion of the $2.0 million change of ownership PIP, the Hilton Dallas Rockwall Property will have received approximately $5.90 million ($25,557 per room) in capital improvements since 2013.

According to the appraisal, the demand segmentation for the Hilton Dallas Rockwall Property is 36% commercial, 32% leisure, and 32% meeting and group. In connection with the acquisition of the Hilton Dallas Rockwall Property, the hotel franchise agreement was extended 15 years and expires on November 30, 2032.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Dallas Rockwall Property:

Cash Flow Analysis

	2014	2015	2016(1)	TTM 7/31/2017(1)	U/W(1)	% of U/W Total Revenue	U/W $ per Room
Occupancy	67.8%	69.8%	68.5%	65.4%	68.5%
ADR	$138.97	$146.99	$156.10	$157.13	$156.10
RevPAR	$94.29	$102.62	$106.87	$102.73	$106.87

Room Revenue	$7,949,786	$8,652,585	$9,035,116	$8,661,968	$9,010,429	63.0%	$39,006
F&B Revenue	4,228,278	4,566,184	4,878,539	4,951,059	4,951,059	34.6	21,433
Other Revenue	359,505	335,411	342,492	254,510	342,492	2.4	1,483
Total Revenue	$12,537,569	$13,554,180	$14,256,147	$13,867,537	$14,303,981	100.0%	$61,922

Total Department Expenses	4,231,595	4,483,928	4,543,822	4,380,815	4,437,617	31.0	19,210
Gross Operating Profit	$8,305,975	$9,070,252	$9,712,325	$9,486,723	$9,866,364	69.0%	$42,712

Total Undistributed Expenses	3,383,085	3,400,657	3,395,941	3,308,912	3,396,452	23.7	14,703
Profit Before Fixed Charges	$4,922,889	$5,669,595	$6,316,383	$6,177,811	$6,469,912	45.2%	$28,008

Total Fixed Charges	1,750,263	1,877,988	2,019,097	1,948,492	1,972,697	13.8%	8,540

Net Operating Income	$3,172,626	$3,791,606	$4,297,286	$4,229,319	$4,497,215	31.4%	$19,468
FF&E	501,503	542,167	570,246	554,701	572,159	4.0	2,477
Net Cash Flow	$2,671,123	$3,249,439	$3,727,040	$3,674,617	$3,925,055	27.4%	$16,992

NOI DSCR	1.68x	2.01x	2.28x	2.24x	2.38x
NCF DSCR	1.41x	1.72x	1.97x	1.95x	2.08x
NOI DY	10.4%	12.5%	14.1%	13.9%	14.8%
NCF DY	8.8%	10.7%	12.2%	12.1%	12.9%

(1)	The Hilton Dallas Rockwall Property underwent a $2.23 million renovation completed between January and September 2017. The work included a full renovation of the lobby, lobby café, restaurant and bar. As such, U/W Occupancy, ADR and RevPAR is based on 2016, which is consistent with the operations prior to the renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

HILTON DALLAS ROCKWALL

Appraisal. The appraiser concluded to an “as-is” appraised value based on a hypothetical condition of $52,000,000 with an appraisal valuation date of September 1, 2017. The “as-is” appraised value based on a hypothetical condition assumes a PIP costing approximately $2,000,000 was completed as of September 1, 2017. At origination of the Hilton Dallas Rockwall Mortgage Loan, the borrower deposited $2,000,000 for the required PIP. The “as-is” appraised value is $49,000,000 with a valuation date of September 1, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” appraised value are 62.1% and 50.5%, respectively.

Environmental Matters. According to a Phase I environmental assessment dated September 19, 2017, there was no evidence of any recognized environmental conditions at the Hilton Dallas Rockwall Property.

Market Overview and Competition. The Hilton Dallas Rockwall Property is located approximately 22 miles east of the Dallas CBD on the eastern shore of Lake Ray Hubbard along Interstate 30. The Hilton Dallas Rockwall Property is positioned adjacent to “The Harbor”, Dallas’ premier mixed-use waterfront destination. The Hilton Dallas Rockwall Property’s proximity to Dallas makes it a popular choice for weekend getaways, weddings and corporate events. Furthermore, the Hilton Dallas Rockwall Property is the region’s only full-service lakefront hotel and it is the only full-service hotel within a fifteen mile radius. The Hilton Dallas Rockwall Property has approximately 31,532 square feet of banquet space, inclusive of an 11,870 square foot ballroom, a 3,479 square foot climate controlled pergola and a 1,155 square foot lake-view wedding ballroom. Since 2010, the Dallas-Fort Worth-Arlington MSA has experienced population and economic growth. Specifically, within a five mile radius of the Hilton Dallas Rockwall Property, population has grown by over 13% during this time and over 68% since 2000.

The following table presents certain information relating to the Hilton Dallas Rockwall Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Dallas Rockwall(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2017 TTM(2)	76.1%	$100.70	$76.65	65.4%	$157.13	$102.73	85.9%	156.1%	134.0%
12/31/2016	79.4%	$99.41	$78.98	68.5%	$156.10	$106.87	86.1%	157.1%	135.3%
12/31/2015	74.6%	$93.34	$69.64	69.8%	$146.99	$102.62	93.4%	157.8%	147.4%

(1)	Information obtained from a third party hospitality research report. The competitive set includes the following hotels: Courtyard Dallas Mesquite, Best Western Plus Rockwall Inn & Suites, Hampton Inn Suites Dallas Mesquite, La Quinta Inn & Suites Rockwall and Holiday Inn Express & Suits Mesquite.

(2)	The Hilton Dallas Rockwall Property underwent a $2.23 million renovation completed between January and September 2017. The work included a full renovation of the lobby, lobby café, restaurant and bar. As a result, the Hilton Dallas Rockwall Property’s occupancy was negatively affected.

(3)	As provided by the borrower.

The Borrower. The borrower is 2055 Summer Lee Rockwall Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Dallas Rockwall Mortgage Loan. Driftwood Acquisition & Development, L.P., Carlos J. Rodriguez, Sr. and David Buddemeyer serve as the guarantors of certain non-recourse carveouts under the Hilton Dallas Rockwall Mortgage Loan. The loan documents require that the guarantors maintain an aggregate net worth of at least $15,000,000 and liquid assets of at least $1,900,000.

The Borrower Sponsor. The borrower sponsors are Carlos J. Rodriguez, David Buddemeyer (both principals of Driftwood Hospitality Management, LLC (“Driftwood”)) and Driftwood Acquisition & Development, L.P, an entity related to Driftwood. Presently, Driftwood operates 42 hotels with more than 8,000 rooms throughout the United States and Costa Rica, of which it owns 25 hotels totaling 5,300 rooms. Driftwood’s portfolio includes a number of brands that range from full-service hotels and resorts to mid-size select-service, extended stay and independent boutiques. Driftwood’s hotels include Marriott, Starwood, Hilton, Hyatt, IHG and Wyndham flagged properties. Driftwood has an ongoing relationship with Hilton, with 12 hotels totaling more than approximately 2,700 rooms that have been flagged with Hilton brands. Carlos J. Rodriguez was an investor in a property which was transferred to special servicing in 2009 due to a payment default. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

Escrows. The Hilton Dallas Rockwall Mortgage Loan documents provide for upfront escrows in the amount of $77,197 for insurance premiums and $2,000,000 for a change of ownership PIP. The Hilton Dallas Rockwall loan documents provide for ongoing monthly escrows of $52,971 for real estate taxes, $7,018 for insurance premiums and $47,680 for FF&E, an amount equal to 1/12 of 4% of the underwritten revenue.

Lockbox and Cash Management. The Hilton Dallas Rockwall Mortgage Loan requires that the borrower establish a lockbox account at closing and the borrower or property manager must cause all rents to be deposited directly into such lockbox account. Prior to the occurrence of a Trigger Event (as defined below), all amounts on deposit in the lockbox account are required to be transferred to an account designated by the borrower. Upon the occurrence of a Trigger Event and for the remainder of the term of the Hilton Dallas Rockwall Mortgage Loan, (a) credit card companies will be directed to pay all receipts directly into the lockbox account, (b) all funds in the lockbox account will be transferred to an account designated by the lender (the “Cash Management Account”), (c) monthly payments required under the loan documents (including, but not limited to, debt service and reserve payments) will be made from the Cash Management Account and (i) so long as a Trigger Event has occurred and is continuing, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral for the Hilton Dallas Rockwall Mortgage Loan or (ii) if no Trigger Event has occurred and is continuing, all excess cash flow will be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

HILTON DALLAS ROCKWALL

A “Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the debt service coverage ratio being less than 1.15x at the end of any calendar quarter;

(iii)	the expiration of the franchise agreement;

(iv)	a default has occurred and is continuing beyond any applicable cure period under the franchise agreement and such default permits the franchisor to terminate the franchise agreement;

(v)	the borrower or franchisor delivers a notice to terminate the franchise agreement; or

(vi)	the borrower or franchisor terminates the franchise agreement.

A Trigger Event will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

●	with regard to clauses (iii), (iv), (v) and (vi), upon the borrower (x) enters into a qualified franchise agreement, (y) the term of the franchise agreement has commenced and (z) the borrower delivers to the lender a comfort lender from the franchisor;

●	with regard to clause (iv), upon the cure of such default; and

●	with regard to clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

Property Management. The Hilton Dallas Rockwall Property is managed by an affiliate of the borrower, Driftwood Hospitality Management II, LLC.

Assumption. From and after November 14, 2018, the borrower has the right to transfer the Hilton Dallas Rockwall Property provided that certain conditions are satisfied, including (i) no event of default under the Hilton Dallas Rockwall Mortgage Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, the lender has received confirmation from KBRA, Fitch and Moody’s that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after November 14, 2022, mezzanine debt from an acceptable mezzanine lender is permitted under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value ratio of 75.0%, (c) the Hilton Dallas Rockwall Property will have satisfied a debt yield of 13.75% for at least two consecutive non-overlapping trailing 12 calendar month periods, (d) minimum combined debt yield of 10.0%, (e) delivery of a satisfactory intercreditor agreement and (f) rating agency confirmation.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Dallas Rockwall Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. If TRIPRA is not in effect, the borrower is not required to pay premiums in excess of two times the premium for a separate “special form” or “all risk” insurance policy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

LENNAR CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

LENNAR CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

LENNAR CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

LENNAR CORPORATE CENTER

Lennar Corporate Center
700-790 NW 107th Avenue
Miami, FL 33172
Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI
Coral Gables
Atlantic Ocean
Tamiami
Kendale Lakes
The Hammocks
Kendall
Pinecrest
Biscayne Bay
Homestead
Palmetto General Hospital
W 68th St
Westland Mall
W 49th St
E 49th St
Hialeah Gardens
Hialeah
Amelia Earhart Park
Westview Country Club
Miami Dade College - North Campus
TRI RAIL
Okeechobee Rd
Hialeah Race Track
Hialeah Hospital
Metrorail Transfer
PALMETTO
METRORAIL
OKEECHOBEE
HIALEAH
NORTHSIDE
Gladeview
Liberty City
BROWNSVILLE
Hialeah Market
Allapattah
NW 58th St
Palmetto Expwy
Miami Springs
Miami Springs Golf Course
Hialeah Dr
Miami Dade College-West Campus
Doral Plaza
Doral Country Club
Doral Blvd
NW 41st St
NW 36th St
Doral
CityPlace Doral
Miami International Airport
NW 25th St
IKEA
Dolphin Mall
Miami International Mall
Miami Airport
Melreese Golf Course
Downtown Miami 3 miles
NW 12th St
Dolphin Expwy
Homestead Extension
NW 127th Ave
Fontainebleau Golf Course
Mall of the Americas
NW 7th St
Flagami
Flagler Dog Track
Little Havana
W Flagler St
Flagler Park Plaza
MIAMI
SW 8th St
Florida International University
Riccardo Silva Stadium
The Patricia & Phillip Frost Art Museum
Tamiami Park
Fair & Expo Center
Shenandoah
SW 16th St
West Miami
Miracle Center
Tamiami
Westchester
SW 24th St
Westchester General Hospital
Miami Children's Hospital
Coral Gables
SW 32nd St
MIAMI-DADE COUNTY
Biltmore Golf Course
Bird Rd
Village of Merrick Park
METRORAIL
Coconut Grove
Coco Walk
SW 42nd St
Miami-Dade County Tropical Park
Florida's Turnpike
SW 48th St
Blue Rd
Doctors Hospital
SW 56th St
University of Miami
S Dixie Hwy
South Miami
South Miami Hospital
UNIVERSITY
The Shops at Sunset Place
SW 72nd St
Sunset Dr
Kendale Lakes
Don Shula Expwy
SW 80th St
Old Cutler Rd
Palms At Town & Country
Dadeland Mall
DADELAND NORTH
SW 88th St
Baptist Hospital of Miami
DADELAND SOUTH
Dadeland Plaza
Miami Dade College-Kendall Campus
Kendall
Pinecrest
SW 104th St
Matheson Hammock Park
Biscayne Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

No. 10 – Lennar Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,600,000			Specific Property Type:	CBD
Cut-off Date Balance:	$28,600,000			Location:	Miami, FL
% of Initial Pool Balance:	3.8%			Size:	289,986 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$98.63
Borrower:	Four 700 LLC			Year Built/Renovated:	1987/NAP
Borrower Sponsors:	Yoav Merary; Guy Sharon			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	Continental Real Estate
Note Date:	October 5, 2017				Companies Commercial
Anticipated Repayment Date:	NAP				Properties Corp.
Maturity Date:	October 6, 2027			4th Most Recent Occupancy(2):	96.3% (7/31/2014)
IO Period:	60 months			3rd Most Recent Occupancy:	96.9% (12/31/2014)
Loan Term (Original):	120 months			2nd Most Recent Occupancy:	98.8% (12/31/2015)
Seasoning:	2 months			Most Recent Occupancy (As of):	94.6% (12/31/2016)
Amortization Term (Original):	360 months			Current Occupancy (As of):	94.9% (9/18/2017)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information:
Call Protection:	L(26),D(89),O(5)
Lockbox Type:	Hard/Springing Cash Management			4th Most Recent NOI(3):	$3,272,977 (12/31/2014)
Additional Debt:	None			3rd Most Recent NOI(3):	$3,903,236 (12/31/2015)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$4,178,695 (12/31/2016)
				Most Recent NOI(4):	$4,006,701 (TTM 7/31/2017)

				U/W Revenues:	$7,827,296
				U/W Expenses:	$3,391,225
				U/W NOI(4):	$4,436,071
				U/W NCF:	$3,796,257
Escrows and Reserves(1):				U/W NOI DSCR:	2.60x
				U/W NCF DSCR:	2.22x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	15.5%
Taxes	$719,692	$59,974	NAP	U/W NCF Debt Yield:	13.3%
Insurance	$34,021	$17,010	NAP	As-Is Appraised Value:	$41,000,000
Replacement Reserves	$0	$5,214	NAP	As-Is Appraisal Valuation Date:	August 29, 2017
TI/LC Reserve	$0	$72,497	$3,000,000	Cut-off Date LTV Ratio:	69.8%
Outstanding TI/LC Reserve	$745,647	$0	NAP	LTV Ratio at Maturity or ARD:	63.7%

(1)	See “Escrows” below.

(2)	Historical occupancy prior to 7/31/2014 is unavailable as the borrower sponsors acquired the Lennar Corporate Center Property (as defined below) in connection with the origination of the mortgage loan and the prior owner did not provide the information.

(3)	The increase in NOI from 2014 to 2015 is driven primarily by Lennar taking three additional suites totaling 38,615 square feet and approximately $990,000 of base rent, each with free rent periods of between four and six months.

(4)	The increase in NOI from Most Recent to U/W is driven primarily by the signing of new leases in 2017 totaling approximately 16,975 square feet and $454,464 of U/W base rent.

The Mortgage Loan. The mortgage loan (the “Lennar Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a four-building, four-story, Class-B CBD office complex located in Miami, Florida (the “Lennar Corporate Center Property”). The Lennar Corporate Center Mortgage Loan was originated on October 5, 2017 by Starwood Mortgage Capital LLC. The Lennar Corporate Center Mortgage Loan had an original principal balance of $28,600,000, has an outstanding principal balance as of the Cut-off Date of $28,600,000 and accrues interest at an interest rate of 4.350% per annum. The Lennar Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only until October 6, 2022, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The Lennar Corporate Center Mortgage Loan matures on October 6, 2027.

Following the lockout period, on any date before June 6, 2027, the borrower has the right to defease the Lennar Corporate Center Mortgage Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization or (ii) October 5, 2020. The Lennar Corporate Center Mortgage Loan is prepayable without penalty on or after June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

LENNAR CORPORATE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$28,600,000	67.6%	Purchase price	$40,000,000	94.5%
Sponsor’s new cash contribution	13,729,752	32.4	Reserves	1,499,359	3.5
			Closing costs	830,392	2.0

Total Sources	$42,329,752	100.0%	Total Uses	$42,329,752	100.0%

The Property. The Lennar Corporate Center Property was built in 1987, consists of 289,986 square feet and is situated on a 16.4-acre site. The Lennar Corporate Center Property was originally developed to serve as Lennar’s corporate headquarters, which it still does today. Tenants at the Lennar Corporate Center Property include Lennar Corporation and its affiliates, Rialto Capital Management, Eagle Home Mortgage and Lennar Corporate Title (individually and together, “Lennar”), as well as Farelogix, Inc., Alliance for Aging, Inc. and others. The Lennar Corporate Center Property contains 1,065 surface parking spaces, resulting in a parking ratio of 3.7 spaces per 1,000 square feet of rentable area.

The largest tenant at the Lennar Corporate Center Property is Lennar (NYSE: LEN; Moody’s: Ba1, S&P: BB, Fitch: BB+). Combined, Lennar occupies 183,422 square feet, 63.3% of the NRA, 192,554 square feet inclusive of space sublet from the YMCA. The Lennar Corporate Center Property has served as its headquarters since it was originally developed. Over the last 10 years, Lennar has occupied as little as approximately 93,000 square feet and as much as approximately 183,000 square feet, which is its current utilization. In 2012, Lennar renewed its lease for 10 years and in conjunction with the renewal invested approximately $6.1MM ($33 per square foot) into its space. Combined with a landlord tenant improvement contribution of approximately $2.6MM ($15 per square foot), approximately $8.7MM or $48 per square foot was put into the Lennar space. Lennar was founded in 1954 and is based in Miami, FL. Lennar, along with its subsidiaries, engages in homebuilding activities in the U.S. Its activities include the construction and sale of single-family homes as well as the purchase, development and sale of residential land. The company offers real estate related financial services, including mortgage financing, title insurance and closing services for home buyers and others as well as personal lines, and property and casualty insurance products. In addition, it is involved in raising, investing and managing third-party capital and originating and selling commercial mortgage loans for CMBS execution as well as investing in real estate related mortgage loans, properties and related securities. Additionally, it sponsors, invests and manages private equity vehicles and provides asset management and other services to the vehicles and other third parties. Lennar also develops multifamily rental properties.

Farelogix, Inc. provides “software-as-a-service” airline commerce gateway that enables airlines to create, control, optimize and deliver personalized and differentiated airline offers to any and all sales channels, such as airline web sites, check-in kiosks, mobile applications, travel agencies, meta-search and consumer online travel sites.

Alliance for Aging, Inc., incorporated in 1988, is a private, not-for-profit organization and is part of a nationwide network of more than 650 area agencies on aging. Alliance for Aging, Inc. provides comprehensive information and access to quality services for older adults and their families in the Miami-Dade and Monroe counties. The agency funds and provides oversight of home and community-based services that help keep people at home and out of nursing homes.

As of September 18, 2017, the Lennar Corporate Center Property was 94.9% occupied by 19 tenants.

The following table presents certain information relating to the tenancy at the Lennar Corporate Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Lennar	BB+/Ba1/BB+	183,422	63.3%	$28.70	$5,263,740	69.6%	Various(3)
Farelogix, Inc.	NR/NR/NR	21,413	7.4%	$25.16	$538,656	7.1%	8/31/2019(4)
Alliance for Aging, Inc.	NR/NR/NR	12,413	4.3%	$29.61	$367,559	4.9%	8/31/2024(5)
Total Major Tenants		217,248	74.9%	$28.40	$6,169,955	81.6%

Non-Major Tenants		58,025	20.0%	$23.91	$1,387,496	18.4%

Occupied Collateral Total		275,273	94.9%	$27.45	$7,557,451	100.0%

Vacant Space		14,713	5.1%

Collateral Total		289,986	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2018, totaling $163,537.

(3)	Lennar occupies 143,747 square feet expiring March 31, 2022, 18,568 square feet expiring September 14, 2020, 11,310 square feet expiring March 31, 2019 and 9,797 square feet expiring October 10, 2019. With regard to the 11,310 square feet expiring March 31, 2019 and the 9,797 square feet expiring October 10, 2019, Lennar has the option to extend the leased space (totaling 21,107 square feet) to March 31, 2022.

(4)	Fairlogix, Inc. has one, five-year lease renewal option.

(5)	Alliance for Aging, Inc. has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

LENNAR CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Lennar Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	3	4,346	1.5%	4,346	1.5%	$40,680	0.5%	$25.13
2017	0	0	0.0%	4,346	1.5%	$0	0.0%	$0.00
2018	1	1,260	0.4%	5,606	1.9%	$30,744	0.4%	$24.40
2019	5	49,970	17.2%	55,576	19.2%	$1,286,352	17.0%	$25.74
2020	4	37,263	12.8%	92,839	32.0%	$937,848	12.4%	$25.17
2021	2	9,039	3.1%	101,878	35.1%	$240,876	3.2%	$26.65
2022	5	151,911	52.4%	253,789	87.5%	$4,415,964	58.4%	$29.07
2023	2	9,071	3.1%	262,860	90.6%	$237,428	3.1%	$26.17
2024	1	12,413	4.3%	275,273	94.9%	$367,559	4.9%	$29.61
2025	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
2026	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
2027	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
Vacant	0	14,713	5.1%	289,986	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	289,986	100.0%			$7,557,451	100.0%	$27.45

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	Includes 1,315 square foot fitness center and 1,412 square foot management office. Both spaces are excluded from the Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Lennar Corporate Center Property:

Historical Occupancy

12/31/2014	12/31/2015	12/31/2016	9/18/2017(1)
96.9%	98.8%	94.6%	94.9%

(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Lennar Corporate Center Property:

Cash Flow Analysis

	2014	2015		2016	TTM 7/31/2017		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,200,974(!)	$6,820,539	(1)	$7,151,852	$6,966,416	(2)	$7,557,451	(2)(3)	96.6%	$26.06
Grossed Up Vacant Space	0	0		0	0		411,964		5.3	1.42
Total Reimbursables	91,706	25,521		100,088	112,904		188,218		2.4	0.65
Other Income	59,493	62,844		62,489	81,627		81,627		1.0	0.28
Less Vacancy & Credit Loss	0	0		0	0		(411,964	)(4)	(5.3)	(1.42)
Effective Gross Income	$6,352,172	$6,908,904		$7,314,429	$7,160,947		$7,827,296		100.0%	$26.99

Total Operating Expenses	$3,079,195	$3,005,668		$3,135,734	$3,154,245		$3,391,225		43.3%	$11.69

Net Operating Income	$3,272,977	$3,903,236		$4,178,695	$4,006,701		$4,436,071		56.7%	$15.30
TI/LC	0	0		0	0		577,242		7.4	1.99
Capital Expenditures	0	0		0	0		62,572		0.8	0.22
Net Cash Flow	$3,272,977	$3,903,236		$4,178,695	$4,006,701		$3,796,257		48.5%	$13.09

NOI DSCR	1.92x	2.28x		2.45x	2.35x		2.60x
NCF DSCR	1.92x	2.28x		2.45x	2.35x		2.22x
NOI DY	11.4%	13.6%		14.6%	14.0%		15.5%
NCF DY	11.4%	13.6%		14.6%	14.0%		13.3%

(1)	The increase in Base Rent from 2014 to 2015 is driven primarily by Lennar taking three additional suites totaling 38,615 square feet and approximately $990,000 of base rent, each with free rent periods of between four and six months.

(2)	The increase in Base Rent from TTM 7/31/2017 to U/W is driven primarily by the signing of new leases in 2017 totaling approximately 16,975 square feet and $454,464 of U/W Base Rent.

(3)	U/W Base Rent includes contractual rent steps through April 2018, totaling $163,537.

(4)	The underwritten economic vacancy is 5.1%. The Lennar Corporate Center Property was 94.9% leased as of September 18, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

LENNAR CORPORATE CENTER

Appraisal. As of the appraisal valuation date of August 29, 2017, the Lennar Corporate Center Property had an “as-is” appraised value of $41,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 28, 2017, there was no evidence of any recognized environmental conditions at the Lennar Corporate Center Property.

Market Overview and Competition. The Lennar Corporate Center Property is located in Miami, Florida, within the Miami Airport submarket of the greater Miami metro market. The Lennar Corporate Center Property benefits from its proximity to the Dolphin Expressway, Florida Turnpike, Palmetto Expressway (US Highway 826), as well as Miami International Airport. According to the appraiser, as of the third quarter of 2017, the Miami Airport submarket has a total inventory of approximately 19.0 million square feet with a vacancy rate of approximately 7.4%. There was no additional inventory delivered last quarter, nor were there any new deliveries in the last year. According to the appraisal, the 2016 population within a one, three and five-mile radius of the Lennar Corporate Center Property was 30,884, 179,795, and 376,826, respectively; and the median household income within the same radii was $40,250, $45,303 and $49,531, respectively.

The following table presents certain information relating to comparable office leases for the Lennar Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Flagler West Corporate Park 8700 West Flagler Street Miami, FL	2.1 miles	Undisclosed	Jan. 2018 / 5 Yrs.	18,200	$26.00	MG
BB&T Bank Building 2500 NW 107th Avenue Miami, FL	1.4 miles	Confidential	Jul. 2016 / 3 Yrs.	4,224	$26.50	FSG
Beacon Executive Centre 8600 NW 17th Street Miami, FL	2.3 miles	Available	Listing / 3 Yrs.	5,611	$24.75	FSG
Flagler Corporate Center 9250 West Flagler Street Miami, FL	1.7 miles	PCM, Inc.	Apr. 2017 / 10 Yrs.	16,000	$26.00	FSG
Doral Corporate Center 3750 NW 87th Avenue Doral, FL	2.9 miles	Confidential	Mar. 2016 / 5 Yrs.	3,500	$29.00	MG

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Lennar Corporate Center Mortgage Loan is Four 700 LLC, a Florida limited liability company and a special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lennar Corporate Center Mortgage Loan. Yoav Merary and Guy Sharon are the guarantors of certain non-recourse carveouts under the Lennar Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Yoav Merary and Guy Sharon. Yoav Merary founded NAYA USA Investment & Management LLC (“NAYA”) in 2005. NAYA is a boutique investment firm based in Hollywood, Florida with a focus on the acquisition and management of commercial and residential assets. Yoav Merary owns various ownership interests in 21 real estate assets. Guy Sharon founded Coast Capital Partners (“CCP”) in 1995. CCP has offices both in Miami, Florida and Europe. CCP’s team concentrates on the acquisition, development, renovation and asset management real estate in Florida and Europe.

Escrows. The Lennar Corporate Center Loan documents provide for upfront escrows in the amount of $719,692 for real estate taxes, $34,021 for insurance premiums and $454,461 for outstanding tenant improvements related to Lennar, Star Clippers, Inc., Liberty Mutual Insurance Company and Fairlogix, Inc., $159,186 for rent concessions for Alliance for Aging, Inc. and Liberty Mutual Insurance Company and $132,000 for a roof reserve. The loan documents also provide for ongoing monthly escrow deposits of $59,974 for real estate taxes, $17,010 for insurance premiums, $5,214 for replacement reserves and $72,497 for TI/LC reserves (subject to a cap of $3,000,000 so long as no Major Tenant Re-Tenanting Event (as defined below) in which the lender accepts a satisfactory replacement Major Tenant (as defined below) lease (for less than five years) exists).

Lockbox and Cash Management. The Lennar Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the Lennar Corporate Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Sweep Event Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited into an excess cash reserve to be held as additional security for the Lennar Corporate Center Mortgage Loan.

A “Sweep Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the amortizing debt service coverage ratio based on the trailing 12-month period being less than 1.20x; and

(iii)	the occurrence and continuance of a Major Tenant Event Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

LENNAR CORPORATE CENTER

A Sweep Event Period will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the amortizing debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; and

●	with regard to clause (iii), the related Major Tenant Event Period is terminated, as further described below;

A “Major Tenant Event Period” means the date on which (A) Lennar or a replacement tenant (a “Major Tenant”), (i) becomes insolvent or a debtor in any bankruptcy action, (ii) defaults under its lease beyond any applicable grace, notice or cure periods, (iii) terminates its respective lease or gives notice to terminate its respective lease or (iv) fails to renew or extend the term of its lease on terms and conditions acceptable to the lender and in accordance with the terms of this Lennar Corporate Center Mortgage Loan documents including, without limitation, terms no less beneficial to the borrower than under the current Lease with such Major Tenant for the related leased space, on or prior to the date that is 12 months prior to the date on which such lease is scheduled to terminate and (B) (1) (a) TI/LC funds then on reserve in the TI/LC account equal less than $35.00 per square foot (after taking into account any amounts earmarked for tenant improvements and/or leasing commissions that are then pending) for the related lease that is not being renewed and (b) the borrower fails to deposit $35.00 per square foot of the space not being renewed and (B)(2) the amortizing debt service coverage ratio at the Lennar Corporate Center Property, exclusive of any rents or reimbursements for the lease that is not being renewed, is less than 1.25x.

Such Major Tenant Event Period shall terminate: with regard to clause (i), upon the lender’s receipt of evidence in form and substance reasonably satisfactory to the lender that the related lease has been irrevocably assumed by the related tenant in such proceeding (ii), upon the related tenant curing such default; with regard to clause (iii), the date on which the lender receives evidence in form and substance reasonably satisfactory to the lender that, as applicable, the related tenant has rescinded its notice of termination in writing and the lease is then in full force and effect or a Major Tenant Re-Tenanting event has occurred (and, in each case, provided no other Major Tenant Event Period then exists); with regard to clauses (i), (ii), (iii), (iv) and (v), a Major Tenant Re-Tenanting Event has occurred.

A “Major Tenant Re-Tenanting Event” means that that Lender has received satisfactory evidence that the applicable Major Tenant space (either in full or, so long the debt service coverage ratio is equal to or greater than 1.25x (exclusive of the rent from the applicable Major Tenant’s lease causing the applicable Major Tenant Event Period) in part) has been leased to one or more satisfactory replacement Major Tenants, each pursuant to a satisfactory replacement lease for a term of at least five years (provided, however, that on one occasion only, the lender will accept a satisfactory replacement lease for a term of less than five years) in connection with a Major Tenant Re-Tenanting Event), for at least 85% of the then current market rents and otherwise on terms and conditions acceptable to the lender and in Lennar Corporate Center Mortgage Loan documents, that each such Major Tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease, and that all tenant improvement costs and leasing commissions provided in each such replacement Major Tenant Lease have been paid, such evidence to include, without limitation, a reasonably satisfactory estoppel certificate from each such replacement Major Tenant affirming the foregoing.

Property Management. The Lennar Corporate Center Property is managed by Continental Real Estate Companies Commercial Properties Corp. (“CREC”). CREC is a full service third-party management firm with a 25-year history in south Florida. CREC has managed the Property since Colony’s acquisition of the asset in 2007. CREC is a leading independent real estate firm in Florida. CREC currently manages a portfolio of over 100 properties totaling more than 13 million square feet across all asset classes.

Assumption. Commencing on October 5, 2018, the borrower has the right to transfer the Lennar Corporate Center Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the Lennar Corporate Center companion loans.

Free Release. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lennar Corporate Center Property. The loan documents also require business interruption insurance for a period of at least 18 months that covers loss or damage by terrorist acts; provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Wells Fargo Commercial Mortgage Trust 2017-C42	Transaction Contact Information

C.	Transaction Contact Information

Questions regarding this Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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